_______________________________________________________________________________

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                       _________________________

              INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                 OF THE SECURITIES EXCHANGE ACT OF 1934

/X/  Filed by the Registrant
/ /  Filed by a Party other than the Registrant

Check the appropriate box:
/ /  Preliminary Information Statement


/X/  Definitive Information Statement

                            AMACAN RESOURCES
                              CORPORATION
               -----------------------------------------
            (Name of Registrant as Specified in its Charter)

                      AMACAN RESOURCES CORPORATION
               -----------------------------------------
            (Name of Person(s) Filing Information Statement)

Payment of Filing Fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14c-5(g).
/X/  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        (i) Common Stock, par value $.25 per share, of Amacan
        Resources Corporation ("Amacan Common Stock"); (ii) Common Stock, par value $.01 per share, of Spire Technologies, Inc. ("Spire Common Stock"); and (iii) Common Stock, no par value, of Spire Technologies Systems Division, Inc. ("Spire Systems Common Stock")

    (2) Aggregate number of securities to which transaction applies:
        (i) 3,501,883 shares of Amacan Common Stock; (ii) 87,386 shares of Spire Common Stock; and (iii) 100,000 shares of Spire Systems Common Stock

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The only property to be distributed to security holders in the transaction will be 3,501,883 shares of Amacan Common Stock. Pursuant to Exchange Act Rule 0-11(c)(1)(i), the value of these shares is based upon the market value of the securities to be received by the acquiring person, in this case 87,386 shares of Spire Common Stock and 100,000 shares of Spire Systems Common Stock. Pursuant to Exchange Act Rule 0-11(a)(4), the value of these shares, which have no market, is $7.9189 per share of Spire Common Stock and $.8963 per share of Spire Systems Common Stock.

    (4) Proposed maximum aggregate value of transaction:  $781,631.

    (5) Total fee paid:  $156.33.


/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: $156.33
    (2) Form, Schedule or Registration Statement No.: Preliminary Information Statement on Schedule 14C
    (3) Filing Party: Amacan Resources Corporation
    (4) Date Filed: February 5, 1996

_____________________________________________________________________________

                        AMACAN RESOURCES CORPORATION

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON APRIL 18, 1996



To the Stockholders of Amacan Resources Corporation:


      NOTICE IS HEREBY GIVEN THAT a Special Meeting of Stockholders (the "Special Meeting") of Amacan Resources Corporation, a Utah corporation (the "Company"), will be held at the law offices of Kimball, Parr, Waddoups, Brown & Gee, 185 South State Street, Suite 1300, Salt Lake City, Utah, on April 18, 1996 at 10:00 a.m., (local time) for the following purposes:

          1. To consider and act upon a proposal to approve, authorize and adopt (a) the Agreement and Plan of Reorganization (the ""Exchange Agreement") among the Company, Spire Technologies, Inc., a Utah corporation ("Spire"), Spire Technologies Systems Division, Inc., a Utah corporation ("Spire Systems") and the holders of the capital stock of Spire and Spire Systems (collectively, the "Spire Stockholders") and (b) all of the related transactions contemplated by the Exchange Agreement (the "Share Exchange"), including, among other things: (i) The acquisition by the Company of all of the issued and outstanding shares of the capital stock of Spire and Spire Systems in exchange for the issuance by the Company of an aggregate of 3,501,883 shares of the common stock, par value $0.25 per share, of the Company ("American Common Stock") to the Spire Stockholders; (ii) a one-for-seven reverse split of the shares of Amacan Common Stock issued and outstanding at the effective time (the "Effective Time") of the Share Exchange; (iii) amendment of the Articles of Incorporation of the Company to change the name of the Company to Spire International Corp.; (iv) adoption of the the Amacan Resources Corporation Stock Incentive Plan (the "Amacan Option Plan"); (v) substitution of options to purchase shares of the common stock, par value $.01 per share, of Spire issued pursuant to the Spire 1995 Stock Option and Award Plan; and (vi) the resignation, subsequent to the Effective Time, of the Company's current officers and directors, and the appointment of replacement officers and directors by the Spire Stockholders (provided, however, that, as permitted under the Exchange Agreement, the Company's Board has designated Sherman H.
     Smith, a financial advisor to the Company, to serve as a director of the Company subsequent to the closing of the Share Exchange).

          2. To tranact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     The Share Exchange and other related matters are more fully described in the accompanying information Statement, and a copy of the Exchange Agreement is attached thereto as Exhibit A.

     The Board of Directors of the Company has fixed the close of business on February 27, 1996 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. Accordingly, only stockholders of record of the Company at the close of business on that date will be entitled to vote at the Special Meeting.

     All stockholders are cordially invited to attend the Special Meeting.


                                       By Order of the Board of Directors,


                                       LAMAR H. HOLLEY
                                       Secretary

Salt Lake City, Utah
March 28, 1996

_____________________________________________________________________________

                       AMACAN RESOURCES CORPORATION
                      1399 SOUTH SEVENTH EAST, NO. 9
                        SALT LAKE CITY, UTAH 84105

                       ____________________________

                          INFORMATION STATEMENT
                       ____________________________

             SPECIAL MEETING OF STOCKHOLDERS -- APRIL 18, 1996


                    This Information Statement is being furnished by Amacan Resources Corporation, a Utah corporation (the "Company" or "Amacan"), to the holders of the Company's common stock, par value $.25 per share (the "Amacan Common Stock"), in connection with a Special Meeting of Stockholders of the Company (the "Special Meeting") to be held at the offices of Kimball, Parr, Waddoups, Brown & Gee, 185 South State Street, Suite 1300, Salt Lake City, Utah 84111, on April 18, 1996 at 10:00 a.m., local time. At the Special Meeting, stockholders of the Company will consider and act upon a proposal to approve, authorize and adopt an Agreement and Plan of Reorganization dated January 23, 1996, (the "Exchange Agreement") by and among the Company, Spire Technologies, Inc., a Utah corporation ("Spire"), Spire Technologies Systems Division, Inc., a Utah corporation ("Spire Systems," and collectively with Spire, the "Spire Companies"), and the holders of the capital stock of the Spire Companies (collectively, the "Spire Stockholders") and the related transactions contemplated by the Exchange Agreement (the "Share Exchange"). Subject to stockholder approval, the Exchange Agreement provides for, among other things: (a) the acquisition by the Company of all of the issued and outstanding shares of the capital stock of Spire and Spire Systems in exchange for the issuance by the Company of an aggregate of 3,501,883 shares of Amacan Common Stock to the Spire Stockholders; (b) a one-for-seven reverse split of the shares of Amacan Common Stock issued and outstanding at the effective time (the "Effective Time") of the Share Exchange (the shares of Amacan Common Stock to be issued to the Spire Stockholders will not be subject to the reverse split of the Amacan Common Stock); (c) amendment of the Company's Articles of Incorporation to change the Company's name to Spire International Corp.; (d) adoption of the Amacan Resources Corporation Stock Incentive Plan (the "Amacan Option Plan"); (e) substitution of options to purchase shares of Amacan Common Stock under the Amacan Option Plan for outstanding options to purchase shares of the common stock, par value $.01 per share, of Spire (the "Spire Common Stock") issued pursuant to the Spire 1995 Stock Option and Award Plan (the "Spire Option Plan"); and (f) the resignation, subsequent to the Effective Time, of the Company's current officers and directors, and the appointment of replacement officers and directors designated by the Spire Stockholders (provided, however, that, as permitted under the Exchange Agreement, the Company's Board of Directors has designated Sherman H. Smith, a financial advisor to the Company, to serve as a director of the Company subsequent to the closing of the Share Exchange). Immediately following the consummation of the Share Exchange, if consummated, the shares of Amacan Common Stock owned by the current stockholders of the Company will represent approximately 10% of the then issued and outstanding shares of Amacan Common Stock.


                    The Share Exchange and other related matters are more fully described herein, and a copy of the Exchange Agreement is attached hereto as Exhibit A. The Share Exchange is a complex transaction. Stockholders of the Company should consider carefully the matters discussed in this Information Statement. In addition to being furnished to holders of Amacan Common Stock, this Information Statement may also be furnished to the Spire Companies and the Spire Stockholders to provide them relevant information in connection with any required actions or consents on the part of the Spire Stockholders or the Spire Companies to be delivered pursuant to the Share Exchange.

          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                             SEND US A PROXY.

                    OTHER THAN DULY AUTHORIZED OFFICERS OF THE COMPANY, NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS INFORMATION STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF, OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            _____________________

      THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A
        SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY.
                            _____________________

            The date of this Information Statement is March 28, 1996

TABLE OF CONTENTS

                                                               Page
                                                             -------

SUMMARY OF INFORMATION STATEMENT  . . . . . . . . . . . . . . .  1

INTRODUCTION . . . .. . . . . . . . . . . . . . . . . . . . . . 11
                    General.  . . . . . . . . . . . . . . . . . 11
                    Record Date.  . . . . . . . . . . . . . . . 13
                    Vote Required . . . . . . . . . . . . . . . 13

THE SHARE EXCHANGE  . . . . . . . . . . . . . . . . . . . . . .  14
                    Exchange of Shares  . . . . . . . . . . . . 14
                    Background of the Share Exchange  . . . . . 14
                    Reasons for the Share Exchange  . . . . . . 15
                    Recommendation of the Board of Directors . 16 Interests of Certain Persons in the Share
                      Exchange  . . . . . . . . . . . . . . . . 16
                    Principal Effects of the Share Exchange . . 17
                    Expenses of the Share Exchange  . . . . . . 18
                    Closing and Closing Date  . . . . . . . . . 18
                    Reverse Split of Amacan Common Stock . . . 18 Management of the Company's
                      Business After the Share Exchange . . . . 18
                    Accounting Treatment. . . . . . . . . . . . 19
                    Dissenters' Rights. . . . . . . . . . . . . 19
                    Federal Income Tax Consequences . . . . . . 19

THE EXCHANGE AGREEMENT  . . . . . . . . . . . . . . . . . . . . 21
                    Effective Date and Time of the
                      Share Exchange . . . . . . . . . . . . .  21
                    Representations and Warranties . . . . . .  21
                    Conditions to the Share Exchange . . . . .  21
                    Certain Covenants. . . . . . . . . . . . .  22
                    Stock Option Plans . . . . . . . . . . . .  22
                    Termination. . . . . . . . . . . . . . . .  22

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . .  23

AMACAN COMMON STOCK AND DIVIDEND POLICY. . . . . . . . . . . .  26

SPIRE AND SPIRE SYSTEMS COMMON STOCK AND DIVIDEND POLICY . . .  26

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS. .  27

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF THE COMPANY . . . . . . . . . .  32

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF THE SPIRE COMPANIES . . . . . .  32

BUSINESS OF THE COMPANY. . . . . . . . . . . . . . . . . . . .  37
                    General. . . . . . . . . . . . . . . . . .  37
                    Competition and Markets. . . . . . . . . .  37
                    Regulation . . . . . . . . . . . . . . . .  37
                    Operating Risks; Insurance . . . . . . . .  38
                    Properties . . . . . . . . . . . . . . . .  38

BUSINESS OF THE SPIRE COMPANIES. . . . . . . . . . . . . . . .  41
                    Background . . . . . . . . . . . . . . . .  41
                    Products . . . . . . . . . . . . . . . . .  41
                    Sales and Distribution . . . . . . . . . .  44
                    Competition. . . . . . . . . . . . . . . .  45
                    Materials. . . . . . . . . . . . . . . . .  45
                    Significant Customers. . . . . . . . . . .  45
                    Patents. . . . . . . . . . . . . . . . . .  45
                    Research and Engineering . . . . . . . . .  45
                    Employees. . . . . . . . . . . . . . . . .  45
                    Property . . . . . . . . . . . . . . . . .  46
                    Proprietary Marks. . . . . . . . . . . . .  46

MANAGEMENT OF THE COMPANY. . . . . . . . . . . . . . . . . . .  47

MANAGEMENT OF THE SPIRE COMPANIES. . . . . . . . . . . . . . .  49

VOTING SECURITIES OF THE COMPANY
  AND PRINCIPAL HOLDERS THEREOF. . . . . . . . . . . . . . . .  50

VOTING SECURITIES OF THE SPIRE COMPANIES
  AND PRINCIPAL HOLDERS THEREOF. . . . . . . . . . . . . . . .  51

DESCRIPTION OF THE COMPANY'S CAPITAL STOCK . . . . . . . . . .  52

DESCRIPTION OF THE CAPITAL STOCK OF THE SPIRE COMPANIES. . . .  53

ADOPTION OF AMACAN OPTION PLAN . . . . . . . . . . . . . . . .  55
                    General. . . . . . . . . . . . . . . . . .  55
                    Description of the Amacan Option Plan. . .  55
                    Federal Income Tax Consequences. . . . . .  57
                    Approval of Amacan Option Plan . . . . . .  59
                    Certain Interests of Directors . . . . . .  59

PRINCIPAL ACCOUNTANTS. . . . . . . . . . . . . . . . . . . . .  60

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . .  60

OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . .  60


EXHIBITS TO INFORMATION STATEMENT

Exhibit A       Agreement and Plan of Reorganization

Exhibit B       Consolidated Financial Statements of the Company

Exhibit C       Combined Financial Statements of the Spire Companies

                        SUMMARY OF INFORMATION STATEMENT

                    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS INFORMATION STATEMENT. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS INFORMATION STATEMENT AND THE EXHIBITS ATTACHED HERETO. CROSS-REFERENCES IN THIS SUMMARY ARE TO CAPTIONS IN THIS INFORMATION STATEMENT. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ AND CAREFULLY CONSIDER THIS INFORMATION STATEMENT IN ITS ENTIRETY, PARTICULARLY THE MATTERS DISCUSSED IN THE SECTION ENTITLED "RISK FACTORS."

THE SPECIAL MEETING


                    PURPOSE, TIME, DATE AND PLACE. A Special Meeting of Stockholders (the "Special Meeting") of Amacan Resources Corporation, a Utah corporation (the "Company" or "Amacan"), will be held at the offices of Kimball, Parr, Waddoups, Brown & Gee, 185 South State Street, Suite 1300, Salt Lake City, Utah 84111, on April 18, 1996 at 10:00 a.m., local time, to consider and act upon a proposal to approve, authorize and adopt an Agreement and Plan of Reorganization dated January 23, 1996 (the "Exchange Agreement") by and among the Company, Spire Technologies, Inc., a Utah corporation ("Spire"), Spire Technologies Systems Division, Inc., a Utah corporation ("Spire Systems," and collectively with Spire, the "Spire Companies"), and the holders of the capital stock of the Spire Companies (collectively, the "Spire Stockholders"), and the related transactions contemplated by the Exchange Agreement (the "Share Exchange").


                    RECORD DATE; VOTE REQUIRED. The Board of Directors of the Company has fixed the close of business on February 27, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting. Only stockholders of record on the Record Date will be entitled to vote at the Special Meeting or any adjournments or postponements thereof. On the Record Date, 2,723,714 shares of the common stock of the Company, par value $.25 per share, (the"Amacan Common Stock"), held by approximately 387 holders of record, were issued and outstanding and entitled to vote.

                    The presence of a majority of the outstanding shares of Amacan Common Stock entitled to vote at the Special Meeting is required for a quorum at the Special Meeting. Abstentions will be counted as represented for purposes of the determination of a quorum. Approval of the Exchange Agreement and the Share Exchange requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Amacan Common Stock entitled to vote at the Special Meeting. Accordingly, abstentions will have the effect of a vote cast against the Exchange Agreement and the Share Exchange. Holders of Amacan Common Stock are entitled to one vote at the Special Meeting for each share of Amacan Common Stock held of record on the Record Date. See "INTRODUCTION -- Vote Required" and "VOTING SECURITIES OF THE COMPANY AND PRINCIPAL HOLDERS THEREOF."

THE SHARE EXCHANGE

                    GENERAL. The Exchange Agreement provides for the acquisition by the Company of all of the issued and outstanding shares of the capital stock of the Spire Companies in exchange for 3,501,883 shares of Amacan Common Stock. The shares of Amacan Common Stock to be issued to the Spire Stockholders will not be subject to the one-for-seven reverse split of the Amacan Common Stock described in the following paragraph. If the Share Exchange is consummated, Spire and Spire Systems will become wholly-owned subsidiaries of the Company and the Spire Stockholders will acquire approximately 90% of the shares of Amacan Common Stock issued and outstanding after the Share Exchange.

                    EXCHANGE OF SHARES. Subject to the approval of the stockholders of the Company, the Exchange Agreement contemplates that the Company will acquire the Spire Companies through the exchange of all of the issued and outstanding shares of the capital stock of the Spire Companies for 3,501,883 shares of Amacan Common Stock to be issued to the Spire Stockholders. The Exchange Agreement provides that at the effective time of the Share Exchange (the "Effective Time") (i) the Company will effect a one-for-seven reverse split of the Amacan Common Stock pursuant to which each issued and outstanding share of Amacan Common Stock will be reverse split and converted into one-seventh (.142857) of a share of Amacan Common Stock (the shares of Amacan Common Stock to be issued to the Spire Stockholders will not be subject to the reverse split of the Amacan Common Stock), (ii) each issued and outstanding share of the common stock, par value $.01 per share, of Spire (the "Spire Common Stock") will be exchanged for 35.4786 shares of Amacan Common Stock, and (iii) each issued and outstanding share of the common stock, no par value, of Spire Systems (the "Spire Systems Common Stock") will be exchanged for 4.0155 shares of Amacan Common Stock; provided, however, that no fractional shares of Amacan Common Stock will be issued in connection with the Share Exchange. If any holder of Spire Common Stock or Spire Systems Common Stock would otherwise be entitled to a fractional share of Amacan Common Stock on exchange of such shares, the Company will round the number of shares of Amacan Common Stock to be issued to such holder to the nearest whole share. There will be no cash payments in lieu of fractional shares. See "THE SHARE EXCHANGE -- Exchange of Shares" and " -- Reverse Split of Amacan Common Stock."

                    RECOMMENDATION OF THE BOARD OF DIRECTORS. The Company's Board of Directors has unanimously determined that the Exchange Agreement and the Share Exchange are fair to, and in the best interests of, the Company and its stockholders, and has therefore unanimously approved the Exchange Agreement and the Share Exchange. The primary factors considered and relied upon by the Company's Board of Directors in reaching its recommendation are referred to in "THE SHARE EXCHANGE -- Reasons for the Share Exchange." THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR APPROVAL OF THE EXCHANGE AGREEMENT AND THE SHARE EXCHANGE. See "THE SHARE EXCHANGE -- Recommendation of the Board of Directors."

                    The recommendation of the Company's Board of Directors to its stockholders should not be considered a recommendation to any person other than the stockholders of the Company. In particular, this recommendation should not be considered advice to the Spire Stockholders.

                    INTERESTS OF CERTAIN PERSONS IN THE SHARE EXCHANGE. A member of the Company's Board of Directors may be deemed to have an interest in the Share Exchange in addition to his interest as a stockholder of Amacan generally. This interest consists of acceleration of deferred compensation payments payable to the director of the Company. See "THE SHARE EXCHANGE --Interests of Certain Persons in the Share Exchange."

                    CLOSING AND CLOSING DATE. The closing of the Share Exchange (the "Closing") is anticipated to occur on or before April 30, 1996, or on such other date as the Company, Spire, Spire Systems and the Spire Stockholders shall agree, provided all conditions to the obligations of the parties to consummate the Share Exchange have been satisfied or waived. See "THE SHARE EXCHANGE -- Closing and Closing Date" and "THE EXCHANGE AGREEMENT -- Effective Date and Time of the Share Exchange" and " -- Conditions to the Share Exchange." The date on which the Closing occurs is hereinafter referred to as the "Closing Date." The filing of Articles of Share Exchange setting forth the terms and conditions of the Share Exchange (the "Articles of Exchange") with the Utah Division of Corporations and Commercial Code (the "Division of Corporations") is expected to be made as soon as practicable after the approval of the Exchange Agreement and the Share Exchange by the Company's stockholders at the Special Meeting and the receipt of all required consents and approvals.

                    MANAGEMENT OF THE COMPANY'S BUSINESS AFTER THE SHARE EXCHANGE. Following consummation of the Share Exchange, the Spire Companies will continue, as wholly-owned subsidiaries of the Company, their respective business operations. The current directors of the Company will resign and will appoint four individuals designated by the Spire Stockholders and one individual designated by the current Board of Directors to serve as members of the Company's Board of Directors with terms expiring at the Company's 1996 annual meeting of stockholders. The Board of Directors has designated Sherman H. Smith, a financial advisor to the Company, to serve as a director of the Company. See "MANAGEMENT OF THE COMPANY." The current officers of the Company will also resign and, upon their election, the new directors of the Company will appoint persons to serve as officers of the Company in accordance with the procedures outlined in the Utah Revised Business Corporations Act (the "Utah Act") and the Company's Articles of Incorporation and Bylaws. The Company anticipates that certain of the current officers of the Spire Companies will be appointed to serve as officers of the Company following consummation of the Share Exchange. See "THE SHARE EXCHANGE -- Management of the Company's Business after the Share Exchange" and "MANAGEMENT OF THE SPIRE COMPANIES."

                    ACCOUNTING TREATMENT. The Share Exchange will be accounted for under the "purchase" method of accounting, in accordance with generally accepted accounting principles. Due to the acquisition by the Spire Stock- holders of approximately 90% of the Amacan Common Stock in the Share Exchange, the Share Exchange will be treated for accounting purposes as a "reverse merger" wherein the Spire Companies will be treated as the acquiring company. See "THE SHARE EXCHANGE -- Accounting Treatment."

                    DISSENTERS' RIGHTS. Holders of shares of the Amacan Common Stock are not entitled to exercise dissenters' rights under the Utah Act in connection with the Share Exchange. Holders of the capital stock of the Spire Companies are entitled to exercise dissenters' rights under the Utah Act in connection with the Share Exchange, but have agreed not to exercise such rights. See "THE SHARE EXCHANGE -- Dissenters' Rights."

                    FEDERAL INCOME TAX CONSEQUENCES. The Share Exchange is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
Holders of Amacan Common Stock will not receive cash or stock in the Share Exchange and should not recognize gain or loss in connection therewith, nor should the holders of Amacan Common Stock recognize gain or loss as a result of the reverse split of the outstanding shares of Amacan Common Stock as contemplated by the Exchange Agreement. Assuming the Share Exchange qualifies as a reorganization under the Code, holders of shares of the Spire Common Stock and the Spire Systems Common Stock generally should not recognize gain or loss upon their receipt of shares of Amacan Common Stock in the Share Exchange. The aggregate tax basis of shares of Amacan Common Stock received in the Share Exchange should be the same as the aggregate tax basis of the shares of Spire Common Stock or Spire Systems Common Stock to be exchanged therefor, and the tax holding period of shares of Amacan Common Stock received in the Share Exchange should generally include the period during which shares of Spire Common Stock or Spire Systems Common Stock were held prior to the Share Exchange. The Spire Companies will continue to hold their assets with the same tax basis for those assets that existed before the Share Exchange. The Company will obtain a tax basis in the shares of the Spire Common Stock and the Spire Systems Common Stock equal to the tax basis in those shares that the Spire Stockholders had at the time of the Exchange. The Company and the Spire Companies will be eligible to file their federal income tax returns on a consolidated basis with the Company as the common parent. The Company may, however, be limited in its ability to offset certain losses and tax credits from periods prior to the Share Exchange against Company income recognized in periods subsequent to the Share Exchange. STOCKHOLDERS OF THE COMPANY, SPIRE AND SPIRE SYSTEMS ARE ENCOURAGED TO CONSULT WITH THEIR OWN TAX ADVISORS IN DETERMINING ANY FEDERAL, STATE OR LOCAL TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN. See "THE SHARE EXCHANGE -- Federal Income Tax Consequences."

THE EXCHANGE AGREEMENT

                    EFFECTIVE DATE AND TIME OF THE SHARE EXCHANGE. The Share Exchange will become effective upon confirmation of the filing of Articles of Exchange with the Division of Corporations. The Articles of Exchange are expected to be filed as soon as practicable after the satisfaction or waiver of each of the conditions to consummation of the Share Exchange, which is expected to occur as soon as practicable following receipt of stockholder approval at the Special Meeting. See "THE EXCHANGE AGREEMENT -- Conditions to the Share Exchange" and " -- Termination."

                    CONDITIONS TO THE SHARE EXCHANGE. The obligations of the Company and the Spire Companies to consummate the Share Exchange are subject to the satisfaction or waiver of various conditions, including: (i) approval and adoption of the Exchange Agreement and the Share Exchange by the stockholders of the Company and the Spire Companies; (ii) confirmation that none of the stockholders of the Spire Companies has elected to exercise dissenters' rights under the Utah Act; (iii) receipt by the Company and the Spire Companies of legal opinions from counsel to the other party in form and substance customary for transactions such as the Share Exchange; and (iv) other customary closing conditions, including, without limitation, the truthfulness and accuracy of the parties' respective representations and warranties, the absence of any material adverse change in the business condition of the respective parties, the confirmation that the consummation of the Share Exchange and the transactions contemplated thereby will not violate any law or regulation and will not result in the creation of any lien or encumbrance on the respective properties of the Company, Spire and Spire Systems, the receipt of all material third-party consents and approvals, and the absence of any litigation which would have a material adverse effect on the business condition of the respective parties. See "THE EXCHANGE AGREEMENT -- Conditions to the Share Exchange."

                    REPRESENTATIONS AND WARRANTIES. Under the Exchange Agreement, the Company, the Spire Companies and the Spire Stockholders made a number of representations concerning their respective capital structures, operations, financial conditions, assets and properties (including intellectual properties), environmental matters, compliance with laws and other matters. See "THE EXCHANGE AGREEMENT -- Representations and Warranties."

                    CERTAIN COVENANTS. Under the Exchange Agreement, the Company and the Spire Companies have agreed to carry on their respective businesses in the same manner as conducted prior to the execution of the Exchange Agreement, to maintain existing or comparable insurance coverages, to perform their respective obligations under material contracts, leases and instruments relating to their respective business conditions and not to take certain actions (including changing their articles of incorporation or bylaws, paying dividends, entering into material transactions, modifying management compensation, incurring indebtedness, selling or disposing of certain assets and similar actions) without the prior written approval of the other parties. The Company and the Spire Companies have also agreed to take other customary actions to facilitate the consummation of the Share Exchange.
 See "THE EXCHANGE AGREEMENT -- Certain Covenants."

                    TERMINATION. The Exchange Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company, (i) by mutual agreement of the Company, Spire and Spire Systems; (ii) by the Company, Spire or Spire Systems, if the Share Exchange shall not have been consummated on or before April 15, 1996 or such later date as approved by the Company, Spire and Spire Systems (provided, however, that the Company and the Spire Companies have agreed to extend such termination date until April 30, 1996); (iii) by the Company if Spire or Spire Systems shall fail to comply in any material respect with any covenant or agreement contained in the Exchange Agreement or if any of the representations or warranties of Spire or Spire Systems shall be inaccurate in any material respect; and (iv) by Spire and Spire Systems if the Company shall fail to comply in any material respect with any covenant or agreement contained in the Exchange Agreement or if any of the representations or warranties of the Company shall be inaccurate in any material respect. See "THE EXCHANGE AGREEMENT -- Conditions to the Share Exchange," " -- Termination" and " -- Expenses of the Share Exchange."

                    EXPENSES OF THE SHARE EXCHANGE. Except as described below, whether or not the Share Exchange is consummated, the fees, costs and expenses incurred by the Company, Spire and Spire Systems in connection with the Exchange Agreement and the consummation or attempted consummation of the Share Exchange, including fees and expenses of legal counsel, will be borne by the party incurring such fees, costs or expenses. In the event, however, that the Exchange Agreement is terminated as a result of a party's failure to comply in any material respect with the covenants or agreements contained in the Exchange Agreement or as a result of a materially inaccurate representation or warranty made by a party, the party causing such termination shall bear the fees, costs and expenses incurred by the other party or parties. See "THE EXCHANGE AGREEMENT --Conditions to the Share Exchange," " -- Termination" and " -- Expenses of the Share Exchange."

                    STOCK OPTION PLANS. Under the Share Exchange, the Company will substitute options ("Substitute Options") to purchase shares of Amacan Common Stock for each outstanding employee stock option to purchase shares of Spire Common Stock issued pursuant to the Spire Option Plan (a "Spire Option") and will reserve for issuance upon the exercise of such Substitute Options not less than 650,000 shares of Amacan Common Stock. Each Substitute Option will continue to be outstanding on the same terms and conditions as a Spire Option, except that the number of shares of Amacan Common Stock to be received upon its exercise and the exercise price will be adjusted in accordance with the exchange ratio for the Spire Common Stock set forth in the Exchange Agreement. To facilitate the substitution of the Substitute Options, among other reasons, the Board has approved, and will submit to the stockholders of the Company for approval at the Special Meeting, the Amacan Resources Corporation Stock Incentive Plan (the "Amacan Option Plan"). If the Share Exchange and the adoption of the Amacan Option Plan are approved by the stockholders of the Company at the Special Meeting, the Company will exchange the Substitute Options for the Spire Options, and the holders of the Substitute Options will participate in the Amacan Option Plan. See "THE EXCHANGE AGREEMENT -- Stock Option Plans" and "ADOPTION OF AMACAN OPTION PLAN."

RISK FACTORS

                    In considering whether to vote for the approval and adoption of the Exchange Agreement and the Share Exchange, holders of the Amacan Common Stock should carefully consider all of the information contained in this Information Statement and, in particular, the information set forth in the section entitled "RISK FACTORS."

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

                    AMACAN HISTORICAL FINANCIAL INFORMATION. The following table sets forth selected consolidated financial information with respect to the Company for the periods indicated. This information should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY" and the Consolidated Financial Statements and related Notes of the Company attached hereto as Exhibit B.
The selected financial information as of April 30, 1995, and for the year then ended, has been derived from consolidated financial statements which have been audited by Tanner + Co., certified public accountants, whose report with respect to such financial statements appears elsewhere herein. The selected financial information as of April 30, 1994, and for the year then ended, has been derived from consolidated financial statements which have been audited by KPMG Peat Marwick LLP, independent auditors, whose report with respect to such financial information appears elsewhere herein. The selected financial information as of January 31, 1996, and for the nine-month period then ended, has been derived from unaudited consolidated financial statements which, in the opinion of the Company's management, reflect all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the results of such interim period. Results of operations for the interim period are not necessarily indicative of results which may be expected for any other interim or annual period.

                                      NINE MONTHS
                                         ENDED      Year Ended April 30,
                                       JANUARY 31,  -------------------
                                          1996        1995       1994
                                       ----------   --------   --------
STATEMENTS OF OPERATIONS:
   Oil and gas revenues . . . . . . .  $108,850     $187,533   $188,422
   Loss from operations . . . . . . .   (71,732)      (4,416)   (59,677)
   Other income . . . . . . . . . . .    17,434       (5,767)     8,841
   Net loss . . . . . . . . . . . . .   (55,201)     (11,382)   (51,816)
   Loss per common share(1) . . . . .     (0.02)        0.00      (0.02)

BALANCE SHEET DATA:
   Total assets . . . . . . . . . . .  $748,136     $790,753   $829,179
   Long-term obligations(2) . . . . .    15,150       38,210     68,382
   Net stockholders' equity . . . . .   654,402      709,603    720,985
   Cash Dividends . . . . . . . . . .        --           --         --

--------------------
(1) The loss per common share amounts are based upon the weighted average number of shares of Amacan Common Stock outstanding (2,723,714 shares outstanding at January 31, 1996, April 30, 1995 and April 30, 1994).

(2) Consists of deferred compensation payable to the Company's immediate past-president. See "THE SHARE EXCHANGE -- Interests of Certain Persons in the Share Exchange."

                    SPIRE COMPANIES HISTORICAL FINANCIAL INFORMATION. The following table sets forth selected combined financial information with respect to the Spire Companies for the periods indicated. This information should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE SPIRE COMPANIES" and the Combined Financial Statements and related Notes of the Spire Companies attached hereto as Exhibit C. The selected financial information as of April 30, 1995 and 1994, and for the years then ended, has been derived from combined financial statements which have been audited by KPMG Peat Marwick LLP, independent auditors, whose report with respect to such financial information appears elsewhere herein. The selected financial information as of January 31, 1996, and for the nine-month period then ended, has been derived from unaudited combined financial statements which, in the opinion of Spire management, reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the results of such interim period. Results of operations for the interim period are not necessarily indicative of results which may be expected for any other interim or annual period.

                                            NINE MONTHS
                                              ENDED      Year Ended April 30,
                                            JANUARY 31,  -------------------
                                               1996        1995        1994
                                           -----------  ----------  ----------
STATEMENTS OF OPERATIONS:
   Revenues
      Software licenses and maintenance. .  $6,018,605  $5,356,572  $3,136,919
      Hardware sales and service . . . . .   4,553,858   4,318,111   2,906,492
                                            ----------  ----------  ----------
         Total revenues. . . . . . . . . .  $10,572,463 $9,674,683  $6,043,411

   Income from operations. . . . . . . . .      602,422    133,527      43,869
   Income before taxes . . . . . . . . . .      609,378    145,223      27,164
   Net income. . . . . . . . . . . . . . .      371,685     98,735      18,233
   Net income per common share(1). . . . .         2.03       0.53        0.09

BALANCE SHEET DATA:

   Total assets. . . . . . . . . . . . . .   $4,328,004 $2,815,857  $1,821,325
   Total long-term obligations . . . . . .      263,231    228,185     313,886
   Total stockholders' equity. . . . . . .      904,629    423,294     324,559
   Cash Dividends. . . . . . . . . . . . .           --         --          --

--------------------
(1) The net income per common share amounts are based upon the weighted average number of shares of Spire Common Stock and Spire Systems Common Stock outstanding (183,461 shares, 183,000 shares and 190,499 shares outstanding at January 31, 1996, April 30, 1995 and April 30, 1994, respectively).

                    UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION. The following unaudited pro forma condensed combined financial information of the Company has been derived from, or prepared on a basis consistent with, the Consolidated Financial Statements and related Notes of the Company and the Combined Financial Statements and related Notes of the Spire Companies attached hereto as Exhibits B and C, respectively, and should be read in conjunction with such historical financial statements. The pro forma financial information reflects the adjustments that will result from the Share Exchange as if it had occurred as of the beginning of the periods presented with respect to pro forma statements of operations data and as of the balance sheet date with respect to pro forma balance sheet data. The following pro forma financial information is presented for analysis purposes only and does not purport to indicate the results which actually would have been obtained if the Share Exchange had been effected on the dates indicated, or of the results which may be obtained in the future. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

                                                               NINE MONTHS      YEAR
                                                                 ENDED          ENDED
                                                               JANUARY 31,    APRIL 30,
                                                                  1996          1995
                                                               ----------    ----------
STATEMENTS OF OPERATIONS:
   Revenues
      Software licenses and maintenance . . . . . . . . . . . $ 6,018,605    $5,356,572
      Hardware sales and service. . . . . . . . . . . . . . .   4,553,858     4,318,111
      Oil and gas sales . . . . . . . . . . . . . . . . . . .     108,850       187,533
                                                               ----------    ----------
         Total revenues . . . . . . . . . . . . . . . . . . . $10,681,313    $9,862,216

   Income from operations . . . . . . . . . . . . . . . . . .     558,761       174,617
   Income before taxes. . . . . . . . . . . . . . . . . . . .     583,151       180,546
   Net income . . . . . . . . . . . . . . . . . . . . . . . .     339,984       127,258
   Net income per share . . . . . . . . . . . . . . . . . . .         .09           .04

BALANCE SHEET DATA:

   Total assets . . . . . . . . . . . . . . . . . . . . . . . $ 4,851,927
   Total long-term liabilities. . . . . . . . . . . . . . . .     278,381
   Net stockholders' equity . . . . . . . . . . . . . . . . .   1,334,818


COMPARATIVE PER SHARE DATA

                    The following table sets forth certain historical per share data of Amacan and the Spire Companies and combined per share data on an unaudited pro forma basis, after giving effect to the Share Exchange as contemplated under the Exchange Agreement as adjusted to reflect the recapitalization through the Amacan one-for-seven reverse stock split and the issuance of 3,501,883 shares of Amacan Common Stock in exchange for all issued shares of the capital stock of the Spire Companies. The unaudited pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the Share Exchange been in effect at the beginning of the periods presented and should not be construed as representative of future operations. This data should be read in conjunction with the pro forma condensed combined financial statements and the separate historical financial statements of Amacan and the Spire Companies and notes thereto included elsewhere herein.

                                      Nine months
                                         Ended       Years ended April 30,
                                       January 31,   --------------------
                                          1996        1995          1994
                                         ------      ------        ------
HISTORICAL -- AMACAN
   Net Loss                              $(0.02)      $0.00        $(0.02)
   Book Value                              0.24          --            --

HISTORICAL -- SPIRE COMPANIES

   Net Income                              2.03        0.54          0.10
   Book Value                              4.83          --            --

PRO FORMA COMBINED
   Net Income                              0.09        0.04          0.01
   Book Value                              0.34          --            --

EQUIVALENT PRO FORMA COMBINED
   PER SPIRE COMPANIES SHARE(1)

   Net Income                              1.68        0.75          0.19
   Book Value                              6.35

(1) For purposes of this calculation, an assumed blended exchange rate of
    18.6881 shares of Amacan Common Stock for each outstanding Spire Companies share has been used. The assumed blended exchange rate is calculated using an exchange rate of 35.4786 shares of Amacan Common Stock for each of Spire's 87,386 shares outstanding, and 4.0155 shares of Amacan Common
    Stock for each of Spire Systems' 100,000 shares outstanding.

BUSINESS OF THE COMPANY

                    The Company was incorporated in the State of Utah in May 1969 for the purpose of mineral exploration and development. Since 1974, the Company has been almost exclusively engaged as a participant with others in oil and gas exploration and development. The Company's principal assets are working interests in producing oil and gas wells and options or rights to participate in the drilling of additional wells. The Company presently has an interest in 31 productive oil and gas wells.

BUSINESS OF THE SPIRE COMPANIES

                    Spire, a Utah corporation founded in 1986, and Spire Systems, a Utah corporation founded in 1992, resell Digital Equipment Corporation's ("Digital" or "DEC") network computer systems and components on a value added basis, develop and sell office automation software products, act as "service and value added resellers" and distributors of software developed by third parties and develop and implement client/server solutions for open computing environments. The Spire Companies offer a wide range of desktop, client/server and production systems and related components, peripheral equipment, software and services used in a wide variety of applications, industries and computing environments. The Spire Companies have entered into strategic partner arrangements with Lotus Development Corporation and Novell, Inc., two major application software manufacturers, and DEC, a major hardware manufacturer.

AMACAN COMMON STOCK AND DIVIDEND POLICY

                    The Amacan Common Stock is publicly held and is traded under the symbol "ANRP" in the United States over-the-counter market maintained by the National Association of Securities Dealers, Inc. On January 23, 1996, the last day prior to the public announcement of the proposed Share Exchange, the high and low bid prices for the Amacan Common Stock in the over-the-counter market, as reported by the National Quotation Bureau, Inc., were $.10 and $.03125, respectively. These prices reflect interdealer quotations without retail markup, markdown or commissions and do not necessarily represent actual transactions. As of January 23, 1996, approximately 1,202,500 of the approximately 2,723,714 issued and outstanding shares of Amacan Common Stock were "restricted securities," as that term is defined under Rule 144 ("Rule 144") promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). All of the restricted shares are currently eligible for sale in reliance upon Rule 144, subject to certain volume and resale restrictions.

                    The shares of Amacan Common Stock proposed to be issued in connection with the Share Exchange will not be registered under the Securities Act, and thus will be restricted securities. Restricted securities may not be resold unless they are registered under the Securities Act or sold pursuant to an applicable exemption from registration. Each certificate representing Amacan Common Stock issued in the Share Exchange will bear a legend respecting such restrictions on transfer.

                    The Company has never declared or paid dividends on the Amacan Common Stock. Payment of dividends will be within the discretion of the Company's Board of Directors and will depend, among other factors, on earnings, capital requirements and the operating and financial condition of the Company. At the present time the Company intends to retain any future earnings for use in its business and therefore does not anticipate paying any dividends on Amacan Common Stock in the foreseeable future.

SPIRE AND SPIRE SYSTEMS COMMON STOCK AND DIVIDEND POLICY

                    Shares of the Spire Common Stock and the Spire Systems Common Stock are not publicly traded and no public market exists therefor.
As of January 23, 1996, there were 87,386 shares of Spire Common Stock outstanding, held by six holders of record and 100,000 shares of Spire Systems Common Stock outstanding, held by five holders of record. See "VOTING SECURITIES OF THE SPIRE COMPANIES AND PRINCIPAL HOLDERS THEREOF."
The stockholders of Spire entered into a Stockholders Agreement on January 1, 1989 (the "Spire Stockholders Agreement"), which, among other things, restricts the stockholders' lifetime transfer of shares of Spire Common Stock, provides a right of first refusal to Spire and remaining stockholders to purchase shares of Spire Common Stock from a selling stockholder, and provides for the purchase of the shares of Spire Common Stock held by a stockholder in the event of death of the stockholder and for the funding of such purchase by insurance proceeds. Following the completion of the transactions contemplated by the Exchange Agreement, the

Spire Stockholders Agreement will be terminated. See "DESCRIPTION OF THE CAPITAL STOCK OF THE SPIRE COMPANIES -- Termination of Stockholder Agreement."

                    Dividends are payable on the Spire Common Stock and Spire Systems Common Stock when, as and if declared by the Boards of Directors of Spire and Spire Systems, respectively. The Spire Companies have never declared or paid dividends on the Spire Common Stock or the Spire Systems Common Stock. Upon consummation of the Share Exchange, the Company will become the sole stockholder of the Spire Companies. Any dividends paid by either of the Spire Companies will be paid solely to the Company. Existing holders of the Spire Common Stock and Spire Systems Common Stock will not be entitled to receive dividends or any other distributions from the Spire Companies.

PROPRIETARY MARKS

                    The Spire Companies offer, sell and utilize many third-party products represented by registered or common law trademarks, including the following trademarks. Novell-Registered Trademark-, Wordperfect-Registered Trademark-, UNIX-Registered Trademark-, WP Office-TM- and Groupwise-TM- are trademarks of Novell, Inc. DEC-Registered Trademark-, VMS-Registered Trademark-, OpenVMS-TM-, VAX-Registered Trademark- and Alpha-TM- are trademarks of Digital Equipment Corporation. Microsoft-Registered Trademark-, MS-DOS-Registered Trademark-, DOS-TM-, Windows-Registered Trademark-, Windows NT-Registered Trademark- and Windows 95-TM- are trademarks of Microsoft Corporation. Lotus-Registered Trademark-and Lotus 1-2-3-TM- are trademarks of Lotus Development Corporation. Apple-Registered Trademark-, Macintosh-Registered Trademark- and Mac-Registered Trademark- are registered trademarks of Apple Computer Inc. OS/2-TM- is a trademark of IBM Corporation. Intel-Registered Trademark- is a registered trademark of Intel Corporation. This Information Statement also contains trademarks of other companies.

                        AMACAN RESOURCES CORPORATION
                       1399 SOUTH SEVENTH EAST, NO. 9
                         SALT LAKE CITY, UTAH 84105

                        ____________________________

                            INFORMATION STATEMENT
                        ____________________________


                       SPECIAL MEETING OF STOCKHOLDERS
                               APRIL 18, 1996


                                INTRODUCTION


GENERAL


                    This Information Statement is being furnished by Amacan Resources Corporation, a Utah corporation (the "Company" or "Amacan"), to holders of the Company's common stock, par value $.25 per share (the "Amacan Common Stock"), for use in connection with a Special Meeting of Stockholders of the Company to be held at the offices of Kimball, Parr, Waddoups, Brown & Gee, 185 South State Street, Suite 1300, Salt Lake City, Utah 84111 on April 18, 1996 at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "Special Meeting"). This Information Statement and the attached Notice of Special Meeting are first being mailed to stockholders of the Company on or about March 28, 1996.


                    The purpose of the Special Meeting is to consider and act upon a proposal to approve, authorize and adopt an Agreement and Plan of Reorganization dated January 23, 1996 (the "Exchange Agreement") by and among the Company, Spire Technologies, Inc., a Utah corporation ("Spire"), Spire Technologies Systems Division, Inc., a Utah corporation ("Spire Systems," and collectively with Spire, the "Spire Companies"), and the holders of the capital stock of the Spire Companies (collectively, the "Spire Stockholders"), and the related transactions contemplated by the Exchange Agreement (the "Share Exchange"). Subject to stockholder approval, the Exchange Agreement provides for, among other things: (a) the acquisition by the Company of all of the issued and outstanding shares of the capital stock of Spire and Spire Systems in exchange for the issuance by the Company of an aggregate of 3,501,883 shares of Amacan Common Stock to the Spire Stockholders; (b) a one-for-seven reverse split of the shares of Amacan Common Stock issued and outstanding at the effective time (the "Effective Time") of the Share Exchange (the shares of Amacan Common Stock to be issued to the Spire Stockholders will not be subject to the reverse split of the Amacan Common Stock); (c) amendment of the Company's Articles of Incorporation to change the Company's name to Spire International Corp.; (d) adoption of the Amacan Resources Corporation Stock Incentive Plan (the "Amacan Option Plan"); (e) substitution of options to purchase shares of Amacan Common Stock under the Amacan Option Plan for outstanding options to purchase shares of the common stock, par value $.01 per share, of Spire (the "Spire Common Stock") issued pursuant to the Spire 1995 Stock Option and Award Plan (the "Spire Option Plan"); and (f) the resignation, subsequent to the Effective Time, of the Company's current officers and directors, and the appointment of replacement officers and directors designated by the Spire Stockholders (provided, however, that, as permitted under the Exchange Agreement, the Company's Board of Directors has designated Sherman H. Smith, a financial advisor to the Company, to serve as a director of the Company subsequent to the closing of the Share Exchange). Immediately following the consummation of the Share Exchange, if consummated, the shares of Amacan Common Stock owned by the current stockholders of the Company will represent approximately 10% of the then issued and outstanding shares of Amacan Common Stock.

                    The Share Exchange, if consummated, will materially affect the Company, the Spire Companies and their respective stockholders. Among other effects, consummation of the Share Exchange would result in the following principal advantages to the Company, the Spire Companies or their respective stockholders: (i) the Spire Companies will become wholly-owned subsidiaries of the Company and the operating and financial results of the Company will include the operating and financial results of the Spire
Companies; (ii) the Spire Stockholders will acquire approximately 90% of the shares of Amacan Common Stock which will be outstanding following consummation of the Share Exchange; (iii) the Company's business will no longer be limited to passive participation as a working interest holder in oil and gas wells and will become the business presently conducted by the Spire Companies; (iv) the Company will be positioned to pursue growth opportunities in the expanding and changing information technology industry;
(v) the Company's management will be undertaken by individuals selected by the Spire Stockholders based upon their knowledge and experience in developing, implementing and marketing office automation systems and components; (vi) as compared to the present resources of the Spire Companies, the Company will possess greater access to traditional capital markets and, as determined appropriate by the Company's management, will be in an improved position to raise additional capital to develop the business and products of the Spire Companies; (vii) the Company will substitute options to purchase shares of Amacan Common Stock pursuant to the Amacan Option Plan for each outstanding employee stock option to purchase shares of Spire Common Stock pursuant to the Spire Option Plan; and (viii) the Share Exchange will be structured as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Share Exchange, including the impact of the foregoing effects on the Company, the Spire Companies and their respective stockholders, is more fully described elsewhere in this Information Statement and a copy of the Exchange Agreement is attached hereto as Exhibit A. See "THE SHARE EXCHANGE -- Principal Effects of the Share Exchange," "-- Reasons for the Share Exchange," "-- Recommendation of the Board of Directors" and "-- Management of the Company's Business After the Share Exchange," "THE EXCHANGE AGREEMENT -- Stock Option Plans," "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS" and "BUSINESS OF THE SPIRE COMPANIES."

                    The Share Exchange, if consummated, would result in the following disadvantages to the Company, the Spire Companies or their respective stockholders: (i) the existing holders of Amacan Common Stock will experience immediate and substantial dilution, resulting in a reduction of their collective interest in the Company from 100% of the Amacan Common Stock to approximately 10% of the then issued and outstanding shares of Amacan Common Stock; (ii) negotiation of the terms of the Share Exchange has required significant management resources of the Company and the Spire Companies and consummation of the Share Exchange will require additional management time and resources, which may disrupt the operations of the Company (including the operations presently conducted by the Spire Companies) and may affect its operating results; (iii) the "reverse acquisition" nature of the Share Exchange may limit the Company's ability to offset certain existing tax losses and credits against the post-exchange income of the Company for periods subsequent to the Share Exchange; (iv) under the terms of the Utah Revised Business Corporation Act, the existing stockholders of the Company will not be entitled to exercise dissenters' rights; and (v) the Company will become a minor competitor in the information technology industry, which is high competitive and subject to rapid change, and will be forced to compete with larger information technology companies that possess significantly greater resources and access to capital. Such disadvantages are more fully described elsewhere in the Information Statement. See "THE SHARE EXCHANGE -- Exchange of Shares," " -- Principal Effects of the Share Exchange," "-- Dissenters' Rights" and "-- Federal Income Tax Consequences" and "RISK FACTORS."

                    Stockholders of the Company should consider carefully the matters discussed in this Information Statement. In addition to being furnished to holders of the Amacan Common Stock, this Information Statement may also be furnished to the Spire Companies and the Spire Stockholders to provide them relevant information in connection with any required actions or consents on the part of the Spire Companies and the Spire Stockholders in connection with the Share Exchange. Nonetheless, the recommendations of the Company's Board of Directors to its stockholders hereinafter set forth should not be considered recommendations or advice to the Spire Companies or the Spire Stockholders.

                    THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE EXCHANGE AGREEMENT AND THE SHARE EXCHANGE ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR APPROVAL OF THE EXCHANGE AGREEMENT AND THE SHARE EXCHANGE. The recommendation of the Board of Directors to its stockholders should not be considered a recommendation to any person other than the stockholders of the Company. In particular, the recommendation of the Board of Directors to its stockholders should not be considered advice to the stockholders of Spire. A member of the Board of Directors has an interest which may present him with a conflict of interest in connection with the Share Exchange. See "THE SHARE EXCHANGE -- Interests of Certain Persons in the Share Exchange."

                    The Board of Directors knows of no business that will be presented for consideration at the Special Meeting other than the matters described in this Information Statement.

                    The principal executive offices of the Company are located at 1399 South Seventh East, No. 9, Salt Lake City, Utah 84105, and the Company's telephone number is (801) 486-9911. Upon consummation of the Share Exchange, the Company intends to consolidate its offices with the offices of the Spire Companies, located at 311 North State Street, Orem, Utah 84057. The Company anticipates that its telephone number will become (801) 226-3355.

RECORD DATE

                    The Board of Directors has fixed the close of business on February 27, 1995 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting. Accordingly, only holders of the Amacan Common Stock of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Special Meeting. At the close of business on the Record Date, there were 2,723,714 shares of Amacan Common Stock issued and outstanding and entitled to vote at the Special Meeting held by approximately 387 holders of record.

VOTE REQUIRED

                    The presence of a majority of the outstanding shares of Amacan Common Stock entitled to vote at the Special Meeting is required for a quorum at the Special Meeting. Abstentions will be counted as represented for purposes of the determination of a quorum. If the number of shares of Amacan Common Stock represented at the Special Meeting is insufficient to constitute a quorum, the Special Meeting will be adjourned and the Company's management will evaluate alternative methods of obtaining stockholder approval of the Share Exchange, including soliciting proxies in connection with a subsequent Special Meeting of Shareholders called for the purpose of approving the Share Exchange.

                    Approval of the Exchange Agreement and the Share Exchange requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Amacan Common Stock entitled to vote at the Special Meeting. Accordingly, abstentions will have the effect of a vote cast against the Exchange Agreement and the Share Exchange. Holders of Amacan Common Stock are entitled to one vote at the Special Meeting for each share of Amacan Common Stock held of record on the Record Date.

                    As of the date of this Information Statement, the officers and directors of the Company, consisting of four persons, owned, directly or indirectly, an aggregate of approximately 936,000 shares of the Amacan Common Stock, representing approximately 34% of the outstanding shares of the Amacan Common Stock. See "VOTING SECURITIES OF THE COMPANY AND PRINCIPAL HOLDERS THEREOF." Each of the officers and directors has indicated his intention to vote all shares owned by him in favor of the proposal to approve, authorize and adopt the Exchange Agreement and the Share Exchange.

                              THE SHARE EXCHANGE

                    The following information with respect to the Share Exchange is qualified in its entirety by reference to the complete text of the Exchange Agreement, a copy of which is attached to this Information Statement as Exhibit A and incorporated by reference herein.

EXCHANGE OF SHARES

                    Subject to the approval of the stockholders of the Company, the Exchange Agreement was entered into as of January 23, 1996 by and among the Company, Spire, Spire Systems and the Spire Stockholders. Pursuant to the Exchange Agreement, the Company proposes to acquire the Spire Companies through the exchange of all of the issued and outstanding shares of the capital stock of the Spire Companies for 3,501,883 shares of Amacan Common Stock to be issued to the Spire Stockholders in the Share Exchange.
At the Effective Time, (i) the Company will effect a one-for-seven reverse split of the Amacan Common Stock pursuant to which each issued and outstanding share of Amacan Common Stock will be reverse split and converted into one-seventh (.142857) of a share of Amacan Common Stock, (ii) each share of Spire Common Stock issued and outstanding immediately at the Effective Time will be exchanged for 35.4786 shares of Amacan Common Stock, and (iii) each share of the common stock, no par value, of Spire Systems (the "Spire Systems Common Stock") issued and outstanding immediately at the Effective Time will be exchanged for 4.0155 shares of Amacan Common Stock; provided, however, that in an effort to avoid the administrative burdens associated with the issuance of fractional shares, no fractional shares of Amacan Common Stock will be issued in connection with the Share Exchange. Furthermore, the Company and the Spire Stockholders have concluded that the value of any fractional share interest that would otherwise be received by any Spire Stockholder, relative to the number of shares of Amacan Common Stock to be issued to the Spire Stockholders, would be nominal. Accordingly, the Company and the Spire Stockholders have agreed that there will be no cash payments in lieu of fractional shares. If any holder of Spire Common Stock or Spire Systems Common Stock would otherwise be entitled to a fractional share of Amacan Common Stock on exchange of such shares, the Company will round the aggregate number of shares of Amacan Common Stock to be issued to such holder to the nearest whole share.

                    Upon consummation of the Share Exchange (including the reverse split of the Amacan Common Stock), the Spire Stockholders will own 3,501,883 shares or approximately 90% of the then issued and outstanding shares of Amacan Common Stock, and the holders the Amacan Common Stock at the Effective Time will own approximately 389,102 shares or approximately 10% of the then issued and outstanding shares of Amacan Common Stock.

BACKGROUND OF THE SHARE EXCHANGE

                    For more than 20 years, the Company has been a passive participant in oil and gas exploration and development, accumulating small working interests in oil and gas wells. The Company has had extremely limited resources and in recent years has incurred losses from operations.
In 1994, the Company's Board of Directors determined that the Company should actively seek an acquisition or merger with an operating company in an effort to increase stockholder value. The Board's determination was based largely upon the Board's assessment that the Company was unlikely to undertake oil and gas exploration activities in the future and that the Company's oil and gas reserves were being depleted without replacement. In the period since that determination, the Board of Directors has considered a number of possible acquisitions, but has elected not to pursue those acquisitions because of the Company's limited resources or because of the belief of the Board of Directors that the proposed acquisitions did not represent viable transactions.

                    In October 1995, representatives of the Company met with Gary B. Godfrey, President of Spire, and other representatives of the Spire Companies to discuss, in general terms, the possibility of a business combination between the Company and the Spire Companies. Mr. Godfrey provided to the Company's representatives an introduction to the operations and financial condition of Spire and responded to the Company's questions. On October 26, 1995, three of the directors of the Company visited Spire's facilities in Orem, Utah, met with Spire's officers, directors and senior management and received from Spire management a presentation outlining the operations, financial condition and prospects of the Spire Companies. The directors then excused Spire's management and discussed the information presented by Spire management and the Company's operations and prospects.

                    On November 10, 1995, the Spire Companies submitted to the Board of Directors a proposal for the combination of the Spire Companies with the Company. In response to Spire's proposal, the Board requested that Sherman H. Smith, a certified public accountant and financial advisor to the Company, meet with Spire management to conduct further investigation of the possible combination. On November 17, 1995, Mr. Smith met with Spire management to review additional information, consisting principally of financial and accounting information.

                    On November 21, 1995, the Company's Board of Directors convened a special meeting of directors for the purposes of continuing its review of the proposed combination. During the course of that meeting, the Board reviewed the financial and accounting information collected by Mr. Smith during his meeting with Spire management, considered additional business and financial information supplied by the Spire Companies and discussed the business, industry, financial condition, management, prospects and risks associated with the Spire Companies. Following extended discussions regarding the proposed transaction, the Board authorized the Company's officers and advisors to enter into discussions with Spire management to negotiate a plan of reorganization and to take additional actions those officers and advisors determined necessary to effect the proposed business combination.

                    During the period between December 1, 1995 and January 15, 1996, the officers and advisors of the Company negotiated the terms of the Exchange Agreement, reviewed due diligence materials and developed disclosure schedules relating to the businesses of the Company and the Spire Companies. During that period, the Board of Directors met on January 5 and 15, 1996 to review the progress of the negotiations and evaluate the business and financial information delivered by the Spire Companies. At the January 15 meeting, the directors of the Company received reports from the Company's officers and advisors involved in the negotiation of the transaction and completed their evaluation of the terms of the Share Exchange. The members of the Company's Board of Directors then voted unanimously to approve the Exchange Agreement and to recommend that the Company's stockholders vote in favor of the Share Exchange.

REASONS FOR THE SHARE EXCHANGE

                    In approving the Exchange Agreement and the transactions contemplated thereby, and in resolving to recommend that the stockholders of the Company approve the Share Exchange, the Exchange Agreement and the other transactions contemplated thereby, the Company's Board of Directors considered a number of factors. The principal factors were:

                  - The Board's evaluation of the Company's
                    business and financial condition and the limited nature of the Company's current operations as a working interest holder in oil and gas exploration and development activities conducted by other parties. In particular, the Board concluded that the Company was unlikely to undertake oil and gas exploration activities in the future and recognized that the Company's oil and gas reserves were being depleted without replacement. Based upon its evaluation of the Company's business, financial condition and operations, the Board concluded that the Company's existing operations offered little, if any, potential for increasing stockholder value.

                  - The Board's evaluation of the business,
                    financial condition, operating history,
                    management and prospects of the Spire Companies and its conclusion that the acquisition of the capital stock of the Spire Companies offers a realistic possibility of increasing Amacan stockholder value. The Board's conclusion that the Share Exchange offers a realistic possibility of increasing stockholder value was based upon the following assessments; (i) the Spire Companies have identified and begun to exploit a market segment that offers significant growth potential; (ii) Spire management is actively involved in the operation and development of Spire's business; and (iii) the Spire Companies have developed strategic partner arrangements with major hardware and software developers and manufacturers, and appear to be in a position to capitalize on those arrangements.

                  - The Board's determination that the number of
                    shares of Amacan Common Stock to be issued to the Spire Stockholders fairly reflects the value of the Spire Companies. The Board's determination was based upon (i) its assessment of the value of the Company's principal financial and non-financial assets (primarily the Company's cash, investments, oil and gas interests and status as a public company); (ii) the aggregate market value of the outstanding shares of the

                    Amacan Common Stock (recognizing
                    that the Amacan Common Stock has experienced extremely limited trading activity during the past several years); (iii) its evaluation of the current and forecasted revenues and earnings of the Spire Companies; (iv) its estimate of the combined value of the Spire Companies, based upon revenues, earnings, projected growth and market potential; and (v) its assessment of the relative values of Spire and Spire Systems.

                  - In reaching its determination, the Board did
                    not obtain an independent valuation of the Spire Companies, nor did the Company retain the services of an investment banking firm or other third party to assess the fairness of the consideration to be issued by the Company to the Spire Stockholders. The directors of the Company do not possess any particular expertise in the area of business valuation. The Board's analysis was based upon the factors described above, utilizing the information available to the Board at the time of its decision, and the final exchange ratio was determined through arms-length negotiations between the Company and the Spire Companies. The Board did not rely on any single factor described above, assign relative weights to the factors considered by it, or develop any conclusion as to how any factor, taken alone, supported its determination.

                  - The risks associated with the business of the
                    Spire Companies. The principal risks reviewed by the Board are set forth below under the heading "RISK FACTORS."

                  - Current economic and market conditions.

                    After considering each of the principal factors described above, the Board of Directors determined that the Share Exchange was in the best interests of the Company and its stockholders and that the Company should proceed to effectuate the Share Exchange at the earliest possible date. In view of the wide variety of factors considered in connection with its evaluation of the Share Exchange, the Board did not find it practicable to assign relative weights to or otherwise quantify each of the factors considered in reaching its determination regarding the fairness of the Share Exchange.

RECOMMENDATION OF THE BOARD OF DIRECTORS

                    The Company's Board of Directors has unanimously determined that the Exchange Agreement and the Share Exchange are fair to, and in the best interests of, the Company and its stockholders, and has therefore unanimously approved the Exchange Agreement and the Share Exchange.
 The primary factors considered and relied upon by the Company's Board of Directors in reaching its recommendation are referred to above in " -- Reasons for the Share Exchange." THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR APPROVAL OF THE EXCHANGE AGREEMENT AND THE SHARE EXCHANGE. The recommendation of the Board of Directors to the Company's stockholders should not be considered a recommendation to any person other than the stockholders of the Company. In particular, this recommendation should not be considered advice to the stockholders of Spire Companies. A member of the Company's Board of Directors has an interest which may present him with a conflict of interest in connection with the Share Exchange. See " -- Interests of Certain Persons in the Share Exchange."

INTERESTS OF CERTAIN PERSONS IN THE SHARE EXCHANGE

                    A member of the Company's Board of Directors may be deemed to have an interest in the Share Exchange in addition to his interest as a stockholder of Amacan generally. His interest is summarized below.

                    In November, 1988, Mr. Russell G. Holley, a director of the Company and its President and Chief Executive Officer from 1974 until 1994, and the Company entered into a Deferred Compensation Agreement (the "Holley Agreement") which provides for payment by the Company to Mr. Holley of annual deferred compensation payments in the amount of $12,000, commencing upon Mr. Holley's retirement from the Company and continuing for a period of ten years. The Company's obligation under the Holley Agreement, which is subject to certain conditions, was undertaken in exchange for Mr. Holley's agreement to continue his employment with the Company until January 1, 1990 or a later date agreed upon by the Company and Mr. Holley. The Company and Mr. Holley subsequently amended the Holley Agreement to provide for monthly payments in the amount of $3,000, commencing on May 1, 1994 and continuing for a period of three years. In connection with the Share Exchange, which contemplates that Mr. Holley and other officers and directors of the Company resign their positions with the Company, the Company and Mr. Holley have agreed to terminate the Holley Agreement and accelerate the payment of the unpaid balance, in the amount of approximately $45,000, due thereunder.

PRINCIPAL EFFECTS OF THE SHARE EXCHANGE

                    The Share Exchange, if consummated, will materially affect the Company, the Spire Companies and their respective stockholders. Among other effects, consummation of the Share Exchange would result in the following principal advantages to the Company, the Spire Companies or their respective stockholders: (i) the Spire Companies will become wholly-owned subsidiaries of the Company and the operating and financial results of the Company will include the operating and financial results of the Spire Companies; (ii) the Spire Stockholders will acquire approximately 90% of the shares of Amacan Common Stock which will be outstanding following consummation of the Share Exchange; (iii) the Company's business will no longer be limited to passive participation as a working interest holder in oil and gas wells and will become the business presently conducted by the Spire Companies; (iv) the Company will be positioned to pursue growth opportunities in the expanding and changing information technology industry;
(v) the Company's management will be undertaken by individuals selected by the Spire Stockholders based upon their knowledge and experience in developing, implementing and marketing office automation systems and components; (vi) as compared to the present resources of the Spire Companies, the Company will possess greater access to traditional capital markets and, as determined appropriate by the Company's management, will be in an improved position to raise additional capital to develop the business and products of the Spire Companies; (vii) the Company will substitute options to purchase shares of Amacan Common Stock pursuant to the Amacan Option Plan for each outstanding employee stock option to purchase shares of Spire Common Stock pursuant to the Spire Option Plan; and (viii) the Share Exchange will be structured as a tax-free reorganization under Section 368(a) of the Code.
The Share Exchange, including the impact of the foregoing effects on the Company, the Spire Companies and their respective stockholders, is more fully described elsewhere in this Information Statement, and a copy of the Exchange Agreement is attached hereto as Exhibit A. See "THE SHARE EXCHANGE -- Reasons for the Share Exchange," "-- Recommendation of the Board of Directors" and "-- Management of the Company's Business After the Share Exchange," "THE EXCHANGE AGREEMENT -- Stock Option Plans," "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS" and "BUSINESS OF THE SPIRE COMPANIES."

                    The Share Exchange, if consummated, would result in the following disadvantages to the Company, the Spire Companies or their respective stockholders: (i) existing holders of Amacan Common Stock will experience immediate and substantial dilution, resulting in a reduction of their collective interest in the Company from 100% of the Amacan Common Stock to approximately 10% of the then issued and outstanding shares of Amacan Common Stock; (ii) negotiation of the terms of the Share Exchange has required significant management resources of the Company and the Spire Companies and consummation of the Share Exchange will require additional management time and resources, which may disrupt the operations of the Company (including the operations presently conducted by the Spire Companies) and may affect its operating results; (iii) the "reverse acquisition" nature of the Share Exchange may limit the Company's ability to offset certain tax losses and credits against the post-exchange income of the Company for periods subsequent to the Share Exchange; (iv) under the terms of the Utah Revised Business Corporation Act, the existing stockholders of the Company will not be entitled to exercise dissenters' rights with respect to the Share Exchange; and (v) the Company will become a minor competitor in the information technology industry, which is highly competitive and subject to rapid change, and will be forced to compete with larger information technology companies that possess significantly greater resources and access to capital. Such disadvantages are more fully described elsewhere in the Information Statement. See "THE SHARE EXCHANGE -- Exchange of Shares," "-- Dissenters' Rights" and "-- Federal Income Tax Consequences" and "RISK FACTORS."

EXPENSES OF THE SHARE EXCHANGE

                    Except as described below, whether or not the Share Exchange is consummated, the fees, costs and expenses incurred by the Company, Spire and Spire Systems in connection with the Exchange Agreement and the consummation or attempted consummation of the Share Exchange, including fees and expenses of legal counsel, will be borne by the party incurring such fees, costs or expenses. In the event, however, that the Exchange Agreement is terminated as a result of a party's failure to comply in any material respect with the covenants or agreements contained in the Exchange Agreement or as a result of a materially inaccurate representation or warranty made by a party, the party causing such termination will bear the fees, costs and expenses incurred by the other party or parties. See "THE EXCHANGE AGREEMENT -- Conditions to the Share Exchange" and " -- Termination."

CLOSING AND CLOSING DATE

                    The closing of the Share Exchange (the "Closing") is anticipated to occur on or before April 30, 1996, or on such other date as the Company and the Spire Companies shall agree, provided all conditions to the obligations of the parties to consummate the Share Exchange have been satisfied or waived, including (i) approval and adoption of the Exchange Agreement and the Share Exchange by the stockholders of the Company and the Spire Companies; (ii) confirmation that none of the stockholders of the Spire Companies has elected to exercise dissenters' rights under the Utah Revised Business Corporation Act (the "Utah Act"); (iii) receipt by the Company and the Spire Companies of legal opinions from counsel to the other party in form and substance customary for transactions such as the Share Exchange; and (iv) other customary conditions to closing, including without limitation, the truthfulness and accuracy of the parties' respective representations and warranties, the absence of any material adverse change in the business condition of the respective parties, the confirmation that the consummation of the Share Exchange and the transactions contemplated thereby will not violate any law or regulation and will not result in the creation of any lien or encumbrance on the respective properties of the Company, Spire and Spire Systems, the receipt of all material third-party consents and approvals, and the absence of any litigation which would have a material adverse effect on the business condition of the respective parties. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." The filing of Articles of Share Exchange setting forth the terms and conditions of the Share Exchange (the "Articles of Exchange") with the Utah Division of Corporations and Commercial Code (the "Division of Corporations") is expected to be made as soon as practicable after the approval of the Exchange Agreement and the Share Exchange by the stockholders of the Company at the Special Meeting and the receipt of all required consents and approvals. See "THE EXCHANGE AGREEMENT -- Effective Date and Time of the Share Exchange" and " -- Conditions to the Share Exchange."

REVERSE SPLIT OF AMACAN COMMON STOCK

                    If the Share Exchange and the Exchange Agreement are approved by the holders of Amacan Common Stock at the Special Meeting, at the Effective Time the Company will effect a reverse stock split pursuant to which each issued and outstanding share of Amacan Common Stock will be reverse split and converted into one-seventh (.142857) of a share of Amacan Common Stock; provided, however, that no fractional shares of Amacan Common Stock will be issued in connection with the Share Exchange. If any holder of Amacan Common Stock would otherwise be entitled to a fractional share of Amacan Common Stock in connection with the reverse split of the Amacan Common Stock, the Company will round the number of shares of Amacan Common Stock to be issued to such holder to the nearest whole share. There will be no cash payments in lieu of fractional shares.

MANAGEMENT OF THE COMPANY'S BUSINESS AFTER THE SHARE EXCHANGE

                    Following consummation of the Share Exchange, the Spire Companies will continue, as wholly-owned subsidiaries of the Company, their respective business operations. The current directors of the Company will resign and will appoint four individuals designated by the Spire Stockholders and one individual designated by the current Board of Directors to serve as members of the Company's Board of Directors with terms expiring at the Company's 1996 annual meeting of stockholders. The Board of Directors has designated Sherman H. Smith, a financial advisor to the Company, to serve as a director of the Company following consummation of the Share Exchange. See "MANAGEMENT OF THE COMPANY." The current officers of the Company will also resign and, upon their election, the new directors of the Company will appoint persons to serve as officers of the Company in accordance with the procedures outlined in the Utah Act and the Company's Articles of Incorporation and Bylaws. The

Company anticipates that certain of the current officers of the Spire Companies will be appointed to serve as officers of the Company following consummation of the Share Exchange. See "MANAGEMENT OF THE SPIRE COMPANIES."

ACCOUNTING TREATMENT

                    The Share Exchange will be accounted for under the "purchase" method of accounting, in accordance with generally accepted accounting principles. For the reasons described below, the Share Exchange will be treated for accounting purposes as a "reverse merger" wherein the Spire Companies will be treated as the acquiring company. The treatment of the Share Exchange as a "reverse merger," even though the Company will issue shares of Amacan Common Stock to the Spire Stockholders, is due to the acquisition by the Spire Stockholders of approximately 90% of the outstanding shares of Amacan Common Stock after consummation of the Share Exchange and the expectation that, if the Share Exchange is consummated, the existing management of Spire will become the management of the Company. Under the purchase method of accounting, the net assets of the Company will be recorded at their fair market value at the Closing Date and the operating results of the Company prior to the Share Exchange will not be included with the historical operating results of the Spire Companies.

                    The Unaudited Pro Forma Condensed Combined Financial Statements appearing elsewhere in this Information Statement are based upon certain assumptions and allocate the purchase price to assets and liabilities based upon preliminary estimates of their respective fair values. The pro forma adjustments and combined amounts are included for informational purposes only. If the Share Exchange is consummated, the Company's financial statements will reflect effects of acquisition adjustments only from the Effective Time. The actual allocation of the purchase price may differ significantly from the allocation reflected in the Unaudited Pro Forma Condensed Combined Financial Statements. See "SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION" and "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

DISSENTERS' RIGHTS

                    The proposed Share Exchange creates dissenters' rights for the stockholders of the Spire Companies under the Utah Act. Holders of Amacan Common Stock are not entitled to assert dissenters' rights in connection with the Share Exchange. The procedure to be followed by stockholders of the Spire Companies in order to dissent from the proposed Share Exchange and to assert dissenters' rights is outlined in Part 13 of the Utah Act. Stockholders of the Spire Companies who desire to enforce dissenters' rights must comply with the requirements of the Utah Act.
Holders of Spire Common Stock and Spire Systems Common Stock who elect to exercise such dissenters' rights in accordance with the procedures specified under the Utah Act will be entitled to have their shares purchased by the Company for cash.

                    Under the terms of the Exchange Agreement, the Spire Stockholders have represented to Amacan that they have not elected to exercise dissenters' rights in connection with the Share Exchange. Furthermore, the Spire Stockholders, each of whom was represented in the negotiation of the terms of the Share Exchange and the preparation of the Exchange Agreement, have agreed that in order to induce the Company to enter into the Exchange Agreement and consummate the Share Exchange, they will not elect to exercise dissenters' rights subsequent to the execution of the Exchange Agreement. The agreement of the Spire Stockholders to not exercise dissenters' rights was made voluntarily by each of the Spire Stockholders in consideration of the obligations of the Company set forth in the Exchange Agreement. Furthermore, the obligations of Amacan under the Exchange Agreement are expressly subject to the condition that no stockholder of Spire or Spire Systems shall have elected to exercise dissenters' rights under the Utah Act.

FEDERAL INCOME TAX CONSEQUENCES

                    The following discussion summarizes certain of the federal income tax consequences of the Share Exchange that are generally applicable to holders of shares of the Amacan Common Stock, the Spire Common Stock and the Spire Systems Common Stock under the Code. This discussion does not deal with all federal income tax considerations that may be relevant to particular stockholders of the Company and the Spire Companies in light of their particular circumstances, such as stockholders who are dealers in securities, foreign persons, tax-exempt entities or stockholders who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of transactions effectuated prior or subsequent to or concurrently with the Share Exchange (whether or not such transactions are in connection with the Share Exchange), including without limitation, transactions in which shares of Amacan Common Stock are acquired or shares of Spire Common Stock or Spire Systems Common Stock are disposed of. The following discussion is based upon provisions of the Code, regulations, administrative rulings and judicial decisions presently in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations. Furthermore, no foreign, state or local tax considerations are addressed herein.

                    The Share Exchange is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Code. Assuming the Share Exchange does so "qualify," the following tax consequences will generally result (subject to the limitations and qualifications referred to herein):

                                        (a)    No gain or loss
                    should be recognized by holders of Amacan
                    Common Stock by virtue of the proposed
                    one-for-seven reverse split of the Amacan
                    Common Stock or the Company's exchange of shares of Amacan Common Stock for all of the issued and outstanding shares of the capital stock of the Spire Companies;

                                        (b)    No gain or loss
                    should be recognized by holders of Spire Common Stock or Spire Systems Common Stock solely upon their receipt in the Share Exchange of shares of Amacan Common Stock in exchange therefor;

                                        (c)    The aggregate tax
                    basis of the shares of Amacan Common Stock received in the Share Exchange should be the same as the aggregate tax basis of shares of Spire Common Stock or Spire Systems Common Stock surrendered in exchange therefor; and

                                        (d)    The tax holding
                    period of the shares of Amacan Common Stock received in the Share Exchange should include the period for which the shares of Spire Common Stock or Spire Systems Common Stock surrendered in exchange therefor were held, provided that the shares of Spire Common Stock or Spire Systems Common Stock are held as a capital asset at the time of the Share Exchange.

                                        (e)    The Spire Companies
                    will continue to hold their assets with the same tax basis for those assets that existed before the Share Exchange.

                                        (f)    The Company will
                    have a tax basis in the shares of the Spire
                    Common Stock and the Spire Systems Common Stock equal to the tax basis in those shares that the Spire Stockholders had at the time of the Exchange.

                                        (g)    The Company and the
                    Spire Companies will be eligible to file their federal income tax returns on a consolidated basis with the Company as the common parent, but the Company may, however, be limited in its ability to apply any carryforwards of pre-exchange net operating losses, unused general business credits, corporate minimum tax credits or capital loss carryovers against the post-exchange income of the Company from non-oil and gas operations.

                    The parties are not requesting a ruling from the Internal Revenue Service ("IRS") in connection with the Share Exchange. Qualification of the Share Exchange as a "reorganization" will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations made by Spire, Spire Systems, the Company and the Spire Stockholders.

                    Even if the Share Exchange qualifies as a "reorganization," a recipient of shares of Amacan Common Stock would recognize gain to the extent that such shares were considered to be received in exchange for services or property (other than solely for shares of Spire Common Stock or Spire Systems Common Stock). All or a portion of such gain may be taxable as ordinary income. In addition, gain would have to be recognized to the extent that a Spire Stockholder was treated as receiving (directly or indirectly) consideration other than shares of Amacan Common Stock in exchange for his or her shares of Spire Common Stock or Spire Systems Common Stock.

                    A successful IRS challenge to the "reorganization" status of the Share Exchange would result in the Spire Stockholders recognizing gain or loss with respect to each share of Spire Common Stock or Spire Systems Common Stock surrendered equal to the difference between the holder's basis in such surrendered share and the fair market value, as of the Effective Time, of the share of Amacan Common Stock received in exchange therefor. In such event, a stockholder's aggregate basis in the Amacan Common Stock so received would equal its fair market value and the stockholder's holding period for such stock would begin the day after the Share Exchange.

                    The Exchange Agreement also provides that the Company will substitute options to purchase shares of Amacan Common Stock for each and every outstanding employee stock option for shares of Spire Common Stock issued pursuant to the Spire Option Plan. See "THE EXCHANGE AGREEMENT --Stock Option Plans."

                                THE EXCHANGE AGREEMENT

                    The following information with respect to the Exchange Agreement is qualified in its entirety by reference to the complete text of the Exchange Agreement, a copy of which is attached to this Information Statement as Exhibit A and incorporated by reference herein.

EFFECTIVE DATE AND TIME OF THE SHARE EXCHANGE

                    The Share Exchange will become effective upon confirmation of the filing of the Articles of Exchange with the Division of Corporations. The Articles of Exchange are expected to be filed as soon as practicable after the satisfaction or waiver of each of the conditions to consummation of the Share Exchange, which is expected to occur as soon as practicable following receipt of stockholder approval at the Special Meeting.
 See " -- Conditions to the Share Exchange" and " -- Termination."

REPRESENTATIONS AND WARRANTIES

                    Under the Exchange Agreement, the Company, the Spire Companies and the Spire Stockholders have made a number of representations and warranties which are customary for transactions of this nature. The Company has represented and warranted, among other things, as to its due organization, its possession of the authority necessary to enter into the Exchange Agreement and consummate the Share Exchange, its capitalization, its financial condition, its compliance with governmental laws and regulations, the absence of material litigation, the absence of defaults under material orders, judgments, agreements, licenses and the like, and the absence of material adverse changes in the Company's business since October 31, 1995.
It is a condition to the obligations of the Spire Companies to consummate the Share Exchange that the Company's representations and warranties be true and correct in all material respects as of the date of the execution of the Exchange Agreement and the Closing Date.

                    The Spire Companies have made similar representations and warranties as to their due organization, their possession of the authority necessary to enter into the Exchange Agreement and to consummate the Share Exchange, their capitalization, their financial condition, their compliance with governmental laws and regulations, the absence of material litigation, the absence of defaults under material orders, judgments, agreements, licenses and the like, and the absence of material adverse changes in their businesses since October 31, 1995. It is a condition of the obligations of the Company to consummate the Share Exchange that the representations and warranties of the Spire Companies be true and correct in all material respects as of the date of the execution of the Exchange Agreement and the Closing Date.

                    The Spire Stockholders have made a series of representations and warranties relating to their acquisition of the shares of Amacan Common Stock in the Share Exchange. These representations and warranties are intended to assure the Company of the suitability of the Amacan Common Stock for investment by the Spire Stockholders, the ability of the Spire Stockholders to assess the risks associated with the Share Exchange and the intentions of the Spire Stockholders to hold the shares of Amacan Common Stock to be obtained in the Share Exchange for investment purposes, without a present view to distribute such shares.

CONDITIONS TO THE SHARE EXCHANGE

                    The obligations of the Company, Spire and Spire Systems to consummate the Share Exchange are subject to the satisfaction or waiver of various conditions contained in Articles VII and VIII of the Exchange Agreement, including: (i) approval and adoption of the Exchange Agreement and the Share Exchange by the stockholders of the Company, Spire and Spire Systems; (ii) confirmation that none of the stockholders of the Company, Spire or Spire

Systems has elected to exercise dissenters' rights under the Utah Act; (iii) receipt by the Company and the Spire Companies of legal opinions from counsel to the other party in form and substance customary for transactions such as the Share Exchange; and (iv) other customary closing conditions, including without limitation, the truthfulness and accuracy of the parties' respective representations and warranties, the absence of any material adverse change in the business condition of the respective parties, the confirmation that the consummation of the Share Exchange and the transactions contemplated thereby will not violate any law or regulation and will not result in the creation of any lien or encumbrance on the respective properties of the Company, Spire and Spire Systems, the receipt of all material third-party consents and approvals, and the absence of any litigation which would have a material adverse effect on the business condition of the respective parties.

CERTAIN COVENANTS

                    Under the Exchange Agreement, the Company and the Spire Companies have agreed to carry on their respective businesses in the same manner as conducted prior to the execution of the Exchange Agreement, to maintain existing or comparable insurance coverages, to perform their obligations under material contracts, leases and instruments relating to their respective business conditions and not to take certain actions (including changing their articles of incorporation or bylaws, paying dividends, entering into material transactions, modifying management compensation, incurring indebtedness, selling or disposing of certain assets and similar actions) without the prior written approval of the other parties.
 The Company and the Spire Companies have also agreed to take other customary actions to facilitate the consummation of the Share Exchange.

STOCK OPTION PLANS

                    Under the Share Exchange, the Company will substitute options (the "Substitute Options") to purchase shares of Amacan Common Stock pursuant to the Amacan Option Plan for each outstanding employee stock option to purchase shares of Spire Common Stock issued pursuant to the Spire Option Plan (a "Spire Option") and will reserve for issuance upon the exercise of such Substitute Options not less than 650,000 shares of Amacan Common Stock. Each Substitute Option will provide former Spire Option holders the right to purchase an aggregate of 35.4786 shares of Amacan Common Stock for each share of Spire Common Stock subject to the Spire Option prior to the consummation of the Share Exchange. Each Substitute Option shall continue to be outstanding on the same terms and conditions as a Spire Option, except that
(i) it will be exercisable for a number of whole shares of Amacan Common Stock equal to the number of shares of Spire Common Stock subject to such Spire Option immediately prior to the Closing, multiplied by the exchange ratio set forth above, and rounded to the nearest whole number, and (ii) the per share exercise price for shares of Amacan Common Stock issuable upon the exercise of a Substitute Option will be equal to the per share exercise price under the corresponding Spire Option divided by the exchange ratio, and rounded to the nearest whole cent. The exchange of Substitute Options for Spire Options, as described above, will occur automatically at the Effective Time without further action on the part of the holders of Spire Options. The right to receive a Substitute Option may not be assigned or transferred in any manner except by operation of law, by will or by the laws of descent.
Any attempt to assign or transfer a Substitute Option shall be void and of no force or effect.

                    To facilitate the substitution of the Substitute Options, among other reasons, the Board has approved, and will submit to the stockholders of the Company for approval at the Special Meeting, the Amacan Option Plan. If the Share Exchange and the adoption of the Amacan Option Plan are approved by the stockholders of the Company at the Special Meeting, the Company will exchange the Substitute Options for the Spire Options and the holders of the Substitute Options will participate in the Amacan Option Plan. See "ADOPTION OF AMACAN OPTION PLAN."

TERMINATION

                    The Exchange Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company, (i) by mutual agreement of the Company and the Spire Companies; (ii) by the Company, Spire or Spire Systems, if the Share Exchange shall not have been consummated on or before April 15, 1996 or such later date as approved by the Company and the Spire Companies (provided, however, that the Company and the Spire Companies have agreed to extend such termination date until April 30, 1996); (iii) by the Company if Spire or Spire Systems shall fail to comply in any material respect with any covenant or agreement contained in the Exchange Agreement or if any of the representations or warranties of Spire or Spire Systems shall be inaccurate in any material respect; and (iv) by the Spire Companies if the Company shall fail to comply in any material respect with any covenant or agreement contained in the Exchange Agreement or if any of the representations or warranties of the Company shall be inaccurate in any material respect. See " -- Conditions to the Share Exchange" and " -- Certain Covenants."

                                   RISK FACTORS

                    In addition to the other information provided in this Information Statement, the following factors should be considered carefully in evaluating the terms of the Exchange Agreement and the Share Exchange.

RELIANCE ON SUPPLIERS/TERMINATION OF AGREEMENTS

                    The Spire Companies are solely dependent on Digital Equipment Corporation ("Digital" or "DEC") and authorized distributors of Digital products for their supply of hardware. In addition, the Spire Companies obtain and resell software from various third-party vendors, many of whom are the Spire Companies' sole source for such software. Over 70% of the combined revenues of the Spire Companies are derived from products they obtain from three suppliers, Digital, Novell, Inc. ("Novell") and Lotus Development Corporation ("Lotus"). If one of the third-party vendors of such hardware or software products became unavailable, the Spire Companies would be required to seek other sources for alternative products. There can be no assurance that the Spire Companies would be able to obtain competitive and alternate sources of supply for such products. The failure of such suppliers to deliver such items on a timely basis, or the requirement of the Spire Companies to obtain replacement products for unavailable suppliers, could adversely affect the operating results of the Spire Companies until alternative sources of supply, if any, could be arranged. Should these suppliers select a different distribution channel or fail to renew existing distribution agreements with the Spire Companies, the profitability and ability of the Spire Companies to continue in business could be significantly compromised.

                    These suppliers could fail to supply hardware or software to the Spire Companies for many reasons, including but not limited to the following:

                  - The supplier could go out of business or sell
                    its product line;

                  - The supplier could change its distribution
                    methods and channels and cancel agreements with third parties such as the Spire Companies or otherwise fail to renew the agreement with the Spire Companies;

                  - The supplier could increase its product price
                    to the Spire Companies thereby adversely affecting profit margins for such products and the desire of the Spire Companies to continue to represent such products; or

                  - The Spire Companies could fail to meet
                    performance quotas or other standards contained in certain of their agreements with suppliers, resulting in termination of the agreements.

                    Many of the agreements between the Spire Companies and third-party suppliers are verbal agreements and have not been reduced to writing.

CHANGING MARKET

                    The market for computer products and services is continually changing. The Spire Companies anticipate that the market for office automation products on server applications will decrease as those functions move to desk-top computers. Spire management has identified the markets for UNIX and Windows NT operating systems as promising growth potential for the Spire Companies; however, such potential is not yet proven and may not evolve or prove sufficiently profitable. Spire management anticipates that there will be significant competition for products in the Windows NT market, resulting in lower margins.

COMPETITION

                    The market for computer products is competitive, evolving and subject to rapid technological change. Many of the current and potential competitors of the Spire Companies have longer operating histories, greater name recognition, larger installed customer bases, and significantly greater financial, technical and marketing resources than the Spire Companies.

                    The methods of competition in the computer products industry include marketing, product performance, price, service, technology and compliance with various industry standards, among others. It is possible for companies to be at various times competitors, customers and collaborators of the Spire Companies in different markets. There can be no assurance that additional products will not be developed in competition with those sold by the Spire Companies. If developed, such products may be more effective than those sold by the Spire Companies. Although the Spire Companies continue to seek new products to complement their existing product lines and, as necessary, to replace existing products with newer and better products, there can be no assurance that the Spire Companies will be able to do so.

DEPENDENCE ON KEY PERSONNEL

                    The success of the Spire Companies depends, in large part, on their ability to attract and retain highly-qualified scientific, technical, managerial and marketing personnel. The Spire Companies have not entered into employment agreements that require the services of their key personnel to remain with the Spire Companies for any specified period of time. The loss of the current key personnel of the Spire Companies could have a material adverse effect on the Spire Companies. Competition for such personnel is intense, and there can be no assurance that the Spire Companies will be able to attract and maintain all personnel necessary for the development and operation of their business. The loss of the services of key personnel or an inability to attract, retain and motivate qualified personnel could have a material adverse effect on the business, financial condition and results of operations of the Spire Companies.

MARKETING

                    The Spire Companies market their products and services through a direct sales force of 30 persons operating from locations in Utah and North Carolina. In addition, arrangements with third parties, including hardware manufacturers, software developers, resellers and authorized distributors, are becoming an increasingly important part of the Spire Companies' focus on providing solutions to their customers and expanding distribution of their products and services through indirect channels domestically and internationally. The loss of services of certain of such third-party distributors or resellers could have a material adverse effect on the business, financial condition and results of operations of the Spire Companies.

COLLECTION OF ACCOUNTS

                    The Spire Companies' business of selling hardware and software products involves certain account collection risks. In the event a hardware purchaser defaults on its payment obligation, the Spire Companies would file a credit insurance claim; however, the insurer may deny coverage or otherwise fail to pay. With respect to software sales, a customer who has ordered and received software from the Spire Companies may fail to pay timely for the software, thus creating a collection problem for the Spire Companies.
 In addition, a distributor may default in timely payment of amounts owing to the Spire Companies.

INTEGRATION OF OPERATIONS

                    Negotiation of the Exchange Agreement and the terms of the Share Exchange has required significant management resources of the Company and the Spire Companies. If consummated, the Share Exchange will require additional management time and resources to integrate the operations of the three entities and may disrupt the business operations of the combined company (including the existing business and operations of the Spire Companies). The industry and business of the Spire Companies are unrelated to the industry and business of the Company. The current officers and directors of the Spire Companies have no experience in the oil and gas industry and will depend heavily on outside advisors with respect to decisions involving the Company's existing oil and gas interests. The integration and consolidation of the operations of the Company and the Spire Companies could have a material adverse effect on the operating results of the combined companies for a period following the Share Exchange. Furthermore, pursuant to provisions of the Code, the Company will be limited in its ability to apply any carryforwards of pre-exchange net operating losses, unused general business credits, corporate minimum tax credits or capital loss carryovers against the post-exchange income of the Company from its non-oil and gas operations.

CAPITAL REQUIREMENTS

                    The Spire Companies plan to evaluate opportunities for the license or acquisition of additional software products as well as the possible acquisition of, or development of strategic relations with, other companies who may have products or distribution channels that are compatible with the business objectives of the Spire Companies. In the event the Spire Companies elect to pursue such opportunities, additional capital in the form of equity or debt will likely be required. There can be no assurance that capital sought by the Spire Companies to pursue such opportunities can be obtained on terms favorable to the Spire Companies, if at all. The failure of the Spire Companies to obtain such financing could restrict their ability to pursue the business opportunities described above.

DILUTION AND CONCENTRATION OF SHARE OWNERSHIP

                    Following the consummation of the Share Exchange, holders of Amacan Common Stock prior to the Effective Time will hold approximately 10% of the issued and outstanding capital stock of the post-exchange Company.
 This reduction of proportionate share ownership from 100% to approximately 10% represents a significant and substantial reduction in the relative equity interests of the pre-exchange holders of the Amacan Common Stock and their corresponding voting rights and rights with respect to the earnings and assets of the Company. Furthermore, after the Effective Time, the Spire Stockholders will own approximately 90% of the issued and outstanding Common Stock of the Company. As a result, the Spire Stockholders will possess effective voting power as a group to elect all of the Company's directors, to approve or veto matters requiring stockholder approval and to control the management and affairs of the Company. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control or management of the Company. See "THE SHARE EXCHANGE -- Exchange of Shares," "MANAGEMENT OF THE SPIRE COMPANIES -- Executive Officers, Key Employees and Directors" and "VOTING SECURITIES OF THE SPIRE COMPANIES AND PRINCIPAL HOLDERS THEREOF."

                    AMACAN COMMON STOCK AND DIVIDEND POLICY

                    The Amacan Common Stock is traded in the United States over-the-counter market maintained by the NASD under the symbol "ANRP." From May 1, 1995 through March 25, 1996, the high and low bid prices for the Amacan Common Stock in the over-the-counter market, as reported by the National Quotation Bureau, Inc. (the "NQB"), have been $.50 and $.03125, respectively. On January 23, 1996 the last day prior to the public announcement of the proposed Share Exchange, the high and low bid prices for the Amacan Common Stock, as reported by NQB, were $.10 and $.03125, respectively. These prices reflect interdealer quotations without retail markup, markdown or commissions and do not necessarily represent actual transactions.

                    On the Record Date, the Company had 2,723,714 shares of Amacan Common Stock outstanding, held by approximately 387 holders of record (including brokers and nominees holding shares of Amacan Common Stock for multiple customers). Approximately 1,202,500 of the 2,723,714 shares of Amacan Common Stock issued and outstanding as of the Record Date are "restricted securities," as that term is defined under Rule 144. All of the restricted shares are currently eligible for sale in reliance upon Rule 144, subject to certain volume and resale restrictions.

                    The shares of Amacan Common Stock proposed to be issued in connection with the Share Exchange will not be registered under the Securities Act, and thus will be restricted securities. Restricted securities may not be resold unless they are registered under the Securities Act or sold pursuant to an applicable exemption from registration. Each certificate representing Amacan Common Stock issued in the Share Exchange will bear a legend respecting such restrictions on transfer.

                    The Company has never declared or paid dividends on the Amacan Common Stock. Payment of dividends will be within the discretion of the Company's Board of Directors and will depend, among other factors, on earnings, capital requirements and the operating and financial condition of the Company. At the present time the Company intends to retain any future earnings for use in its business and therefore does not anticipate paying any dividends on Amacan Common Stock in the foreseeable future.

                    The Share Exchange will not change the rights of the existing holders of shares of Amacan Common Stock, except by diminishing their percentage equity interest in the Company. Based solely on the number of shares of Amacan Common Stock and the number of shares of Spire Common Stock and Spire Systems Common Stock outstanding prior to the Share Exchange, and assuming no exercise of options for, or conversion of securities into, Amacan Common Stock, Spire Common Stock or Spire Systems Common Stock, the Company will have approximately 3,891,000 shares of Amacan Common Stock outstanding after the Share Exchange.

           SPIRE AND SPIRE SYSTEMS COMMON STOCK AND DIVIDEND POLICY

                    Shares of the Spire Common Stock and Spire Systems Common Stock are not publicly traded and no public market exists therefor. As of January 23, 1996, there were 87,386 shares of Spire Common Stock outstanding, held by six holders of record and 100,000 shares of Spire Systems Common Stock outstanding, held by five holders of record.

                    Dividends are payable on the Spire Common Stock and Spire Systems Common Stock when, as and if declared by the Boards of Directors of Spire and Spire Systems, respectively. The Spire Companies have never declared or paid dividends on the Spire Common Stock or the Spire Systems Common Stock. Upon consummation of the Share Exchange, the Company will become the sole stockholder of the Spire Companies. Any dividends paid by either of the Spire Companies will be paid solely to the Company. Existing holders of the Spire Common Stock and Spire Systems Common Stock will not be entitled to receive dividends or any other distributions from the Spire Companies.

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                   The following unaudited pro forma condensed combined financial statements show the acquisition by the Company of all the outstanding shares of the common stock of the Spire Companies as contemplated under the Exchange Agreement. The following statements have been prepared using the historical financial statements of the Company, and the historical financial statements of the Spire Companies, and should be read in conjunction with the Consolidated Financial Statements and related notes of the Company and the Combined Financial Statements and related notes of the Spire Companies attached hereto as Exhibits B and C, respectively. The pro forma financial information reflects the adjustments that will result from the Share Exchange as if it had occurred as of the beginning of the periods presented with respect to pro forma statements of operations data and as of the balance sheet date with respect to pro forma balance sheet data. The pro forma financial data is provided for analysis purposes only and does not purport to indicate the results which actually would have been obtained if the Share Exchange had been effected on the dates indicated, or of the results which may be obtained in the future.

                    Because the Spire Stockholders will hold the controlling interest in the combined entity, the Share Exchange is shown as a reverse acquisition in which the Spire Companies acquire the Company.

                    The pro forma financial information is based on the purchase method of accounting for the Share Exchange. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements of income combine the results for the nine months ended January 31, 1996, and for the year ended April 30, 1995. The unaudited pro forma condensed combined balance sheets show the combined positions as of January 31, 1996.

                        AMACAN AND SPIRE COMPANIES
           UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                             JANUARY 31, 1996



                                                HISTORICAL                      PRO FORMA
                                          -------------------------------------------------------------
                                           AMACAN          SPIRE        ADJUSTMENTS        COMBINED
                                                         COMPANIES
                                          -------------------------------------------------------------
ASSETS
Current assets:

  Cash and cash equivalents              $  56,523       $ 1,285,511   $                  $ 1,342,034
  Investments --certificates of
    deposit                                454,119                --                          454,119
  Accounts receivable                       13,281         2,528,569                        2,541,850
  Other current assets                          --            18,294                           18,294
  Deferred tax asset                            --            11,310                           11,310
                                         ---------       -----------   -------------      ------------
    Total current assets                   523,923         3,843,684                        4,367,607
                                         ---------       -----------   -------------      ------------
Net property and equipment                      --           484,320                          484,320
Interest in oil and gas properties,
   and equipment                           224,213               --         (224,213)(3)           --
                                         ---------       -----------   -------------      ------------
                                         $ 748,136       $ 4,328,004      $ (224,213)     $ 4,851,927
                                         ---------       -----------   -------------      ------------
                                         ---------       -----------   -------------      ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable to bank                   $      --       $     3,722      $               $     3,722
  Current portion of long--term
    debt                                        --             7,560                            7,560
  Accounts payable and
    accrued expenses                        78,584         1,910,843                        1,989,427
  Income taxes payable                          --           384,073                          384,073
  Deferred maintenance
    revenue                                     --           853,946                          853,946
                                         ---------       -----------   -------------      ------------
    Total current liabilities               78,584         3,160,144                        3,238,728
Long--term liabilities:
  Debt, excluding current
    portion                                     --           217,682                          217,682
  Deferred tax liability                        --            45,549                           45,549
  Deferred compensation                     15,150                --                           15,150
    Total long--term liabilities            15,150           263,231                          278,381
Stockholders' equity:
  Common stock                             680,929             2,000         289,817 (1)      972,746
  Additional paid--in capital               89,504            73,200        (162,704)(1)           --
  Treasury stock                                --          (126,140)        126,140 (2)            --
  Retained earnings (deficit)             (116,031)          955,569        (477,466)(3)       362,072
                                         ---------       -----------   -------------      ------------
    Net stockholders' equity               654,402           904,629        (224,213)        1,334,818
                                         ---------       -----------   -------------      ------------
                                         $ 748,136       $4,328,004       $ (224,213)      $ 4,851,927
                                         ---------       -----------   -------------      ------------
                                         ---------       -----------   -------------      ------------

                                  AMACAN AND SPIRE COMPANIES
                   UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS
                              NINE MONTHS ENDED JANUARY 31, 1996


                                                HISTORICAL                      PRO FORMA
                                          -------------------------------------------------------------
                                           AMACAN          SPIRE        ADJUSTMENTS        COMBINED
                                                         COMPANIES
                                          -------------------------------------------------------------
REVENUES:
  Software licenses and
      maintenance                        $      --        $ 6,018,605   $                  $ 6,018,605
  Hardware sales and service                    --          4,553,858                        4,553,858
  Oil and gas sales                          108,850               --                          108,850
                                         -----------       -----------   -------------      -----------
    Total revenues                           108,850       10,572,463                       10,681,313
COST OF SALES:
  Software licenses and
      maintenance                                 --        2,605,631                        2,605,631
  Hardware sales and service                      --        3,958,663                        3,958,663
  Oil and gas sales                           71,084               --          (28,071)(3)      43,013
                                         -----------       -----------   -------------      -----------
    Total cost of sales                       71,084        6,564,294          (28,071)      6,607,307
                                         -----------       -----------   -------------      -----------
    Gross profit                              37,766        4,008,169           28,071       4,074,006
Selling, general, and
   administrative expenses                   109,498        3,405,747                        3,515,245
    Income (loss) from
      operations                            (71,732)          602,422           28,071         558,761
                                         -----------       -----------   -------------      -----------
Other income                                 17,434             6,956                           24,390
                                         -----------       -----------   -------------      -----------
    Income (loss) before income
      taxes                                 (54,298)          609,378           28,071         583,151
Income tax expense                              903           237,693            4,571         243,167
                                         -----------       -----------   -------------      -----------
    Net income (loss)                    $  (55,201)       $  371,685    $      23,500       $ 339,984
                                         -----------       -----------   -------------      -----------
                                         -----------       -----------   -------------      -----------
    Net income (loss) per
      common share                       $    (0.02)            $2.03                            $0.09
                                         -----------       -----------                      ----------
                                         -----------       -----------                      ----------

                                    AMACAN AND SPIRE COMPANIES
                     UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS
                                     YEAR ENDED APRIL 30, 1995

                                                HISTORICAL                      PRO FORMA
                                          -------------------------------------------------------------
                                           AMACAN          SPIRE        ADJUSTMENTS        COMBINED
                                                         COMPANIES
                                          -------------------------------------------------------------
REVENUES:
  Software licenses and
    maintenance                           $        --    $ 5,356,572   $                  $ 5,356,572
  Hardware sales and service                       --      4,318,111                        4,318,111
  Oil and gas sales                           187,533             --                          187,533
                                         ------------     -----------   -------------      -----------
    Total revenues                            187,533      9,674,683                        9,862,216
COST OF SALES:
  Software licenses and
     maintenance                                   --      2,879,943                        2,879,943
  Hardware sales and service                       --      3,734,132                        3,734,132
  Oil and gas sales                           130,141             --          (45,506)(3)      84,635
                                         ------------     -----------   -------------      -----------
    Total cost of sales                       130,141      6,614,075          (45,506)      6,698,710
                                         ------------     -----------   -------------      -----------
    Gross profit                               57,392      3,060,608           45,506       3,163,506
Selling, general, and
  administrative expenses                      61,808      2,927,081                        2,988,889
    Income from operations                     (4,416)       133,527           45,506         174,617
                                         ------------     -----------   -------------      -----------
Other income (expense)                         (5,767)        11,696                            5,929
    Income (loss) before income
      taxes                                   (10,183)       145,223           45,506         180,546
Income tax expense                              1,199         46,488            5,601          53,288
                                         ------------     -----------   -------------      -----------
    Net income (loss)                    $    (11,382)    $   98,735    $      39,905      $  127,258
                                         ------------     -----------   -------------      -----------
                                         ------------     -----------   -------------      -----------
    Net income (loss) per
      common share                       $      (0.00)         $0.54                            $0.04
                                         ------------     -----------                     ------------
                                         ------------     -----------                     ------------

                                 NOTES TO AMACAN AND SPIRE COMPANIES
                     UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


1. The pro forma combined common stock as of January 31, 1996 is adjusted to reflect the recapitalization through the Amacan one-for-seven reverse stock split, resulting in 389,102 shares of Amacan Common Stock outstanding, with par value remaining at $0.25 and the subsequent issuance of 3,501,883 shares of Amacan Common Stock in exchange for all issued shares of the Spire Common Stock and Spire Systems Common Stock. This results in an increase in common stock of $289,817 as follows:

    Total common shares outstanding. . . . . . . . . . . .      3,890,985
    Par value of $.25. . . . . . . . . . . . . . . . . . .          $0.25
                                                               ----------
                                                               $  972,746
                                                               ----------
    Less balance of common stock issued prior to merger. .     $  682,929
                                                               ----------
                                                               $  289,817
                                                               ----------
                                                               ----------


                    Additional paid-in capital is reduced by the $289,817 resulting in negative additional paid-in capital of $127,113 which is charged to retained earnings to eliminate the negative balance.

2. The Spire Companies' treasury stock in the amount of $126,140 is cancelled in connection with the Share
   Exchange and is charged to retained earnings because there is no remaining additional paid-in capital.

3. Because the estimated fair market value of the Amacan
   Common Stock at the date the Exchange Agreement was signed and announced to the public (based on the number of shares of Amacan Common Stock outstanding
   (2,723,714) multiplied by the average of the bid and ask price $.07 of the common stock on that date), is less than the recorded value of its current assets, net of total liabilities, the Company's interest in oil and gas properties, and equipment of $224,213 as of January
   31, 1996, has been reduced to zero, with an offset to retained earnings. Related historical amortization and depreciation for each period has been eliminated in the pro forma condensed combined income statements.

   The net adjustment to retained earnings is summarized as follows:

    Elimination of negative balance in additional paid-in
        capital . . .  . . . . . . . . . . . . . . . . . . . . . .    $ 127,113
    Elimination of treasury stock. . . . . . . . . . . . . . . . .      126,140
    Write off of net property and equipment, and oil and gas
        properties of Amacan . . . . . . . . . . . . . . . . . . .      224,213
                                                                     ----------
                                                                      $ 477,466
                                                                     ----------
                                                                     ----------

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                   AND RESULTS OF OPERATIONS OF THE COMPANY

RESULTS OF OPERATIONS

NINE MONTHS ENDED JANUARY 31, 1996 COMPARED TO NINE MONTHS ENDED
JANUARY 31, 1995

                    During the nine months ended January 31, 1996, the Company reported a net loss of $55,201 compared with a net loss of $2,854 for the comparable nine months of 1995.

                    REVENUES. Oil and gas revenues decreased from $142,944 to $108,850, primarily because of decreased production of the oil and gas reserves in which the Company holds an interest. Interest income increased from $14,922 to $17,434, due to increased principal amounts for investments in certificates of deposit.

                    COSTS AND EXPENSES. Depreciation and depletion decreased from $38,091 to $28,071, because of decreased production of the Company's oil and gas reserves on which depreciation and depletion cost is based. Operating costs did not materially differ from the comparable nine months of 1995. Selling, general and administrative expenses increased during the nine months ended January 31, 1996 from $78,101 to $109,498 primarily due to increased professional and accounting fees incurred in connection with the Share Exchange compared with the same period of 1995.

FISCAL 1995 COMPARED TO FISCAL 1994

                    Revenues from the Company's participation in oil and gas production decreased in fiscal 1995 compared to fiscal 1994 reflecting a decrease in production of both oil and gas. The Company incurred a net loss of $11,382 in 1995 compared to a net loss of $51,816 in fiscal 1994. In addition to the decrease in oil and gas production, the Company's results of operations in 1995 were adversely affected by a writeoff of its interest in a limited partnership amounting to $15,333. The loss in fiscal 1994 was attributable to a decline in oil prices and to increases in production costs and in general and administrative expenses relating to a modification to a deferred compensation agreement for the Company's retiring President.

                    In May 1994, Russell G. Holley retired as President of the Company and Tad M. Ballantyne was appointed as President. The Board instructed Mr. Ballantyne, whose background is in acquisitions and management of manufacturing companies, to seek out and evaluate business opportunities which would allow the Company to diversify its business. The Exchange Agreement and the Share Exchange are the result of the Board's efforts in actively seeking and evaluating such opportunities on behalf of the Company. Apart from the Exchange Agreement and the Share Exchange, there are presently no arrangements, understandings, commitments or agreements for the Company to engage in any new business.

LIQUIDITY AND CAPITAL RESOURCES

                    The Company's liquidity is provided by revenue from participation in oil and gas operations, and historically by long-term debt provided by bank loans, and issues of capital stock. The Company has during the nine months ended January 31, 1996 been able to generate sufficient cash to pay for its share of expenses associated with production of the Company's interest in oil and gas reserves.

                    The Company anticipates that its oil and gas operations during the 1996 fiscal year can be adequately financed through its share of revenues from such operations. The Company has actively sought to diversify its business and has evaluated opportunities unrelated to oil and gas production. The Company's negotiation of the Share Exchange and execution of the Exchange Agreement resulted from the Company's pursuit of such opportunities. The Company has no long term commitments for capital expenditures.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                AND RESULTS OF OPERATIONS OF THE SPIRE COMPANIES

OVERVIEW

                    The Spire Companies resell Digital's network computer systems and components on a value added basis, develop and sell office automation software products, act as "service and value added resellers" and distributors of software developed by third parties and develop and implement client/server solutions for open computing environments. The Spire Companies offer a wide range of desktop, client/server and production systems and related components, peripheral equipment, software and services used in a wide variety of applications, industries and computing environments. The Spire Companies have entered into strategic partner arrangements with Lotus and Novell, Inc., two major application software manufacturers, and DEC, a major hardware manufacturer.

                    Historically, the Spire Companies have focused their efforts toward marketing software products operating on the OpenVMS operating system that runs on Digital's VAX systems. The Spire Companies are expanding their distribution formula to include software products that operate in the growing UNIX operating system marketplace and have recently started to market a third-party product known in the industry as a "firewall," which is designed to protect an organization's computer network from access by unauthorized users. The Spire Companies have also recently expanded their services to include systems configuration, and hardware and software sales in support of Digital's new 64-bit Alpha computer platforms.

                    As part of the ongoing efforts of the Spire Companies to support their customers' needs in the areas of training, support and system configuration, the Spire Companies offer an annual maintenance agreement. This allows customer access to the technical resources and support personnel at the Spire Companies, including automatic product upgrades, "bug fixing" and system configuration consulting.

                    During the past fiscal year, the combined revenues of the Spire Companies from these various activities were broken down as follows:

OpenVMS software sales                                 44% of revenues
System configuration and hardware sales                36% of revenues
Technical support and maintenance service              17% of revenues
UNIX platform software sales and access protection      3% of revenues

                    Spire management expects that during 1996, revenues from the sale of UNIX platform products, security products and management and performance product lines will grow faster as a percentage of revenues than other products and services offered by the Spire Companies. In particular, Spire management believes the rate of revenue growth for office automation product sales will be slower than in the past.

                    No single market sector represents a dominant portion of the Spire Companies' revenues, with governmental and educational institutions representing approximately 32% of combined revenues and small to large corporations representing the remaining 68%. No single customer represents more than ten percent of the combined revenues of the Spire Companies.

                    Like other "value added resellers" and distributors, the Spire Companies rely on their vendors and suppliers of software and hardware products for their ongoing product lines. Over 70 percent of the combined revenues of the Spire Companies are derived from products they obtain from DEC, Novell and Lotus. Should these suppliers select a different distribution channel or fail to renew existing distribution agreements with the Spire Companies, the profitability and ability of the Spire Companies to continue in business could be significantly compromised. The Spire Companies are expanding their product lines in an effort to reduce this risk; however, the business of the Spire Companies will continue to be dependent on vendors' selection of this particular channel of distribution for their product.

                    The Spire Companies sell their products through a direct sales force of 30 representatives in the United States, and through a number of third-party distributors in Europe and Australia.

RESULTS OF OPERATIONS

                    The following table sets forth, for the periods indicated, selected Statement of Operations data and other selected financial information of the Spire Companies, expressed in dollars and as a percentage of combined revenues.


                                 (Unaudited)           (Unaudited)             Year Ended            Year Ended
                              Nine Months Ended        Nine Months Ended       April 30,             April 30,
                              January 31, 1996         January 31, 1995        1995                  1994
                             --------------------      -------------------     -------------------   -------------------
Summary Statement
   of Operations:
Revenues                      $10,572,463  100 %       $7,186,905   100 %      $9,674,683    100 %   $6,043,411    100 %
Cost of Sales                   6,564,294   62 %        5,071,706    71 %       6,614,075     68 %    3,967,029     66 %
                             ------------               ---------               ---------            ----------
Gross Profit                    4,008,169   38 %        2,115,199    29 %       3,060,608     32 %    2,076,382     34 %
Selling,general, and
 administrative expenses        3,405,747   32 %        2,053,560    28 %       2,927,081     30 %    2,032,513     34 %
                             ------------               ---------               ---------            ----------
Income from
  operations                      602,422    6 %           61,639     1 %         133,527      1 %       43,869      1 %
Other income (expense)              6,956    0 %           12,766      0 %         11,696      0 %      (16,075)     0 %
                             ------------               ---------               ---------            ----------
Income before
  income taxes                    609,378    6 %           74,405      1 %        145,223      2 %       27,164      0 %
Income tax expense                237,693    2 %           29,762      0 %         46,488      0 %        8,931      0 %
                             ------------               ---------               ---------            ----------
Net income                       $371,685    4 %          $44,643      1 %        $98,735      1 %      $18,233      0 %
                             ------------               ---------               ---------            ----------
                             ------------               ---------               ---------            ----------
Net income per
  common share                     $2.03                    0.24                    0.54                   0.10
                             ------------               ---------               ---------            ----------
                             ------------               ---------               ---------            ----------

SUMMARY BALANCE
  SHEET:
Cash                           $1,285,511   30 %         $209,731      7 %       $766,247     27 %     $493,460    27 %
Other current assets            2,558,173   59 %        2,408,900     80 %      1,581,399     56 %      932,993    51 %
Fixed assets, net of
  accumulated depreciation        484,320   11 %          389,463     13 %        468,211     17 %      394,872    22 %
                             ------------               ---------               ---------            ----------
Total assets                   $4,328,004  100 %       $3,008,094    100 %     $2,815,857    100 %   $1,821,325   100 %
                             ------------               ---------               ---------            ----------
                             ------------               ---------               ---------            ----------
Total current liabilities     $3,160,144    73 %        2,381,813     79 %      2,164,378     77 %    1,182,880    65 %
Total long--term
  liabilities                    263,231     6 %          257,079      9 %        228,185      8 %      313,886    17 %
Total stockholders'
  equity                         904,629    21 %          369,202     12 %        423,294     15 %      324,559    18 %
                             ------------               ---------               ---------            ----------
Total liabilities and
 stockholders' equity         $4,328,004   100 %       $3,008,094    100 %     $2,815,857    100 %   $1,821,325   100 %
                             ------------               ---------               ---------            ----------
                             ------------               ---------               ---------            ----------


NINE MONTHS ENDED JANUARY 31, 1996 COMPARED TO NINE MONTHS ENDED
JANUARY 31, 1995

                    REVENUES. Revenues increased 47% from $7,186,905 for the nine months ended January 31, 1995 to $10,572,463 for the nine months ended January 31, 1996. The Spire Companies continued to expand their product offerings into new software lines and increased their distribution channels to include international third party distributors, in addition to expanding their domestic direct sales team. The Spire Companies also expanded their product sales into the UNIX and Windows NT operating systems market niches.

                    GROSS PROFIT. Gross profit as a percent age of revenues was 29% and 38% for the nine months ended January 31, 1995 and 1996, respectively. During these periods, costs generally remained stable. The increased margin percentage is attributable primarily to two factors. First, the new product lines are more technical in nature, less competitive and therefore carry a higher gross margin, and second, the "fixed cost" portion of "Cost-of-sales" was spread over a larger sales base and therefore represented a smaller percentage of sales.

                    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased from 28% to 32% of revenues for the nine months ended January 31, 1995 compared to the nine months ended January 31, 1996. The Spire Companies are expanding their sales staffs, which entails increased training expense, time and effort. In addition, the Spire Companies continued to expand international distribution channels which are more costly to administer than the historic domestic direct sales team.

                    RESEARCH AND DEVELOPMENT. The Spire Companies incurred nominal research and development costs during the nine months ended January 31, 1995 and 1996. The additional product lines and the ongoing efforts of the Spire Companies to upgrade their present product lines will likely result in increased research and development costs in future periods.

                    OTHER INCOME. Other income consists primarily of interest income and interest expense. This expense category was insignificant when compared to other income and expense items. Interest expense for the nine months ended January 31, 1995 and 1996 was $22,713 and $16,418, respectively.

FISCAL 1995 COMPARED TO FISCAL 1994


                    REVENUES. Revenues increased 60% from $6,043,411 for the year ended April 30, 1994 to $9,674,683 for the year ended April 30, 1995. This growth in revenues is primarily the result of increases in volume of the Company's historic line of products, the Company's expanded market presence and its entrance into the UNIX and Windows NT software market niche. During the period ending April 30, 1995, the Company expanded its direct sales force along with expanding its relationship with additional third party distributors. The Company also expanded its product line to include Network Management and Performance software tools which operate on the UNIX and Windows NT operating systems platforms. Product pricing and sales margins remained relatively stable during these periods. The Company is continuing to expand its direct sales staff and its indirect distribution channel.


                    GROSS PROFIT. Gross profit as a percentage of revenues was 34% and 32% for the years ended April 30, 1994 and 1995, respectively. This increase resulted primarily from a larger volume of products shipped spread over fixed costs which remained more constant and the sales of the new lines of products which have better cost margins than the historic product lines. There is no guarantee that gross operating margins can be maintained at this level in the future. Competition in the Spire Companies' industry remains very high and plays a significant role in determining the margins that the Spire Companies are able to maintain.

                    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased from 34% of revenues for the year ended April 30, 1994 to 30% of revenues for the year ended April 30, 1995. These changes resulted primarily from the timing of the Spire Companies' sales staff expansion and the growth of the Spire Companies' marketing budget, compared to the level of sales volume during any given period. In November 1995, due principally to an increased number of product lines and an expanding customer base, the Spire Companies began increasing the number of internal direct sales personnel. In addition, the Spire Companies are currently expanding their international channel of third-party distributors. This expansion activity could increase future sales and marketing costs and decrease margins.

                    RESEARCH AND DEVELOPMENT. Historically, the Spire Companies have incurred nominal research and development costs. Spire management plans to add new products and may begin to develop proprietary software products. These development activities, along with ongoing efforts to upgrade the Spire Companies' present line of products, are likely to result in increased research and development expenses.

                    OTHER INCOME. Other income consists primarily of interest income and interest expense. In addition, for the year ended April 30, 1995 other income reflected receipt of a one-time consulting fee in the amount of $29,772. Interest expense increased from $25,517 for the year ended April 30, 1994 to $28,348 in the year ended April 30, 1995. This was due to short-term borrowings relating to working capital funding needs.

LIQUIDITY AND CAPITAL RESOURCES


                    The increase in accounts receivable during the nine months from April 30, 1995 to January 31, 1996 is attributable largely to increased sales activity, reflecting an increase in average monthly sales of the Spire Companies from approximately $800,000 per month for the year ended April 30, 1995 to approximately $1,175,000 per month during the nine months ended January 31, 1996. During the nine month period there was no change in the sales terms of the Spire Companies, nor was there any significant change in the number of days sales outstanding. Substantially all of the increase in accounts payable and a portion of the increase in accounts receivable during the period resulted from the request in July 1995 of a principal supplier of the Spire Companies to defer royalty payments due from the Spire Companies and corresponding offsetting amounts due from this supplier for technical services provided by the Spire Companies. As of January 31, 1996, the accounts payable of the Spire Companies included approximately $710,000 in royalties payable to this supplier and the accounts receivable of the Spire Companies included approximately $452,000 due from such supplier. As agreed by the parties, the net payable will be paid by the Spire Companies in April 1996.


                    Historically, the Spire Companies have financed their operations through long-term debt, short-term borrowings and cash generated from operations. During the years ended April 30, 1995 and 1994, the Spire Companies generated cash from operating activities in the amounts of $434,910 and $214,209, respectively. For the same years, net cash increased $272,787 and $124,753, respectively. For the nine-month period ended January 31, 1996, the Spire Companies generated cash from operations in the amount of $1,021,282 and their net cash increased by $480,108.

                    Based on anticipated working capital requirements, Spire management believes that existing cash and cash equivalents, cash generated from operations, long-term debt financing and borrowings under the Spire Companies' existing lines of credit will be sufficient to finance the operations of the post-exchange Company through the foreseeable future.

                    The Spire Companies plan to evaluate opportunities for the license or acquisition of additional software products as well as the possible acquisition of, or development of strategic relations with, other companies who may have products or distribution channels that are compatible with the business objectives of the Spire Companies. In the event the Spire Companies elect to pursue such opportunities, additional capital in the form of equity or debt will likely be required.

                             BUSINESS OF THE COMPANY

GENERAL

                    The Company was incorporated in the State of Utah in May 1969 for the purpose of mineral exploration and development. Since 1974, the Company has been almost exclusively engaged as a participant with others in oil and gas exploration and development. The Company's principal assets are working interests in producing oil and gas wells and options or rights to participate in the drilling of additional wells. The Company has participated almost exclusively with an independent operator, Luff Exploration Company ("Luff") of Denver, Colorado in its exploration activity.
 Kenneth D. Luff, the owner of Luff, was appointed to the Company's Board of Directors on May 31, 1994. Potential projects are evaluated by Luff and, in Luff's discretion, the Company is offered the right to participate in a particular project; however, Amacan may elect not to participate in any particular project.

                    Since 1974, the Company has participated with Luff in drilling a total of 122 wells, 31 of which are presently productive. The Company did not participate with Luff in the drilling of any wells during the fiscal year ended April 30, 1995. Nine additional productive wells were previously sold and 22 were abandoned when depleted. Of the 122 wells, 50 have been exploratory wells and 72 have been developmental wells. Through its participation with Luff, the Company has farmed out its interest for drilling by other companies, at their expense, a total of 28 additional wells, one of which is presently productive. Including this well, the Company presently has an interest in 31 productive oil and gas wells.

                    The Company has one subsidiary, Amacan Industries, Inc. ("AII"), organized during fiscal year 1991 to seek out and consider unrelated business opportunities. In June 1992, AII made a $20,000 investment for a two percent (2%) interest in a limited partnership organized under Illinois law to conduct the business of accounts receivable recovery and financial consulting. The Company's share of losses reported by the limited partnership for the 1995 fiscal year was $15,553. The Company's principal line of business is natural resources exploration and development and income received by the Company during the fiscal year ending April 30, 1995 was derived from production on oil and gas properties.

                    The Company did not devote any of its time or resources to exploration or development of properties outside of the United States during the 1995 fiscal year and does not anticipate that any time or resources will be allocated to properties outside of the United States in the future. The Company presently has two employees. There are no pending material legal proceedings to which the Company is a party.

COMPETITION AND MARKETS

                    The oil and gas industry is intensely competitive in all of its phases and in the areas where the Company owns working interests in oil and gas wells. The Company is not a competitive factor in the industry. Luff encounters strong competition from major oil companies, other independent operators and other companies, many of which have greater financial and technical resources and are more experienced in the exploration for and production of oil and gas.

                    Independent producers currently market production of crude oil, condensate, natural gas and natural gas liquids in the United States under contracts with various oil companies and gas pipeline companies. The continued availability of a ready market depends upon numerous factors beyond the control of the operator, including crude oil imports, actions by oil producing nations, the availability of adequate pipeline and other transportation facilities, the marketing of competitive fuels and fluctuations in supply and demand.

REGULATION

                    The oil and gas industry is currently subject to extensive regulation by both federal and state authorities. Most states have regulations pertaining to the spacing of wells, prevention of waste, limitation of rates of production, proration of production, prevention and cleanup of pollution, and similar matters in addition to the environmental and federal price regulations discussed below. The marketing of oil and gas including the construction of production, storage handling or transmission facilities, also has been and could be delayed pending government approval.

                    The Company's operations are significantly affected by the impact of federal income tax laws. Such laws can affect the Company directly and can also adversely affect the operator's ability to secure drilling funds if changes in such laws should eliminate or reduce federal income tax incentives. Of particular importance are provisions of the Code which permit the owner of an economic interest in oil and gas to deduct from the income realized from each property an amount based on the greater of cost or percentage depletion, subject to certain limitations. If cost depletion is utilized, the taxpayer is entitled to recover its capitalized cost in the property over its productive life. For production after 1984, percentage depletion at a rate of 15% of gross revenues, not to exceed 50% of the taxable income attributable thereto, is still available under the independent producer exemption, for which the Company qualifies, for production of up to 1,000 barrels of domestic crude oil (or natural gas equivalent) per day. Percentage depletion is not limited to the owner's basis in the property.

                    There are numerous federal laws and regulations controlling the discharge of materials into the environment, or otherwise relating to the protection of the environment, to which the oil and gas drilling and recovery operations in which the Company participates are subject and which increase the cost of exploring for, developing or producing oil and gas.

OPERATING RISKS; INSURANCE

                    The oil and gas operations in which the Company participates are subject to all the risks normally incident to drilling for and producing oil and gas, including blowouts and fires, which could result in damage to, or destruction of, oil and gas wells or production facilities and loss of life and property. Operators are not typically insured against all of these risks either because insurance is not available or because operators have elected not to insure due to prohibitive premium costs. The occurrence of an uninsured event or of an event only partially insured could result in substantial losses to an operator and severely impair its ability to continue operations.

                    Pollution or discharge of materials into the environment which might be caused by an operator's drilling or producing operations could result in liabilities to third parties, or restrictions on the activities in which the Company participates, or both.

PROPERTIES

                    The Company owns a working interest in each oil and gas drill site for which it has paid a percentage of the costs of drilling and, where warranted, a percentage of the costs of completion of a well. The Company's working interest results in a "net revenue interest", which is computed as a percentage of income before the expenses of drilling and completion are recovered (before payout) and a lesser revenue interest after such costs have been recovered (after payout). The Company's after-payout working interest in the wells varies from a low of 1.641% to a high of 10.9999%. In addition to these revenue interests, the Company, through participation in certain of the drill sites, has earned the right to participate in income from any additional wells that may be drilled. Alternatively, the Company may become entitled to an income interest in certain wells completed by unrelated third parties on acreage in which the Company has an interest under "farm-out" agreements which entitle said third parties to an agreed amount of production from such wells before the Company receives its income interest. The income interest would be less than the interest which would be earned if the Company had shared in the costs of drilling and completion.

                    Reserves. An estimate, as of April 30, 1995, of proved developed producing reserves underlying oil and gas wells in which the Company has an interest (all of which are located in the United States), is as follows:


                                Gross            Net
                              ----------     ------------
Barrels of Oil . . . . . . .   1,191,072           43,070
Gas in MCF . . . . . . . . .   4,057,045          222,043

                    There are no estimates of proved developed nonproducing reserves or proved undeveloped reserves in connection with these properties. These reserve estimates were prepared by petroleum engineers employed by Luff. No estimates of such reserves are filed with or included in reports by the Company to any other federal authority or agency.

                    Production. All production has been from wells located in the continental United States. Net oil and gas production for oil in barrels and gas in MCF for each of the last five years, representing the Company's interest in oil and gas wells and the average cost of production per equivalent barrels for each of the past five years, is as follows:


        Year Ending     Oil                        Average Production Cost
        April 30,       Barrels       Gas MCF      per Equivalent Barrels
        -----------     ---------    ---------     ------------------------
        1995              6,561        48,977               $5.75
        1994              7,181        49,794               $5.14
        1993              8,017        69,925                4.55
        1992              9,450        75,077                4.47
        1991              7,668        81,941                4.43

                    The average sales price per unit of oil produced and of gas produced during the last three fiscal years is as follows:

       Year Ending
       April 30,          Sales Price/Barrels of Oil       Sales Price/MCF Gas
       ------------       --------------------------       -------------------
          1995                    $14.38                          $1.42
          1994                     14.35                           1.71
          1993                     19.03                           1.46

                    Drilling. Set forth below are the gross and net productive and nonproductive wells drilled or acquired in each of the last three fiscal years.


                                    Productive Wells    Dry Wells
                                    ----------------    ---------
                                    Gross     Net
                                    -----     -----
              1995 . . . . . . .       --        --           --
              1994 . . . . . . .       --        --           --
              1993 . . . . . . .        3     02763            3

                    Gross and Net Wells and Acreage. At April 30, 1995, the total gross and net productive wells (expressed separately for oil and gas wells) and the total gross and net producing acres in which the Company has an interest were as follows:


                 April 30, 1995                   Oil*      GAS
            ----------------------------        -------   -------
            Gross wells. . . . . . . . .            25          8
            Net wells. . . . . . . . . .             2          2

            Gross acres. . . . . . . . .         8,696      3,592
            Net acres. . . . . . . . . .           376        217

* The Company has an interest in 16 wells from which both oil and gas are produced; these wells are shown as gross and net oil wells in the foregoing table.

At April 30, 1995, the Company had interests in producing acreage as set forth below:

                       Total Producing Acreage -- April 1995
                ---------------------------------------------------
                         State                       Gross     Net
                ----------------------------------  -------   -----
                Montana. . . . . . . . . . . . . .  7,000       323
                North Dakota . . . . . . . . . . .  1,760       91
                South Dakota . . . . . . . . . . .  1,600       53
                Wyoming. . . . . . . . . . . . . .  1,920       120

                    The foregoing tables include only the acreage underlying drill sites which are currently held by production. As stated, the Company has, in connection with drilling a number of wells, earned an interest in additional acreage which may be the subject of drilling in the future. The Company does not expect to maintain its interest in such acreage, however, except through drilling of additional wells with Luff or through farm-out or nonconsent arrangements as determined by Luff.

                    Title to Properties. As is customary in the oil and gas industry, Luff conducts a title examination at the time oil and gas exploration leases are acquired. The oil and gas properties in which the Company participates are subject to royalty, overriding royalty and other interests which are customary in the industry, liens incident to operating agreements, current taxes and other burdens, minor encumbrances, easements and restrictions.

                           BUSINESS OF THE SPIRE COMPANIES

                    Spire, a Utah corporation founded in 1986, and Spire Systems, a Utah corporation founded in 1992, resell DEC network computer systems and components on a value added basis, develop and sell office automation software products, act as "service and value added resellers" and distributors of software developed by third parties and develop and implement client/server solutions for open computing environments. The Spire Companies offer a wide range of desktop, client/server and production systems and related components, peripheral equipment, software and services used in a wide variety of applications, industries and computing environments. The Spire Companies have entered into strategic partner arrangements with Lotus, Novell and DEC.

BACKGROUND

                    The original computers were large, mainframe pieces of equipment that required vast amounts of space, energy and capital investment. Technological advances have allowed computers to become increasingly smaller, faster and less costly. Although there continue to be many applications requiring mainframe computers for large organizations, the largest segment of the computing market needs mid-range computing equipment for government, education and business sites, and smaller, consumer-oriented equipment, including personal computers.

                    Many different approaches were developed by numerous emerging manufacturers to create a set of operating instructions to allow the computer hardware to operate properly. In the personal computer market, these well-recognized "operating systems" or "platforms" include MicroSoft Corporation's MS-DOS (and related Windows and Windows 95) products, IBM's OS/2, and the proprietary operating system developed for Apple's Macintosh. Other operating systems include DEC's VMS and OpenVMS operating systems, the UNIX operating system which has been separately developed by many different manufacturers, and the new Microsoft Windows NT.

                    Computer application software, such as wordprocessors, spreadsheets and other types of programs designed for use on one operating system do not operate on another platform without making extensive and often costly modifications.

                    As a result of the complexity of various hardware and software systems, as well as the changing needs of buyers of such products, the Spire Companies were formed to serve the role of an "integrator" of these various components, principally for the needs of mid-range users in government, education, and business. The Spire Companies have reviewed the hardware and software being offered by current manufacturers, compared the various competing products, and elected to represent and sell those hardware and software systems that the Spire Companies consider to be the finest products available on a stand-alone basis, but which are also capable of being integrated with the other software and hardware product needs of Spire customers. Accordingly, the Spire Companies are principally a sales and technical support organization for third-party products which Spire employees have tested and used in a variety of applications and, if necessary, adapted for cross-operating system operation so that the entire computing needs of Spire customers can be well served by the best products that work well together.

PRODUCTS

                    OVERVIEW. The Spire Companies are authorized value-added resellers for Digital and provide their customers with desktop integration and system hardware. The Spire Companies fill their customers' unique computer needs through a combination of integrated software packages from different manufacturers and technical support for such products. The Spire Companies are one of the largest licensing and support organizations for cross-platform compatible VMS and OpenVMS versions of WordPerfect, WP Office, and Lotus 1-2-3. The Spire Companies endeavor to meet the specialized mid-range computing needs of governmental, educational and corporate organizations worldwide by providing networking expertise in integrating multi-vendor networks, network consulting with respect to connectivity, compatibility, inter-operability and management of the end-user's local area network ("LAN"), installation of the end-user's LAN, including interface hardware and software, and timely and professional technical support.

                    DIGITAL HARDWARE. The Spire Companies are licensed to sell Digital's 64-bit reduced instruction set computing ("RISC") architecture known as "Alpha" which is designed to support multiple operating systems.
The Spire Companies offer Digital's line of Alpha-based products ranging from chips and boards to high performance workstations and servers. Alpha supports three major operating systems: Digital's 64-bit UNIX operating system,

Digital's OpenVMS operating system and Microsoft Corporation's
Windows NT operating system. The Alpha-based systems include high performance database servers and workstations.

                    The Spire Companies also offer Digital's VAX computer systems, components and Intel-based personal computer systems.

                    The Spire Companies offer and sell peripherals manufactured by Digital and other entities such as magnetic disk drives, tape drives, solid state disk and in-film heads, video terminals, printers and network components.

                    SOFTWARE. The Spire Companies design and develop, acquire from third parties and distribute under license, or act as resellers for, various software products for use on Digital computer systems and computer systems from other vendors.

                    OFFICE AUTOMATION. Under licenses from Lotus and Novell, the Spire Companies obtained the right to create derivative works of the source code for WordPerfect, Lotus 1-2-3 and WP Office (aka Groupwise) with ownership of such derivative works remaining in the licensors. Spire engineers have developed and the Spire Companies now market these software solutions for the OpenVMS operating platform. The Spire Companies also market these office automation products developed by third parties for UNIX, MS-DOS and Windows 95 operating platforms. Because of the wide variety of computing platforms used today in many organizations, the ability of the Spire Companies to offer powerful office tools which provide cross-platform compatibility and user familiarity is important in assisting Spire customers to create effective corporate standards. The Spire Companies also offer other third- party office automation products including Fax Sr., an enterprise faxing server. The following paragraphs describe the office automation products currently offered by the Spire Companies:

            * WORDPERFECT for OpenVMS systems is one of the leading word processing programs, and DEC's word processing application of choice for OpenVMS users. Powerful word processing tools, graphics integration and drawing capabilities, flexible tables, an equation editor, and seamless cross-platform file compatibility have earned WordPerfect nine Target Awards-TM- for best word processing software.

            * LOTUS 1-2-3 for OpenVMS provides users with essential spreadsheet tools combined with the power and resources of an OpenVMS environment. Features such as 3-D worksheets, cross-platform file compatibility, high impact business graphics, and presentation quality output capabilities make Lotus 1-2-3 the preferred spreadsheet application for OpenVMS environments.

            * FAX SR. ENTERPRISE SERVER sends and receives faxes directly from within WordPerfect, or almost any other OpenVMS application, as easily as printing a document or receiving a mail message. Faxes are sent directly to a recipient's fax machine via a server's modem, and can include text, pictures, graphics, scanned images, logos, cover sheets, and special characters. Clients are available for Windows, Mac, Windows NT, MS-DOS, and Motif users.

            * WP OFFICE is an office automation package which provides electronic mail, personnel and resources scheduling, a floating calendar and planner, a powerful multi-function calculator, a customizable database notebook, and a file manager. Each component is integrated through a flexible shell menu which allows users to switch between programs and launch non-WordPerfect programs with a single keystroke.

                    SYSTEM SECURITY. The Spire Companies offer a wide array of third-party UNIX and OpenVMS operating system security products. These system security software tools include firewalls (I.E., products designed to protect an organization's computer network from access by unauthorized Internet users), user monitoring, auditing and logging, authorization and access control, message integrity and confidentiality protocols, and automated system security analysis, reporting and correction tools. System security products offered by the Spire Companies include the following:

            * THE BORDERWARE FIREWALL SERVER-TM- provides comprehensive gateway services while maintaining the highest level of security for organizations connecting to the Internet and other Transmission Control Protocol/Internet Protocol ("TCP/IP") works. It combines Internet application-level servers (like WWW, Mail, News, and FTP) with a transparent IP firewall. In addition, it uses its intimate knowledge of application processes and protocols to examine, control, audit, and validate all network traffic to and from the trusted network at both the packet and connection level. The BorderWare Firewall Server-Registered Trademark- has been promoted as a one-stop solution to a complete and secure Internet gateway.

            * KBLOCK lets users lock their unattended, logged-in terminals to make them unavailable to unauthorized users. It can also automatically lock and remove idle processes when they have been inactive for a prescribed period of time.

                    STORAGE MANAGEMENT. The Spire Companies offer third-party media management and remote device access products including media libraries, backup and restore, and data recovery solutions, including the following:

            * THRUWAY-Registered Trademark- is a remote device access system which bridges the gap between the customer's remote OpenVMS systems and its central site. THRUway-Registered Trademark- simplifies file access, and provides easy and direct management, backup and restoration of remote data from the customer's OpenVMS system.

            * TAPESYS-Registered Trademark- is a media management system which gives the customer complete control over its OpenVMS libraries, including magnetic tapes, optical disks and super-high-density cartridges. TAPESYS-Registered Trademark- also automates backup scheduling and keeps an on-line directory of backed-up files for easy restoring.

            * RAXMASTER-TM- is a comprehensive OpenVMS performance solution combining PerfectDisk-TM-, PerfectTune-TM-, PerfectCache-TM- and I/O Monitor-TM-into an integrated performance enhancing tool.
            Whether a customer's problems are due to CPU, resource allocation, memory, or I/O, RAXMaster-TM- provides proactive, multi-function performance solutions to help customers get the most out of their existing systems.

                    USER TRAINING AND SUPPORT. The third party software solutions offered by the Spire Companies for training and support allow Spire customers to track user problems and establish interactive links between the trainers' and users' terminals. From the trainer's keyboard, the trainer may intervene, create log files of sessions, and conduct local and remote product training for groups of users. The following user training and support products are offered by the Spire Companies:

            * CONTRL-Registered Trademark- AND CLYDESUPPORT-TM- are integrated user support tools for training, monitoring and assisting OpenVMS users. Utilizing these tools, the customer can monitor users' terminals, establish interactive links between terminals, create log files of sessions, communicate with and transfer files to sites not connected by DECnet-TM-, and create and run multiple interactive terminal sessions simultaneously.

            * PC-DUO-Registered Trademark- is a remote control software solution that returns control of distributed PC users to the customer. With TalkRemote, the customer can conduct interactive on-line conversations or training sessions, provide immediate on-line help, perform file transfers across networks and monitor user productivity.

                    NETWORK MANAGEMENT AND PERFORMANCE. The third-party software offered by the Spire Companies relative to system performance management allows Spire customers to monitor systems, databases, events and remote nodes to manage performance tuning, capacity planning, saturation analysis, bench marking and resource accounting from a central site. This performance management is conducted in real time interactive or background modes, across a wide array of UNIX and database environments. The Spire Companies offer the following management and performance products:

            * SYSMON-TM- monitors and manages UNIX and Windows NT environments in both interactive and background modes. Data collectors track and report resource usage, perform trend analysis, monitor and log system events, measure relative response times and alert and intervene upon the occurrence of critical events.
            Data is managed through interactive Graphical User Interface ("GUI") graphs, charts and meters. SYSMON-TM- monitors UNIX and Windows NT operating systems; Oracle, Ingres, Informix and Sybase databases; and third-party applications through its flexible application management interface.

            * ENSIGN-TM- provides distributed system administration and centralized control for UNIX and Windows NT. Ensign-TM- automates and simplifies system administration tasks, eliminates repetitive administrative activities, reduces reactive tasks through a surveillance and recovery facility and can allow delegation of routine processes to others. Administrative tasks are managed through a GUI interface, eliminating the need to learn different UNIX syntax and commands.

            * LANUTIL-TM- uses the customer's OpenVMS resources to automate its LAN management procedures. It lets the customer distribute or update applications to the PCs on the customer's LAN, integrate PC backups with automatic tape management system (such as TAPESYS-Registered Trademark-), inventory software or hardware resources or edit or reconfigure PC files from the customer's OpenVMS system.

            * PATHWORKS-TM- lets users share applications, information, and large system resources across OpenVMS, UNIX, Windows, MS-DOS, and Mac environments. It provides users with LAN Manager-TM- file and print services, Novell compatibility, E-Mail communications, security for PC files, LAN and Wide Area Network ("WAN") capabilities, and a host of network management and integration tools.

             * XJET-TM- AND XCONNECT are Ethernet-TM- print servers which allow users of all six major network operating systems to simultaneously share printer resources. Users on DEC, UNIX, Novell, and Apple networks can all print jobs to the same printer as if it were connected directly to their computer-without any modification to application programs. Concurrent support for LAN Manager-TM-, LAN Server-TM-, and Banyan VINES-TM- is also available.

                    TECHNICAL SERVICES AND SUPPORT. The Spire Companies provide to their customers technical consulting, systems integration and product support services to help Spire customers plan, implement and manage their information technology solutions. The Spire Companies' services include maintenance and support services for Spire software solutions, as well as third-party products sold by the Spire Companies; information systems consulting; technical and application design services, education and training services; systems integration and project management services; network design and support services; and outsourcing and resourcing management services.

                    The Spire Companies' service organization provides these services through two sites in the United States.

SALES AND DISTRIBUTION

                    The Spire Companies market their products and services through a direct sales force of 30 representatives based in Utah and North Carolina. Arrangements with third parties, including hardware manufacturers, software developers, resellers and authorized distributors are an increasingly important part of the Spire Companies' focus on providing complete solutions to its customers and expanding distribution of its products and services through indirect channels domestically and to customers in Europe and Australia.

COMPETITION

                    The information technology industry is highly competitive, international in scope, and comprised of many companies. The methods of competition include marketing, product performance, price, service, technology and compliance with various industry standards, among others. Present and potential competition in the various markets served by the Spire Companies comes from firms of various sizes and types, many of which are larger and have greater resources than the Spire Companies. Firms not now in direct competition with the Spire Companies may introduce competing products in the future. It is possible for companies to be at various times competitors, customers and collaborators in different markets.

MATERIALS

                    The Spire Companies are solely dependent on Digital and authorized distributors of Digital products for their supply of hardware. In addition, the Spire Companies obtain software from numerous third-party vendors, many of which are the sole source for such software. The Spire Companies then incorporate the various hardware, peripheral and software components into an integrated system for installation at their customers' locations. If one of the third-party vendors of either hardware or software were to become unavailable to the Spire Companies, Spire management believes that it would be able to obtain competing and alternate sources of supply of similar but not identical products. The failure of such suppliers to deliver such items on a timely basis could adversely effect the operating results of the Spire Companies until alternative sources of supply could be arranged. Also, if any of the license agreements relative to the office automation products developed by the Spire Companies were to be terminated, the operating results of the Spire Companies could also be adversely effected.

SIGNIFICANT CUSTOMERS

                    Although the Spire Companies sell to many customers involved in certain industries (e.g. government and education) which, if aggregated together, would result in sales to a particular industry of more than 10%, no single customer represents sales by the Spire Companies in the aggregate amount of 10% or more of the consolidated revenues of the Spire Companies. Accordingly, Spire management believes that the loss of any single customer would not have a material adverse effect on the Spire Companies taken as a whole.

PATENTS

                    The Spire Companies do not own any patents nor do they have any patent applications relating to their products. The Spire Companies have a limited number of copyrights and have obtained licenses to create derivative works relative to copyrights owned by third parties. The ownership of such derivative works vests in the licensor. The Spire Companies are also seeking tradename and trademark protection for certain of their names and marks. Accordingly, Spire management does not believe that any particular patent or group of patents, copyrights, trademarks, or tradenames is of material importance to the business of the Spire Companies as a whole.

RESEARCH AND ENGINEERING

                    The Spire Companies compete in an industry which is characterized by rapid technological change. In the nine-month period ended January 31, 1996 and the fiscal years ended April 30, 1995 and 1994, the Spire Companies incurred insignificant expenses for research and development. Spire management anticipates that it will begin investing in research and development during the 1996 calendar year to maintain and strengthen its competitive position. Spire management does not anticipate that research and development expense will exceed three percent of gross revenues for the fiscal year ended April 30, 1997.

EMPLOYEES

                    The Spire Companies had 50 full and part-time employees at December 31, 1995.

PROPERTY

                    The headquarters and research and development facilities of the Spire Companies are located at 311 N. State, Orem, Utah. The Spire Companies own a 5200 square foot building, subject to encumbrances of approximately $123,000 and $102,000 at January 31, 1996, which bear interest at rate of 8.25% and 8.70%, respectively. In addition, the Spire Companies occupy 7500 square feet of contiguous space under a one year lease subject to an option to extend the term for an additional five extensions of one year each. The monthly base rent is $5,500 subject to adjustment during the renewal periods. Spire management believes these contiguous facilities are suitable and adequate to meet the anticipated needs of the Spire Companies for the current fiscal year. Spire management anticipates that continued growth of the Spire Companies will necessitate acquisition of additional office space in the future.

PROPRIETARY MARKS

                    The Spire Companies offer, sell and utilize many third-party products represented by registered or common law trademarks, including the following trademarks. Novell-Registered Trademark-, Wordperfect-Registered Trademark-, UNIX-Registered Trademark-, WP Office-TM- and Groupwise-TM- are trademarks of Novell. DEC-Registered Trademark-, VMS-Registered Trademark-, OpenVMS-TM-, VAX-Registered Trademark- and Alpha-TM- are trademarks of Digital. Microsoft-Registered Trademark-, MS-DOS-Registered Trademark-, DOS-TM-, Windows-Registered Trademark-, Windows NT-Registered Trademark- and Windows 95-TM- are trademarks of Microsoft Corporation. Lotus-Registered Trademark- and Lotus 1-2-3-TM- are trademarks of Lotus. Apple-Registered Trademark-, Macintosh-Registered Trademark- and Mac-Registered Trademark- are registered trademarks of Apple Computer Inc. OS/2-TM- is a trademark of IBM Corporation. Intel-Registered Trademark- is a registered trademark of Intel Corporation. This Information Statement also contains trademarks of other companies.

                           MANAGEMENT OF THE COMPANY

EXECUTIVE OFFICERS AND DIRECTORS

                    The following sets forth the name and age of each executive officer of the Company, the positions and offices with the Company held by each executive officer, the principal occupation, employment and business experience of each executive officer during the past five years, and the year each director first became a director:

                                                                            Has Served as a
                Name                Age  Position with the Company      Director/Officer Since
----------------------------------  ---  -------------------------      ----------------------
Tad M. Ballantyne. . . . . . . . .  40   President and Director                   1988

Lamar H. Holley. . . . . . . . . .  72   Vice President,                          1971
                                         Secretary/Treasurer
                                         and Director

Russell G. Holley. . . . . . . . .  76   Director                                 1971

Kenneth D. Luff. . . . . . . . . .  62   Director                                 1994

Sherman H. Smith                    51   Designee for director                    N/A

                    Tad M. Ballantyne - Mr. Ballantyne was elected to the Board of Directors in 1988 and was appointed as President in May 1994. He is engaged principally in management of private investments and in that capacity serves as an officer and director of several private companies, including Hoopeston Foods, Inc., a food processing company. He continues to be a principal stockholder and consultant to BR Industries, a metals processing company. He also serves as President and Treasurer of AII. Mr. Ballantyne was previously engaged in the business of arranging financing for companies, which at times required Mr. Ballantyne to guarantee various loans. In 1992, an involuntary petition for relief under Chapter 11 of the United States Bankruptcy Code was filed against Mr. Ballantyne by a lender on two real estate loans guaranteed by Mr. Ballantyne. A plan of reorganization was subsequently confirmed in August 1994.

                    Lamar H. Holley - Mr. Holley was a founder of the Company in 1971. For more than the past five years he has been a manufacturers' representative for Western Sales Associates.

                    Russell G. Holley - Mr. Holley was a founder of the Company in 1971 and served as its President and Chief Executive Officer from 1974 to May 1994 when he retired as President. He also serves as Vice President and Secretary of AII, the Company's wholly owned subsidiary.

                    Kenneth D. Luff - Mr. Luff is now and for more than the past five years has been President and Owner of Luff Exploration Company, an independent oil and gas producer. He is a geologist and a past-President of the Rocky Mountain Oil and Gas Association.

                    Sherman H. Smith - Mr. Smith has been engaged in the practice of accounting with the accounting firm of Schmitt, Griffiths, Smith & Co. in Ogden, Utah since 1974. Mr. Smith is not currently serving as an officer or director of the Company; however, as permitted by the Exchange Agreement, the Company's Board of Directors has designated Mr. Smith to serve as a director of the Company if the Share Exchange is consummated.

                    There are no executive officers who are not also directors of the Company. Russell G. Holley and Lamar H. Holley are brothers. Except with respect to the designation of Mr. Sherman H. Smith to serve as a director of the Company if the Share Exchange is consummated, no arrangement or understanding exists between any officer or director and any other person pursuant to which he was nominated or elected as a director or selected as an officer. See "THE SHARE EXCHANGE --Management of the Company's Business after the Share Exchange." Directors serve until the next annual meeting of stockholders or until a successor is elected and qualified.
 Officers serve until the next annual meeting of the Board of Directors or until a successor is elected and qualified.

                    The Company has a standing Audit Committee consisting of Lamar H. Holley and Tad M. Ballantyne. The Audit Committee's function includes the recommendation of engagement and discharge of independent auditors, reviewing the independent auditors' results and reviewing management's actions relative thereto. The Company does not have nominating or compensation committees of the Board.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                           FISCAL
                            YEAR                                         PREFERRED
                            ENDED                             OTHER        STOCK                 LTIP       ALL OTHER
NAME/PRINCIPAL POSITION    APRIL 30,    SALARY    BONUS    COMPENSATION    AWARDS    OPTIONS    PAYOUTS    COMPENSATION
-----------------------    ---------   --------  -------  -------------- ---------- ---------

Tad M. Ballantyne,         1995        $10,000   $ -0-        $ -0-        $ -0-      $ -0-
President and Chief        1994          -0-     $ -0-        $ -0-        $ -0-      $ -0-
Executive Officer          1993          -0-     $ -0-        $ -0-        $ -0-      $ -0-

DIRECTOR'S COMPENSATION

                    Directors who are not employed by the Company are paid a fee of $200 for each board meeting attended. No separate fees are paid for attendance at committee meetings. One meeting of the Board was held during the year ended April 30, 1995.

MANAGEMENT OF THE SPIRE COMPANIES

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

                    The executive officers, key employees, and directors of the Spire Companies, and their respective ages at December 31, 1995, are as follows:


        NAME               AGE                    POSITION
---------------------     ----          ----------------------------
Gary B. Godfrey            35           President and Director of
                                        Spire and Spire Systems

Brian W. Braithwaite       35           Vice President, Secretary,
                                        Treasurer and Director of
                                        Spire and Spire Systems

Douglas D. Yates           43           Sales Manager of Spire and
                                        Director of Spire and
                                        Spire Systems

Jeffrey L. Webster         42           Manager of Information
                                        Systems of Spire

Robert K. Bench            46           Chief Financial Officer of
                                        Spire


                    GARY B. GODFREY has been President and a director of Spire since its organization in 1986 and has had responsibility for financial management, marketing and personnel. Mr. Godfrey has been President and a director of Spire Systems since 1992.

                    BRIAN W. BRAITHWAITE has been Vice President, Secretary and Treasurer of Spire since its inception in 1986. He has also served as a director of Spire during that period. Mr. Braithwaite has been Vice President, Secretary, Treasurer and a director of Spire Systems since 1992.

                    DOUGLAS D. YATES has been involved in sales and management at Spire since 1989 and has been a director of Spire since 1992. Mr. Yates has served as a director of Spire Systems since 1992.

                    JEFFREY L. WEBSTER currently serves as the Manager of Information Systems for Spire and has been employed by Spire since its inception in 1986.

                    ROBERT K. BENCH became the chief financial officer of Spire in January 1996. Mr. Bench served as the chief financial officer for CerProbe Corporation, a publicly-held corporation which manufactures products for the semi-conductor industry, from April 1995 through February 1996. CerProbe Corporation acquired, through a merger, Fresh Test Technology Corporation in April 1995. Mr. Bench was president of Fresh Test Technology Corporation from April 1993 to the time of the merger. From 1991 through 1993, Mr. Bench served as vice president and chief operating officer for Fresh Technology Company, an affiliate of Fresh Test Technology Corporation. From 1986 through 1991, Mr. Bench served as vice president and chief financial officer at Clyde Digital Corporation.

EXECUTIVE COMPENSATION

                    It is anticipated that upon completion of the reorganization, the current Board of Directors of Amacan will appoint certain existing members of Spire management to be the executive officers and key employees of Amacan. See "THE SHARE EXCHANGE -- Management of the Company's Business After the Share Exchange." Upon such appointment, the directors intend to set salary, bonus, and other compensation items for such newly-appointed officers at levels it deems to be comparable in the industry for small, publicly-traded, high technology companies.

                          VOTING SECURITIES OF THE COMPANY
                            AND PRINCIPAL HOLDERS THEREOF

                    The following table sets forth information regarding the beneficial ownership of the Amacan Common Stock as of March 1, 1996 by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors;
(iii) each of the executive officers identified in the Summary Compensation Table; and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table has sole voting and investment power with respect to the shares identified as beneficially owned.

                                                                           PERCENT
                                                                              OF
 TITLE OF CLASS             BENEFICIAL OWNER             OWNERSHIP          CLASS
----------------        ------------------------   --------------------    ---------
Common                  Tad M. Ballantyne               376,700(1)          13.8%
                        1135 South Main Street     (direct and indirect)
                        Racine, Wisconsin  53403


Common                  Lance Industries, Inc.          376,700(2)          13.8
                        1135 South Main Street
                        Racine, Wisconsin  53403

Common                  Russell G. Holley               360,532(3)          13.2
                        2881 Melony Drive          (direct and indirect)
                        Salt Lake City, Utah 84124

Common                  Gary R. Davis                   275,650(4)(5)       10.1
                        4448 Covecrest Drive       (direct and indirect)
                        Salt Lake City, Utah 84124

Common                  Reed D. Davis                   245,650(4)(5)        9.0
                        4448 Covecrest Drive       (direct and indirect)
                        Salt Lake City, Utah 84124

Common                  Sue Purcell                     245,650(4)(5)        9.0
                        4448 Covecrest Drive       (direct and indirect)
                        Salt Lake City, Utah 84124

Common                  Clara W. Davis                  230,650              8.5
                        4448 Covecrest Drive            (direct)
                        Salt Lake City, Utah 84124

Common                  Lamar H. Holley                 199,150(6)           7.3
                        979 East Hillcrest Drive        (direct)
                        Springville, Utah  84603

Common                  Kenneth D. Luff                    -0-                --
                        1580 Lincoln Street,
                        Suite 850
                        Denver, Colorado  80203

Common                  All officers and directors as   936,382             34.3
                          a group (4 persons)

--------------------

(1) Includes Mr. Ballantyne's indirect beneficial ownership (376,700 shares) as an affiliate of Lance Industries, Inc. referred to in the table.

(2)  Affiliated through Mr. Ballantyne.

(3) Includes 250 shares held by Mr. Holley's wife and 275,750 shares held jointly with Mrs. Holley.

(4) Includes 230,650 shares held jointly by Clara W. Davis and her three adult children, Gary R. Davis, Reed D. Davis and Sue
     Purcell.

(5)  Includes shares held in custodial accounts for the benefit of Gary
     R. Davis, Reed D. Davis and Sue Purcell in the amounts of 42,000 shares, 12,000 shares and 12,000 shares, respectively.

(6)  Includes 145,900 shares held by Mr. Holley jointly with his wife.

                    VOTING SECURITIES OF THE SPIRE COMPANIES
                         AND PRINCIPAL HOLDERS THEREOF

                    The following table sets forth information regarding the beneficial ownership of the Spire Common Stock and the Spire Systems Common Stock, respectively, as of March 1, 1996 by: (i) each person known by the Spire Companies to beneficially own more than 5% of the outstanding shares of Spire Common Stock or Spire Systems Common Stock; (ii) each of the directors of the Spire Companies; (iii) each of the executive officers of the Spire Companies; and (iv) all directors and executive officers of the Spire Companies as a group. Unless otherwise indicated, each of the stockholders named in the table has sole voting and investment power with respect to the shares identified as beneficially owned.

                                                    Beneficial Ownership           Beneficial Ownership
                                                          of Spire                     of Spire Systems
                                               -----------------------------   -----------------------------
                                                 Number of     Percentage of     Number of     Percentage of
                   NAME                           Shares           Class          Shares           Class
--------------------------------------------   -------------   -------------   -------------   -------------
Common Stock:
       Gary B. Godfrey. . . . . . . . . . .        27,450          31.4%          33,075          33.1%
       149 North 835 East                      (indirect (1))                  (indirect (1))
       Lindon, Utah  84042

       Douglas D. Yates . . . . . . . . . .        18,000          20.6           21,690          21.7
       797 North 500 West                      (indirect (2))                  (indirect (2))
       Lehi, Utah  84043

       Brian W. Braithwaite . . . . . . . .        13,500          15.5           16,263          16.2
       1348 North 1400 West
       Provo, Utah  84604

       Jeffrey L. Webster. . . . . . . . .         15,750          18.0           18,972          19.0
       465 West 320 North
       American Fork, UT  84003

       Robert K. Bench . . . . . . . . . .         11,672(3)       13.0           10,000          10.0
       2632 East El Moro Avenue
       Mesa, Arizona  85204

       All officers and directors as a
          group (4 persons). . . . . . . .         69,622          78.6%          81,028          81.0%

-------------------

(1) Shares held by Gary B. Godfrey and Karie Godfrey, Trustees of the Gary B. Godfrey Family Revocable Trust dated July 1, 1993.

(2) Shares held by Douglas D. Yates and Rita S. Yates, Trustees of the Rita S. Yates Family Revocable Trust dated July 1, 1993.

(3) Includes options to purchase 1,179 shares of Spire Common Stock that are presently exercisable.

                    DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

GENERAL

                    As of January 23, 1996, there were 2,723,714 shares of Amacan Common Stock issued and outstanding, held by approximately 388 stockholders of record. After giving effect to the one-for-seven reverse split of the Amacan Common Stock as contemplated by the Exchange Agreement, the Company anticipates that there would be approximately 389,100 shares of Amacan Common Stock issued and outstanding as of January 23, 1996.

                    The Articles of Incorporation of the Company, as amended (the "Articles"), authorize the issuance of eight million (8,000,000) shares of Common Stock, par value $.25 per share. Except as otherwise required by law, each share of Amacan Common Stock entitles the stockholder to one vote on each matter which stockholders may vote on at all meetings of stockholders of the Company. Holders of the Amacan Common Stock are not entitled to cumulative voting in the election of directors. Holders of the Amacan Common Stock do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto. Shares of Amacan Common Stock are entitled to share equally and ratably in dividends paid from the funds legally available for the payment thereof, when, as and if declared by the Board of Directors of the Company. The declaration of dividends, however, is subject to the discretion of the Board of Directors. Holders of Amacan Common Stock are also entitled to share ratably in the assets of the Company available for distribution to holders of Amacan Common Stock after payment of liabilities of the Company upon liquidation or dissolution of the Company, whether voluntary or involuntary. All the outstanding shares of Amacan Common Stock are fully paid and nonassessable.

                    The Company has no present intention of paying any cash dividends on the Amacan Common Stock and plans to retain any earnings to finance the development and expansion of its operations. The payment of cash dividends also may be restricted by a number of other factors, including future earnings, capital requirements and the financial condition of the Company, and restrictions on the payment of dividends imposed under Utah law.

CERTAIN INDEMNIFICATION AND LIMITED LIABILITY PROVISIONS

                    The Company's Bylaws provide that the Company shall indemnify all directors and officers of the Company as permitted by the Utah Act. Under such provisions, any director or officer, who in his capacity as such, is made a party to any suit or proceeding, shall be indemnified if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company and, in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification may be given a director or officer where the claim or liability arose out of that person's own negligence or willful misconduct, or if such person is ultimately adjudged in the proceeding to be liable to the Company or liable on the basis that he or she derived an improper personal benefit. The Bylaws and the Utah Act further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Articles, the Company's Bylaws, any agreement, vote of stockholders or otherwise.

                    The Company currently maintains no policy of director's and officer's liability insurance for the benefit of the officers and directors of the Company.

TRANSFER AGENT AND REGISTRAR

                    The transfer agent and registrar for the Amacan Common Stock is Atlas Stock Transfer, Inc., 5899 South State Street, Murray, Utah 84107, United States (telephone number (801) 266-7151).

DESCRIPTION OF THE CAPITAL STOCK OF THE SPIRE COMPANIES

GENERAL -- SPIRE

                    As of January 23, 1996, there were 87,386 shares of Spire Common Stock issued and outstanding, held by six stockholders of record. See "VOTING SECURITIES OF THE SPIRE COMPANIES AND PRINCIPAL HOLDERS THEREOF."

                    The Articles of Incorporation of Spire (the "Spire Articles"), authorize the issuance of one hundred thousand (100,000) shares of Common Stock, par value $.01 per share. As provided by the Bylaws of Spire (the "Spire Bylaws"), except as otherwise required by law or by the Spire Articles, each share of Spire Common Stock entitles the holder to one vote on each matter which stockholders may vote on at all meetings of stockholders of Spire. Holders of the Spire Common Stock are not entitled to cumulative voting in the election of directors. Holders of the Spire Common Stock do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto. Shares of Spire Common Stock are entitled to share equally and ratably in dividends paid from the funds legally available for the payment thereof, when, as and if declared by the Board of Directors of Spire. The declaration of dividends, however, is subject to the discretion of the Board of Directors. Holders of Spire Common Stock are also entitled to share ratably in the assets of Spire available for distribution to holders of Spire Common Stock after payment of the liabilities of Spire upon liquidation or dissolution of Spire, whether voluntary or involuntary. All the outstanding shares of Spire Common Stock are fully paid and nonassessable.

                    Spire has no present intention of paying any cash dividends on the Spire Common Stock and plans to retain any earnings to finance the development and expansion of its operations. The payment of cash dividends also may be restricted by a number of other factors, including the future earnings, capital requirements and financial condition of Spire, and restrictions on the payment of dividends imposed under Utah law.

CERTAIN INDEMNIFICATION AND LIMITED LIABILITY PROVISIONS -- SPIRE

                    The Spire Articles provide that Spire shall indemnify all directors and officers of Spire, or any person who has served or may serve, at the request of the Board of Directors of Spire, as an officer or director of another corporation in which Spire at the time owned or may own shares of stock or of which it was or may be a creditor, as permitted by the Utah Act. Under such provisions, any director or officer, who in his capacity as such, is made a party to any suit or proceeding, shall be indemnified if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of Spire and, in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification may be given in connection with any claim or liability arising out of such person's own negligence or willful misconduct or if such person is ultimately adjudged in the proceeding to be liable to Spire or otherwise liable on the basis that he or she derived an improper personal benefit. The Spire Articles and the Utah Act further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Articles, the Spire Bylaws, any agreement, vote of stockholders or otherwise.
 The Spire Bylaws provide that the Board of Directors may authorize Spire, unless otherwise provided in the Spire Articles, to indemnify any officer, employee or agent of Spire who is not a director of Spire, to the extent permitted by the Utah Act.

                    Spire currently maintains no policy of director's and officer's liability insurance for the benefit of its officers and directors.

GENERAL -- SPIRE SYSTEMS

                    As of January 23, 1996, there were 100,000 shares of Spire Systems Common Stock issued and outstanding, held by five stockholders of record. See "VOTING SECURITIES OF THE SPIRE COMPANIES AND PRINCIPAL HOLDERS THEREOF."

                    The Articles of Incorporation of Spire Systems (the "Spire Systems Articles"), authorize the issuance of one million (1,000,000) shares of Common Stock, no par value. As provided by the Bylaws of Spire Systems (the "Spire Systems Bylaws"), except as otherwise required by law or by the Spire Systems Articles, each share of Spire Systems Common Stock entitles the stockholder to one vote on each matter which stockholders may vote on at all meetings of stockholders of Spire Systems. Holders of the Spire Systems Common Stock are not entitled to cumulative voting in the election of directors. Holders of the Spire Systems Common Stock do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto. Shares of Spire Systems Common Stock are entitled to share equally and ratably in dividends paid from the funds legally available for the payment thereof, when, as and if declared by the Board of Directors of Spire Systems. The declaration of dividends, however, is subject to the discretion of the Board of Directors. Holders of Spire Systems Common Stock are also entitled to share ratably in the assets of Spire Systems available for distribution to holders of Spire Systems Common Stock after payment of the liabilities of Spire Systems upon liquidation or dissolution of Spire Systems, whether voluntary or involuntary. All the outstanding shares of Spire Systems Common Stock are fully paid and nonassessable.

                    Spire Systems has no present intention of paying any cash dividends on the Spire Systems Common Stock and plans to retain any earnings to finance the development and expansion of its operations. The payment of cash dividends also may be restricted by a number of other factors, including the future earnings, capital requirements and financial condition of Spire Systems, and restrictions on the payment of dividends imposed under Utah law.

CERTAIN INDEMNIFICATION AND LIMITED LIABILITY PROVISIONS -- SPIRE SYSTEMS

                    The Spire Systems Bylaws provide that Spire Systems shall indemnify all directors and officers of Spire Systems as permitted by the Utah Act. Under such provisions, any director or officer, who in his capacity as such, is made a party to any suit or proceeding, shall be indemnified if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of Spire Systems and, in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification may be given in connection with any claim or liability arising out of such person's own negligence or willful misconduct or if such person is ultimately adjudged in the proceeding to be liable to Spire Systems or otherwise liable on the basis that he or she derived an improper personal benefit. The Spire Systems Bylaws and the Utah Act further provide that such indemnification is not exclusive of any other rights to which such individuals may otherwise lawfully be entitled.

                    Spire Systems currently maintains no policy of director's and officer's liability insurance for the benefit of its officers and directors.

TERMINATION OF STOCKHOLDER AGREEMENT

The stockholders of Spire entered into a Stockholders Agreement on January 1, 1989 (the "Spire Stockholders Agreement"), which, among other things, restricts the stockholders' lifetime transfer of shares of Spire Common Stock, provides a right of first refusal to Spire and remaining stockholders to purchase shares of Spire Common Stock from a selling stockholder, and provides for the purchase of the shares of Spire Common Stock held by a stockholder in the event of death of the stockholder and for the funding of such purchase by insurance proceeds. Following the completion of the transactions contemplated by the Exchange Agreement, the Spire Stockholders Agreement will be terminated.

                           ADOPTION OF AMACAN OPTION PLAN

GENERAL

                    The Amacan Resources Corporation Stock Amacan Option Plan (the "Amacan Option Plan") was adopted by the Board of Directors of the Company effective January 31, 1996. The following description of the Amacan Option Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amacan Option Plan.

DESCRIPTION OF THE AMACAN OPTION PLAN

                    PURPOSE. The purpose of the Amacan Option Plan is to promote the long-term success of the Company and the creation of incremental stockholder value by (a) encouraging directors and key employees of the Company and its subsidiaries to focus on critical long-range objectives, (b) encouraging the attraction and retention of key employees with exceptional qualifications, and (c) linking the interests of key employees of the Company directly to stockholder interests through increased stock ownership.

                    ADMINISTRATION. The Amacan Option Plan is administered by a committee (the "Committee") of the Board of Directors consisting of a sufficient number of disinterested members of the Board of Directors so as to qualify the Committee to administer the Amacan Option Plan as contemplated by Rule 16b-3 promulgated pursuant to the Exchange Act. The Committee will select the directors and employees who are to receive awards under the Amacan Option Plan, determine the amount, vesting requirements and other conditions of such awards, interpret the Amacan Option Plan, execute agreements setting forth the terms of such awards (each, a "Stock Award Agreement") and make all other decisions relating to the operation of the Amacan Option Plan.

                    DURATION OF THE AMACAN OPTION PLAN. The Amacan Option Plan became effective on March 1, 1996, subject to receipt of stockholders approval, and will remain in effect until terminated by the Board of Directors, except that no Incentive Option (as defined below) may be granted under the Amacan Option Plan after March 1, 2006. Notwithstanding the termination of the Amacan Option Plan, the Amacan Option Plan will continue in effect after such termination for purposes of the administration of any Amacan Option Plan award granted at the effective date of the termination of the Amacan Option Plan.

                    SHARES SUBJECT TO THE AMACAN OPTION PLAN. The Amacan Option Plan provides for the issuance of Incentive Stock Options (the "Incentive Options"), as that term is defined in Section 422 of the Code, nonqualified stock options which are not governed by the provisions of
Section 422 of the Code ("Nonqualified Options") for shares of Amacan Common Stock (the Incentive Options and the Nonqualified Options may be referred to collectively as the "Options"), certain corresponding stock appreciation rights ("SARs"), restricted shares of Amacan Common Stock ("Restricted Shares") and Stock Units (as defined below) or any combination thereof (the various awards are referred to collectively as the "Awards"). The maximum number of Options, Restricted Shares and Stock Units that may be awarded under the Amacan Option Plan is currently 1,000,000., and the maximum number of Options, Restricted Shares and Stock Units that may be awarded to a single participant in any calendar year is 200,000. If any Options, Restricted Shares or Stock Units are forfeited or if any Option terminates for any reason before being exercised, then such Options, Restricted Shares or Stock Units will again become available for Awards under the Plan. Notwithstanding the above, if any Options are surrendered because corresponding SARs are exercised, such Options will not become available again for Awards under the Amacan Option Plan. Any Amacan Common Stock issued pursuant to the Amacan Option Plan may be authorized but unissued shares or treasury shares. On January 23, 1996, the high and low bid prices of the Amacan Common Stock in the over-the-counter market, as reported by the National Quotation Bureau, were $.10 and $.03125, respectively.

                    In the event of a subdivision of the outstanding shares of Amacan Common Stock, a declaration of a dividend payable in Amacan Common Stock, a declaration of a dividend payable in a form other than Amacan Common Stock in an amount that has a material effect on the price of the shares of Amacan Common Stock, a combination or consolidation of the outstanding shares of Amacan Common Stock (by reclassification or otherwise) into a lesser number of shares of Amacan Common Stock, a recapitalization or similar occurrence (the occurrence of each of which may be referred to as a "Capital Change"), the Committee will make appropriate adjustments in the number of Options, Restricted Shares and Stock Units available for future awards under the Amacan Option Plan.

                    ELIGIBILITY. Awards may be granted only to directors of the Company and employees of the Company and its subsidiaries that the Committee, in its sole discretion, will determine to be key employees (the "Key Employees"). Members of the Committee are not eligible to participate in the Amacan Option Plan. Because the Committee will maintain complete discretion to determine the number and selection of Key Employees eligible to participate in the Amacan Option Plan, it is not possible to estimate accurately the number of persons who will be eligible to participate therein.
 Nonetheless, because the Bylaws of the Company provide that the Company shall have not less than three and not more than nine directors and because at least two of the Company's directors must serve on the Committee as disinterested directors pursuant to the Amacan Option Plan, the number of persons eligible to participate in the Amacan Option Plan may range from one non-Committee director to as many as seven non-Committee directors and as many Key Employees as the Committee, in its discretion, may determine.

                    OPTIONS. The Committee, in its sole discretion, may grant both Incentive Options and Nonqualified Options from time to time. The Committee has complete authority, subject to the terms of the Amacan Option Plan, to determine the persons to whom and the time or times at which grants of Options will be made. The Amacan Option Plan provides that the exercise price of Options, restrictions upon the exercise of Options and restrictions on the transferability of shares issued upon the exercise of Options, will be determined by the Committee in its sole discretion, except that (i) the exercise price of any Incentive Option will not be less than the fair market value of a share of Amacan Common Stock as of the date of the grant and (ii) in the case of an Incentive Option granted to any individual who, at the time that the Incentive Option is granted, owns more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries (a "Restricted Stockholder"), the exercise price of such Incentive Option will not be less than 110% of the fair market value, determined pursuant to the Amacan Option Plan, of a share of Amacan Common Stock as of the date on which the Option is granted. The Committee, in its sole discretion, will determine the time or times when each Option vests and becomes exercisable. The term of an Incentive Option, however, may not be more than ten years from the date of grant and the term of any Incentive Option granted to a Restricted Stockholder may not be more than five years from the date of grant. During the lifetime of the employee receiving the Option (the "Optionee"), the Option will be exercisable only by the Optionee and will not be assignable or transferrable. Each Option will become exercisable in such installments, at such time or times, and is subject to such conditions, as the Committee, in its discretion, may determine at or before the time the Option is granted. The Committee may provide for the accelerated exercisability of an Option in the event of the death, disability or retirement of the Optionee. Unless otherwise provided by the Committee, all Options will terminate ninety days after the termination of the employment of an Optionee, unless the Optionee's employment was terminated for cause, in which event the Options will immediately terminate upon the termination of such Optionee's employment.

                    PAYMENT. The exercise price of Options granted under the Amacan Option Plan will be payable at the time of exercise in cash or, in the discretion of the Committee, in shares of Amacan Common Stock or other forms approved by the Committee. In the case of an Incentive Option, payment will be made only pursuant to the express provisions with regard to exercise that the Committee determines to include in the applicable Stock Award Agreement. Any payment method approved by the Committee must be consistent with applicable law, regulations and rules as well as the terms and conditions of the Plan.

                    STOCK APPRECIATION RIGHTS. In connection with the grant of any Option, the Committee, in its sole discretion, may also grant an SAR, which will relate to a specific Option granted to the Optionee. Such SAR will entitle the Optionee to surrender to the Company, unexercised, all or any part of that portion of the Option which then is exercisable and to receive from the Company an amount equal to the difference between the aggregate exercise price of the shares of Amacan Common Stock subject to the Option and the fair market value, as determined under the Amacan Option Plan, of such shares on the date of such exercise. Payment by the Company of any amount owing pursuant to the exercise of an SAR may be made in shares of Amacan Common Stock, cash, or any combination of cash and shares, as determined in the sole discretion of the Committee. The determination of the Committee to include an SAR in an Incentive Option may be made only at the time of the grant of the Incentive Option. The Committee may include an SAR in a Nonqualified Option at the time of the grant, and any time thereafter until six months before the expiration of the Nonqualified Option.

                    An SAR may be exercised only to the extent the Option to which it is applicable is exercisable and may not be exercised unless both the SAR and the related Option have been outstanding for more than six months. If, on the date an Option expires, the exercise price of the Option is less than the fair market value of the shares of

Amacan Common Stock on such date, then any SARs included in such Option will automatically be deemed to be exercised as of such date with respect to any portion of such Option that has not been exercised or surrendered.

                    RESTRICTED SHARES. The Committee may grant shares of Amacan Common Stock which are subject to vesting conditions as an Award under the Amacan Option Plan (the "Restricted Shares"). The award of Restricted Shares may be made at any time and for any year of the Amacan Option Plan. The Restricted Shares will become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. The Committee will select the vesting conditions, which may be based upon the recipient's service and/or performance, the Company's performance, or such other criteria as the Committee may adopt. The Stock Award Agreement may also provide for accelerated vesting in the event of the recipient's death, disability or retirement. A recipient of Restricted Shares, as a condition to the grant of such Restricted Shares, may be required to pay the Company, in cash, an amount equal to the par value of the Restricted Shares. The holders of Restricted Shares will have the same voting, dividend and other rights as the Company's other stockholders.

                    STOCK UNITS. A Stock Unit is an unfunded and unsecured bookkeeping entry representing the equivalent of one share of Amacan Common Stock which is subject to certain vesting conditions (a "Stock Unit"). Holders of Stock Units have no voting rights or other rights of a stockholder, but are entitled to receive "Dividend Equivalents" in an amount equal to the amount of cash dividends paid on the number of shares of Amacan Common Stock represented by the Stock Units while the Stock Units are outstanding. Stock Units and corresponding Dividend Equivalents will be settled at a time determined by the Committee and may be paid, in the discretion of the Committee, in the form of cash, shares of Amacan Common Stock or a combination thereof.

                    Stock Units may be awarded in combination with Restricted Shares or Nonqualified Options, and the Committee may provide that the Stock Units will be forfeited in the event that the related Nonqualified Options are exercised. No cash consideration will be required for an award of a Stock Unit. The Committee may grant Stock Units at anytime during the term of the Amacan Option Plan. The Committee will, in its sole discretion, select the vesting conditions for each award of a Stock Unit. The vesting conditions may be based upon the recipient's service or performance, the Company's performance, or such other criteria that the Committee may adopt.

                    AMENDMENTS TO AMACAN OPTION PLAN. The Board of Directors may, at any time and for any reason, amend or terminate the Amacan Option Plan. Any amendment to the Amacan Option Plan, however, will be subject to the approval of the Company's stockholders to the extent required by applicable laws, regulations or rules. No amendment, suspension or termination of the Amacan Option Plan will affect an Award granted on or at the effective date of such amendment.

                    GENERAL PROVISIONS. Neither the Amacan Option Plan nor the grant of any Award thereunder will be deemed to give any individual the right to remain employed by the Company or any of its subsidiaries. The Amacan Option Plan will not inhibit the Company's ability to terminate or modify the terms of the employment of any employee at anytime, with or without cause. Participants in the Amacan Option Plan will have no rights with respect to dividends, voting or any other privileges accorded to the Company's stockholders at the issuance of stock certificates for shares of Amacan Common Stock. Recipients of Options under the Amacan Option Plan will have no obligation to exercise such Options. Participants in the Amacan Option Plan will not have any rights or interest under the Plan in any Option or shares of the Amacan Common Stock prior to the grant of an Option, Restricted Share or Stock Unit to such participant.

                    NEW PLAN BENEFITS. Because the Committee will maintain complete discretion to determine the number and selection of Key Employees, as well as the recipients, number, type, vesting requirements and other terms of any Award under the Amacan Option Plan, it is not possible to determine the benefits or amounts, if any, that will be received by or allocated to any person under the Amacan Option Plan, nor is it possible to determine the benefits or amounts, if any, that would have been received or allocated to any person during any prior year if the Amacan Option Plan had been in effect.

FEDERAL INCOME TAX CONSEQUENCES

                    The following tax discussion is a brief summary of federal income tax law applicable to the Amacan Option Plan. The discussion is intended solely for general information and omits certain information which does not apply generally to all participants in the Amacan Option Plan.

                    INITIAL GRANT OF OPTIONS AND STOCK APPRECIATION RIGHTS.
A recipient of Options, whether Nonqualified Options or Incentive Options, or SARs incurs no income tax liability, and the Company obtains no deduction, from the grant of Options or SARs.

                    INCENTIVE OPTIONS. The holder of an Incentive Option will not be subject to federal income tax upon the exercise of the Incentive Option, and the Company will not be entitled to a tax deduction by reason of such exercise, provided that the holder is still employed by the Company (or terminated employment no longer than three months before the exercise date). Additional exceptions to this exercise timing requirement apply upon the death or disability of the Optionee. A sale of the shares of Amacan Common Stock received upon the exercise of an Incentive Option which occurs both more than one year after the exercise of the Incentive Option and more than two years after the grant of the Incentive Option will result in the realization of long-term capital gain or loss to the Optionee in the amount of the difference between the amount realized on the sale and the exercise price for such shares. Generally, upon a sale or disposition of the shares prior to the foregoing holding requirements (referred to as a "disqualifying disposition"), the Optionee will recognize ordinary compensation income, and the Company will receive a corresponding deduction, equal to the lesser of
(i) the excess of the fair market value of the shares on the date of transfer to the Optionee over the exercise price, or (ii) the excess of the amount realized on the disposition over the exercise price.

                    The excess of the fair market value of the shares of Amacan Common Stock at the time of the exercise of an Incentive Stock Option over the Option price will increase the Optionee's alternative minimum taxable income subject to the alternative minimum tax, unless a subsequent disqualifying disposition occurs in the same taxable year of the Optionee in which the Amacan Common Stock was purchased.

                    NONQUALIFIED OPTIONS. Upon the exercise of a Nonqualified Option, the amount by which the fair market value of the shares of Amacan Common Stock on the date of exercise exceeds the exercise price will be taxed to the Optionee as ordinary compensation income. The Company will generally be entitled to a deduction in the same amount, provided it satisfies certain requirements relating to the terms of the option and makes all required wage withholdings on the compensation element attributable to the exercise. In general, the Optionee's tax basis in the shares acquired by exercising a Nonqualified Option is equal to the fair market value of such shares on the date of exercise. Upon a subsequent sale of any such shares in a taxable transaction, the Optionee will realize capital gain or loss in an amount equal to the difference between his or her basis in the shares and the sale price.

                    RESTRICTED SHARES. The recipient of an award of Restricted Shares will be required to recognize income in the first year that
(i) the Restricted Shares become transferable by the recipient, or (ii) the Restricted Shares are not subject to a substantial risk of forfeiture. The various vesting conditions imposed upon the Restricted Shares in the applicable Stock Award Agreement will determine if the Restricted Shares are subject to a substantial risk of forfeiture. The amount of income that must be recognized in connection with a grant of Restricted Shares will be equal to the difference between the fair market value of the Restricted Shares in the year that income is recognized and the value paid by the recipient for the Restricted Shares. The income recognized will be taxed as ordinary income. The tax basis in the Restricted Shares will be the value paid by the recipient plus any income recognized by the recipient.

                    A recipient may elect to recognize income in the year he or she receives an award of Restricted Shares even if the Restricted Shares are non-transferable and subject to a substantial risk of forfeiture. The recipient will recognize as income the difference between the fair market value of the Restricted Shares and the value paid for such Restricted Shares.
 The tax basis in the Restricted Shares will be the value paid by the recipient plus any income recognized by the recipient. By making such election, the recipient can defer recognizing as income the increase in value of the Restricted Shares during such period until the Restricted Shares are sold or transferred. Upon the subsequent sale of any Restricted Shares in a taxable transaction, the recipient will realize capital gain or loss (long-term or short-term, depending on whether the Restricted Shares were held for more than twelve months before the sale) in an amount equal to the difference between his or her basis in the Restricted Shares and the sale price.

                    STOCK UNITS AND STOCK APPRECIATION RIGHTS. Upon the exercise of an SAR and/or the payment of Stock Units and corresponding Dividend Equivalents, a participant under the Amacan Option Plan will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of Amacan Common Stock received upon the exercise of the SAR or the payment of the Stock Unit and Dividend Equivalent, and generally the Company will be entitled to a corresponding deduction. In the event the participant receives shares of Amacan Common Stock upon the exercise of the SAR or the payment of the Stock Unit or Dividend Equivalent, any shares so acquired will have a tax basis equal to their fair market value on the date of such exercise or payment, and the holding period of the shares will commence on the day following that date. Upon a subsequent sale of such shares, the participant will recognize capital gain or loss (long-term or short-term, depending on whether the shares were held for more than twelve months before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.

                    WITHHOLDING TAX OBLIGATIONS. To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Amacan Option Plan will make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Company will not be required to make such payment or distribution until such obligations are satisfied. The Committee may permit an Amacan Option Plan participant who exercises a Nonqualified Option to satisfy all or part of his or her withholding tax obligation by having the Company withhold a portion of the Amacan Common Stock that otherwise would be issued to the participant under such Nonqualified Option.

APPROVAL OF AMACAN OPTION PLAN

                    Approval of the Amacan Option Plan requires the affirmative vote of a majority of the shares of Amacan Common Stock represented at the Special Meeting and entitled to vote.

CERTAIN INTERESTS OF DIRECTORS

                    In considering the recommendation of the Board of Directors with respect to the Amacan Option Plan, stockholders should be aware that the members of the Board of Directors have certain interests which may present them with conflicts of interest in connection with such proposal.
 As discussed above, all directors, except those who may be serving as members of the Committee, are eligible to participate in the Amacan Option Plan. Nonetheless, the Exchange Agreement provides that if the Share Exchange is consummated, all of the current directors of the Company will resign and the Spire Stockholders will designate five individuals, including one individual selected by the current Board of Directors, to serve as directors of the Company. See "INTRODUCTION --General."

                    The Board of Directors recognizes that adoption of the proposed amendment to the Amacan Option Plan may benefit individual directors of the Company and their successors, but it believes that approval of the Amacan Option Plan will strengthen the Company's ability to continue to attract, motivate and retain qualified employees, officers and directors. Furthermore, the Board of Directors believes that approval of the Amacan Option Plan will advance the interests of the Company and its stockholders by encouraging directors and Key Employees to make significant contributions to the long-term success of the Company. The Board of Directors believes that the Amacan Option Plan is in the best interests of the Company and its stockholders, and therefore, unanimously recommends a vote FOR the proposal to approve the Amacan Option Plan. In considering the foregoing recommendation of the Board of Directors, stockholders should be aware that the current members of the Board of Directors own, in the aggregate, approximately 34% of the shares of the Amacan Common Stock outstanding as of January 23, 1996. See "VOTING SECURITIES OF THE COMPANY AND PRINCIPAL HOLDERS THEREOF."

                            PRINCIPAL ACCOUNTANTS

                    Tanner + Co. has acted as the principal accountants for the Company since July 1995. KPMG Peat Marwick LLP has acted as the principal accountants for the Spire Companies since October 1995. The Company anticipates that one or more representatives of Tanner + Co. and KPMG Peat Marwick LLP will be present at the Special Meeting and will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.

                            ADDITIONAL INFORMATION

                    A copy of the Exchange Agreement is attached to this Information Statement as Exhibit A and is incorporated herein by reference. This Information Statement does not contain all of the information set forth in the Exchange Agreement and any schedules and exhibits thereto. Statements contained in this Information Statement as to the contents of the Exchange Agreement and any contract, document, agreement or transaction attached or related thereto are not necessarily complete, and are qualified in their entirety by reference to the actual and complete contract, document, agreement or transaction, copies of which may be obtained from the Company. Requests for such copies should be addressed to Amacan Resources Corporation, 1399 South Seventh East, No. 9, Salt Lake City, Utah 84105.

                                 OTHER MATTERS

                    The Board of Directors of the Company does not intend to bring any other matters before the Special Meeting and is not aware of any other matters that may be brought before the Special Meeting by others.



                                     BY ORDER OF THE BOARD OF DIRECTORS

                                  AGREEMENT AND
                             PLAN OF REORGANIZATION


                                      among


                          AMACAN RESOURCES CORPORATION

                                       and

                            SPIRE TECHNOLOGIES, INC.

                                       and

                    SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                                       and

                    THE HOLDERS OF THE COMMON STOCK OF SPIRE
        TECHNOLOGIES, INC. AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

_______________________________________________________________________________

                                TABLE OF CONTENTS
_______________________________________________________________________________

ARTICLE                                                                  PAGE
-------                                                                  -----

ARTICLE I           DEFINITIONS . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II          THE SHARE EXCHANGE . . . . . . . . . . . . . . . . .   4

ARTICLE III         CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES .   6

ARTICLE IV          REPRESENTATIONS, COVENANTS AND WARRANTIES
                    OF SPIRE AND SPIRE SYSTEMS . . . . . . . . . . . . .   8

ARTICLE V           REPRESENTATIONS, COVENANTS AND WARRANTIES
                   OF AMACAN . . . . . . . . . . . . . . . . . . . . . .   17

ARTICLE VI          SPECIAL COVENANTS TO BE SATISFIED PRIOR
                    TO CLOSING . . . . . . . . . . . . . . . . . . . . .   25

ARTICLE VII         CONDITIONS PRECEDENT TO OBLIGATIONS OF
                    AMACAN . . . . . . . . . . . . . . . . . . . . . . .   30

ARTICLE VIII        CONDITIONS PRECEDENT TO OBLIGATIONS
                    OF SPIRE AND SPIRE SYSTEMS. .  . . . . . . . . . . .   32

ARTICLE IX          GENERAL PROVISIONS . . . . . . . . . . . . . . . . .   34


EXHIBITS

     Exhibit A - Articles of Share Exchange

SCHEDULES

     Spire Disclosure Schedules

     Amacan Disclosure Schedules

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT"), is entered into this 23nd day of January, 1996, by and among SPIRE TECHNOLOGIES, INC., a Utah corporation ("SPIRE"); SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC., a Utah corporation ("SPIRE SYSTEMS"); AMACAN RESOURCES CORPORATION, a Utah corporation ("AMACAN"); and GARY B. GODFREY AND KARIE GODFREY, TRUSTEES OF THE GARY B. GODFREY FAMILY REVOCABLE TRUST DATED JULY 1, 1993, RITA S. YATES AND DOUGLAS D. YATES, TRUSTEES OF THE RITA S. YATES FAMILY REVOCABLE TRUST DATED JULY 1, 1993, JEFFREY L. WEBSTER, an individual, BRIAN W. BRAITHWAITE, an individual, ROBERT
K. BENCH, an individual, and WILLIAM A. FRESH, an individual (collectively, the "SPIRE STOCKHOLDERS"); based on the following:

                                    PREMISES

     A. The Spire Stockholders are the owners of all of the issued and outstanding shares of the capital stock of Spire and Spire Systems. It is the intention of the parties to this Agreement that all of the issued and outstanding shares of the capital stock of Spire and Spire Systems shall be acquired by Amacan in exchange solely for voting stock of Amacan.

     B. The respective Boards of Directors of Spire, Spire Systems and Amacan have determined that the exchange and conversion (the "SHARE EXCHANGE") by the Spire Stockholders of all of the shares of the capital stock of Spire and Spire Systems for 3,501,883 shares of the common stock of Amacan, $0.25 par value, on the terms and subject to the conditions set forth in this Agreement, would be advantageous and beneficial to their respective corporations and stockholders.

     C. For United States federal income tax purposes, the parties intend that the Share Exchange qualify as a reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

                                    AGREEMENT

     NOW, THEREFORE, on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants, agreements and representations hereinafter set forth and the mutual benefits to the parties to be derived herefrom, Spire, Spire Systems, Amacan and the Spire Stockholders hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     When used herein, the following terms shall have the meanings indicated:

     Section 1.01 AFFILIATE. "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Section 1.02   AMACAN.  Amacan Resources Corporation, a Utah corporation.

     Section 1.03 AMACAN BALANCE SHEET. The balance sheet of Amacan, dated October 31, 1995, included in the Amacan Schedules and described in Section 5.05(c).

     Section 1.04 AMACAN COMMON STOCK. The shares of common stock of Amacan, $.25 par value.

     Section 1.05 AMACAN INDUSTRIES. Amacan Industries Corporation, a Utah corporation.

     Section 1.06 AMACAN INTELLECTUAL PROPERTY RIGHTS. "Amacan Intellectual Property Rights" shall have the meaning set forth in Section 5.19.

     Section 1.07 AMACAN SCHEDULES. The Amacan Disclosure Schedules described in Section 5.21.

     Section 1.08 ARTICLES OF EXCHANGE. The Articles of Share Exchange executed by Spire, Spire Systems and Amacan, respectively, substantially in the form attached hereto as Exhibit A and incorporated herein by this reference.

     Section 1.09 BUSINESS CONDITION. "Business Condition" with respect to any Person shall mean the business, financial condition, results of operation, properties and assets of such Person.

     Section 1.10   CLOSING.  "Closing" shall have the meaning set forth in
Section 2.03.

     Section 1.11 CLOSING DATE. "Closing Date" shall have the meaning set forth in Section 2.03.

     Section 1.12   CODE.  The Internal Revenue Code of 1986, as amended.

     Section 1.13 DIVISION. The Utah Department of Commerce, Division of Corporations and Commercial Code.

     Section 1.14 EFFECTIVE DATE AND EFFECTIVE TIME . "Effective Date" and "Effective Time" shall have the respective meanings set forth in Section 2.02.

     Section 1.15 ENVIRONMENTAL LAWS. "Environmental Laws" shall mean any and all laws, statutes, ordinances, judgments, injunctions, decrees, regulations, rules and orders of any Governmental Authority relating to pollution or the protection of human health or the environment or to emissions, discharges, releases or threatened releases of any substance that is regulated by any Governmental Authority or that has been designated by any Governmental Authority to be toxic, hazardous, radioactive or otherwise a danger to health or the environment.

     Section 1.16 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

     Section 1.17 EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

     Section 1.18 GAAP. "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Agreement.

     Section 1.19 GOVERNMENTAL AUTHORITY. "Governmental Authority" means any federal, state, local or foreign court or governmental, administrative or regulatory authority or agency.

     Section 1.20 HAZARDOUS MATERIAL. "Hazardous Material" shall mean any substance that is regulated by any Governmental Authority or that has been designated by any Governmental Authority to be radioactive, toxic, hazardous or otherwise a danger to health or the environment.

     Section 1.21 INFORMATION STATEMENT. The Information Statement of Amacan described in Section 5.13.

     Section 1.22 PERSON. "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

     Section 1.23   RULE 144.  Rule 144 promulgated pursuant to the Securities
Act.

     Section 1.24   SEC.  The United States Securities and Exchange Commission.

     Section 1.25   SECURITIES ACT.  The Securities Act of 1933, as amended.

     Section 1.26 SHARE EXCHANGE. "Share Exchange" shall have the meaning set forth in Premise B.

     Section 1.27   SPIRE.  Spire Technologies, Inc., a Utah corporation.

     Section 1.28 SPIRE BALANCE SHEETS. The combined balance sheets of Spire and Spire Systems, dated October 31, 1995, included in the Spire Schedules and described in Section 4.05(c).

     Section 1.29 SPIRE COMMON STOCK. The shares of common stock of Spire, $.01 par value.

     Section 1.30 SPIRE EXCHANGE RATIO. "Spire Exchange Ratio" shall have the meaning set forth in Section 3.01(b).

     Section 1.31 SPIRE INTELLECTUAL PROPERTY RIGHTS. "Spire Intellectual Property Rights" shall have the meaning set forth in Section 4.19.

     Section 1.32 SPIRE OPTION. "Spire Option" shall have the meaning set forth in Section 3.03.

     Section 1.33 SPIRE OPTION PLAN. The Spire 1995 Stock Option and Award Plan adopted and maintained by Spire.

     Section 1.34 SPIRE SCHEDULES. The Spire Disclosure Schedules described in Section 4.21.

     Section 1.35 SPIRE STOCKHOLDERS. The individuals and trusts identified on the signature page hereof, who own collectively all of the issued and outstanding shares of the capital stock of Spire and Spire Systems in the respective amounts set forth on the signature page hereof.

     Section 1.36 SPIRE SYSTEMS. Spire Technologies Systems Division, Inc., a Utah corporation.

     Section 1.37 SPIRE SYSTEMS COMMON STOCK. The shares of common stock of Spire Systems, no par value.

     Section 1.38 SPIRE SYSTEMS EXCHANGE RATIO. "Spire Systems Exchange Ratio" shall have the meaning set forth in Section 3.01(c).

     Section 1.39 STOCKHOLDERS' MEETING. The special meeting of stockholders of Amacan described in Section 5.13.

     Section 1.40 SUBSIDIARY. "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of directors.

     Section 1.41   UTAH ACT.  The Utah Revised Business Corporation Act.

                                   ARTICLE II
                               THE SHARE EXCHANGE

     Section 2.01 EXCHANGE. Subject to the terms and conditions of this Agreement and the Articles of Exchange, Amacan will acquire all of the issued and outstanding shares of the capital stock of Spire and Spire Systems in exchange solely for shares of Amacan Common Stock. The Articles of Exchange provide, among other things, the mode of effecting the Share Exchange and the manner and basis of converting each issued and outstanding share of capital stock of Spire and Spire Systems into shares of Amacan Common Stock. The total consideration for the acquisition by Amacan of all of the capital stock of Spire and Spire Systems, subject to all of the terms, covenants, and conditions set forth herein, shall consist of 3,501,883 shares of Amacan Common Stock.

     Section 2.02 EFFECTIVE TIME. Subject to the provisions of this Agreement and the Articles of Exchange, the Articles of Exchange, together with all required exhibits and attachments, shall be filed with the Division in accordance with the Utah Act on the Closing Date. The Share Exchange shall become effective upon confirmation of such filing of the Articles of Exchange and such other exhibits and attachments (the time of such filing being referred to hereinafter as the "EFFECTIVE TIME" and the date of such filing being referred to hereinafter as the "EFFECTIVE DATE").

     Section 2.03 CLOSING. The Closing of the Share Exchange and the other transactions contemplated herein (the "CLOSING") shall be on a date and at such time on or prior to March 15, 1996, as the parties may agree (the "CLOSING DATE"), following the satisfaction of every material term, covenant or condition set forth herein that is required to be satisfied prior to Closing.

     Section 2.04   CLOSING EVENTS.  At the Closing,

          (a) the parties hereto shall execute and deliver copies of the Articles of Exchange and all other documents necessary to effectuate the Share Exchange. All forms shall be acceptable to the parties hereto and their respective legal counsel and the Articles of Exchange shall be filed with the Division in accordance with the Utah Act;

          (b) as contemplated pursuant to Section 3.02, the Spire Stockholders shall transfer and deliver to Amacan certificates evidencing all of the issued and outstanding shares of Spire Common Stock and Spire Systems Common Stock, constituting all of the capital stock of Spire and Spire Systems,

Amacan shall obtain and possess all rights in respect thereof, and Spire and Spire Systems shall become wholly-owned subsidiaries of Amacan;

          (c) each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all articles of share exchange, certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby;

          (d) in addition to the foregoing, each of the parties shall execute and deliver such additional documents as may reasonably be required in order to effectuate the transactions herein contemplated in accordance with the requirements of Section 368(a)(1)(B) of the Code and shall treat such transactions for all tax purposes consistently with the other parties' treatment thereof and with such other characterization as a reorganization under such Code section.

     Section 2.05 EFFECT OF SHARE EXCHANGE. At the Effective Time, the Share Exchange shall have the effects set forth in the Utah Act. Without in any manner limiting the generality of the foregoing, and subject thereto, (a) the Spire Stockholders shall acquire 3,501,883 shares of Amacan Common Stock, (b) Spire and Spire Systems shall become wholly-owned Subsidiaries of Amacan, and
(c) Amacan shall change its name to Spire Technologies International Corporation or such other name as Amacan, Spire and Spire Systems shall mutually agree.

     Section 2.06   TERMINATION

          (a) This Agreement, the Share Exchange and the other transactions contemplated hereby may be terminated at any time prior to the Effective Time:

               (i) by the mutual consent of Amacan, Spire and Spire Systems through action of their respective Boards of Directors; or

               (ii) by any of Amacan, Spire or Spire Systems if the Share Exchange shall not have become effective prior to April 15, 1996, or such later date as shall have been approved by the Boards of Directors of each of Amacan, Spire and Spire Systems.

     In the event of termination pursuant to this Section 2.06(a), no obligation, right, remedy or liability shall arise hereunder, and Amacan, Spire and Spire Systems shall each bear its own costs incurred in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

          (b) This Agreement, the Share Exchange and the other transactions contemplated hereby may be terminated at any time prior to the Effective Time by action of the Amacan Board of Directors if Spire or Spire Systems shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Spire or Spire Systems contained herein shall be inaccurate in any material respect. In the event of termination pursuant to this Section 2.06(b), no obligation, right, remedy or liability shall arise hereunder, except that each of Spire and Spire Systems shall bear all of its own costs and Spire and Spire Systems shall promptly reimburse Amacan for all reasonable costs incurred by Amacan in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

          (c) This Agreement, the Share Exchange and the other transactions contemplated hereby may be terminated at any time prior to the Effective Time by joint action of the Boards of Directors of Spire and Spire Systems if Amacan shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Amacan contained herein shall be inaccurate in any material respect. In the event of termination pursuant to this Section 2.06(c), no obligation, right, remedy or liability shall arise hereunder, except that Amacan shall bear all of its own costs and shall promptly reimburse Spire and Spire Systems for all reasonable costs incurred by them in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

     Section 2.07 ACCOUNTING FOR TRANSACTIONS. This transaction will be accounted for as a purchase transaction.

     Section 2.08   POST-CLOSING COVENANTS.

          (a) Subsequent to the Closing Date, Amacan shall timely file with the SEC a Current Report on Form 8-K with respect to the consummation of the transactions contemplated by this Agreement in accordance with the requirements of Sections 13 and 15 of the Exchange Act.

          (b) For a period of at least three years following the Closing Date, Amacan will at all times comply with all reporting requirements of the Exchange Act, including timely filing of all periodic reports required under the Exchange Act and the rules and regulations promulgated thereunder, in order to make available to the holders of the Amacan Common Stock the provisions of Rule 144 for the resale of the Amacan Common Stock.

          (c) Promptly following the Closing Date, the directors and officers of Amacan shall resign and the Spire Stockholders shall designate five individuals, including one individual designated by the current Board of Directors of Amacan, to serve as members of the Amacan Board of Directors with terms expiring at the 1996 annual meeting of stockholders. Upon such designation of new members of the Amacan Board of Directors, the new Amacan Board of Directors shall appoint persons to serve as officers of Amacan in accordance with the Utah Act and the Articles of Incorporation and Bylaws of Amacan.

                                   ARTICLE III
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     Section 3.01 CONVERSION OF SECURITIES. As more fully set forth in the Articles of Exchange, as of the Effective Time, by virtue of the Share Exchange and without any action on the part of the parties hereto:

          (a) AMACAN COMMON STOCK; REVERSE SPLIT. Each share of Amacan Common Stock issued and outstanding at the Effective Time shall continue to be issued and outstanding. Each stock certificate of Amacan evidencing ownership of any shares of Amacan Common Stock shall continue to evidence ownership of such shares of Amacan Common Stock. At the Effective Time, Amacan shall consummate a reverse stock split pursuant to which each issued and outstanding share of Amacan Common Stock will be reverse split and converted into one-seventh (0.142857) of a share of Amacan

Common Stock. The other provisions set forth in this Agreement contemplate the completion of such stock split and assume that such stock split is effective on the date of execution hereof. The exchange ratios set forth in
Section 3.01(b) and (c) and the number of shares of Amacan Common Stock to be issued to the Spire Stockholders pursuant to this Section 3.01 have been determined on a post-split basis.

          (b) SPIRE COMMON STOCK. The 87,386 shares of Spire Common Stock issued and outstanding at the Effective Time, constituting all of the issued and outstanding capital stock of Spire at the Effective Time, shall be exchanged and converted, without any action on the part of the holders thereof, into an aggregate of 3,100,333 shares of Amacan Common Stock, which constitutes an exchange ratio of 35.4786 shares of Amacan Common Stock for each share of Spire Common Stock to be exchanged (the "SPIRE EXCHANGE RATIO"). Prior to the Effective Time, all shares of the capital stock of Spire that are owned directly or indirectly by Spire, Spire Systems or any Affiliate of Spire other than the Spire Stockholders shall be cancelled and no capital stock of Amacan or other consideration shall be delivered in exchange therefor.

          (c) SPIRE SYSTEMS COMMON STOCK. The 100,000 shares of Spire Systems Common Stock issued and outstanding at the Effective Time, constituting all of the issued and outstanding capital stock of Spire Systems at the Effective Time, shall be exchanged and converted into an aggregate of 401,550 shares of Amacan Common Stock, when constitutes an exchange ratio of 4.0155 shares of Amacan Common Stock for each share of Spire Systems Common Stock to be exchanged (the "SPIRE SYSTEMS EXCHANGE RATIO"). Prior to the Effective Time, all shares of the capital stock of Spire Systems that are owned directly or indirectly by Spire, Spire Systems or any Affiliate of Spire Systems other than the Spire Stockholders shall be cancelled and no capital stock of Amacan or other consideration shall be delivered in exchange therefor.

          (d) ADJUSTMENT OF EXCHANGE RATIOS. If, between the date of this Agreement and the Effective Time, (i) the outstanding shares of Amacan Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares or readjustment (other than the one-for-seven reverse stock split referred to in Section 3.01(a) above), or (ii) Amacan shall, without consideration or for a consideration per share less than the per share value of the shares of Amacan Common Stock to be issued to the Spire Stockholders pursuant to Sections 3.01(b) and (c), issue shares of Amacan Common Stock, the Spire Exchange Ratio and Spire Systems Exchange Ratio shall be adjusted correspondingly.

          (e) FRACTIONAL SHARES. No fractional shares of Amacan Common Stock shall be issued in connection with the Share Exchange or the reverse split of the Amacan Common Stock described in Section 3.01(a). If any holder of Spire Common Stock or Spire Systems Common Stock would otherwise be entitled to a fractional share of Amacan Common Stock on exchange of such shares or on the consummation of such reverse split, Amacan shall round the number of shares of Amacan Common Stock to be issued to such holder to the nearest whole share. There will be no cash payments in lieu of fractional shares.

     3.02 EXCHANGE OF CERTIFICATES.

          (a) AMACAN TO PROVIDE COMMON STOCK. At the Closing, Amacan shall make available for exchange in accordance with this Article III, through such reasonable procedures as Amacan may adopt, the shares of Amacan Common Stock issuable pursuant to Section 3.01 in exchange for the shares of Spire Common Stock and Spire Systems Common Stock to be exchanged by the Spire Stockholders as contemplated hereby.

          (b) RESTRICTIONS ON TRANSFER. The Amacan Common Stock issued pursuant to the Share Exchange will not be registered under the Securities Act. The Amacan Common Stock issued pursuant to the Share Exchange will not be registered under the Securities Act and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available. Each certificate of Amacan Common Stock issued pursuant to the Share Exchange shall be stamped or otherwise imprinted with a legend substantially in the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
     "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

     3.03 CONVERSION OF STOCK OPTIONS. Upon the Closing, Amacan shall assume each and every outstanding employee stock option for shares of Spire Common Stock (a "SPIRE OPTION") issued pursuant to the Spire Option Plan and all obligations of Spire under the Spire Option Plan relating to the Spire Options. In furtherance of the foregoing obligation, Amacan shall reserve for issuance upon the exercise of such assumed options not less than 650,000 shares of Amacan Common Stock. Each and every assumed Spire Option (an "ASSUMED OPTION") shall continue to be on the same terms and conditions of the corresponding Spire Option except that (i) it will be exercisable for the number of whole shares of Amacan Common Stock equal to the product obtained by multiplying the number of shares of Spire Common Stock subject to such Spire Option immediately prior to the Closing by the Spire Exchange Ratio and rounded down to the nearest whole number and (ii) the per share exercise price for the shares of Amacan Common Stock issuable upon exercise of an Assumed Option shall be determined by dividing the per share exercise price under the corresponding Spire Option by the Spire Exchange Ratio, and rounding the exercise price up to the nearest one-hundredth of a cent. The right to receive any Assumed Option may not be assigned or transferred in any manner except by operation of law, by will or by the laws of descent, or as otherwise expressly provided under the Spire Option Plan. Any attempted assignment in violation of this Section 3.03 shall be void.

                                   ARTICLE IV
      REPRESENTATIONS, COVENANTS AND WARRANTIES OF SPIRE AND SPIRE SYSTEMS

     Except as specifically disclosed in the Spire Schedules which identify the section of this Agreement to which the disclosure relates, as an inducement to, and to obtain the reliance of, Amacan, each of Spire and Spire Systems represents and warrants as follows:

     Section 4.01 ORGANIZATION. Each of Spire and Spire Systems is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction, domestic or foreign, in which it is not so qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its Business Condition. Included in the Spire Schedules are complete and correct copies of the Articles of Incorporation and Bylaws of each of Spire and Spire Systems as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the Articles of Incorporation or Bylaws of Spire or Spire Systems.

     Section 4.02 BINDING AGREEMENT. Each of Spire and Spire Systems has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Spire and Spire Systems, respectively, and have been approved unanimously by the stockholders of Spire and Spire Systems. This Agreement is a legal, valid and binding obligation of Spire and Spire Systems, enforceable against each of them in accordance with its terms, except as enforcement thereof may be limited by general principles of equity and the effect of applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditor's rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers. Included in the Spire Schedules is an accurate and complete list of the stockholders of Spire and Spire Systems as of the date hereof, stating the name, record address, and number of shares of Spire Common Stock and Spire Systems Common Stock held by each.

     Section 4.03 CAPITALIZATION. The authorized capitalization of Spire consists solely of 100,000 shares of Common Stock, $.0.01 par value, of which 87,386 shares are currently issued and outstanding. The authorized capitalization of Spire Systems consists solely of 1,000,000 shares of Common Stock, no par value, of which 1,000 shares are currently issued and outstanding. All issued and outstanding shares of Spire Common Stock and Spire Systems Common Stock are validly authorized, legally issued, fully paid, nonassessable and not issued in violation of the preemptive or other right of any Person. Spire currently holds 12,614 shares of Spire Common Stock in its treasury. Except for the Spire Options, with respect to which Spire has reserved for issuance upon the exercise thereof 12,000 shares of Spire Common Stock (and 8,216 shares of Spire Common Stock are currently issuable with respect thereto), there are no options, warrants, calls, conversion rights, commitments or agreements of any character to which Spire or Spire Systems is a party or by which Spire or Spire Systems may be bound that obligates or may obligate Spire or Spire Systems to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Spire or Spire Systems or that obligate or may obligate Spire or Spire Systems to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

     Section 4.04 SUBSIDIARIES AND PREDECESSORS. Neither Spire nor Spire Systems has any direct or indirect equity interest in or loans to any partnership, corporation, limited liability company, joint venture, business association or other Person. Neither Spire nor Spire Systems has had, since its inception, any predecessor, as that term is defined under generally accepted accounting principles.

     Section 4.05   FINANCIAL STATEMENTS; TAXES.

          (a) Included in the Spire Schedules are (i) an audited combined balance sheet of Spire and Spire Systems as of April 30, 1995 and 1994, and combined statements of income, changes in stockholders' equity, and cash flows for the years ended April 30, 1995 and 1994, including the notes thereto, and
(ii) an unaudited combined balance sheet of Spire and Spire Systems as of October 31, 1995 and the related unaudited statements of income, changes in stockholders' equity and cash flows for the six months ended October 31, 1995 (collectively, the "SPIRE FINANCIAL STATEMENTS").

          (b) All of the Spire Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. All of such balance sheets present fairly, as of their respective dates, the financial position of Spire and Spire Systems on such date. Neither Spire nor Spire Systems had, as of the date of any such balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with GAAP and all assets reflected therein present fairly the assets of Spire or Spire Systems, as the case may be, in accordance with GAAP. The statements of income, stockholders' equity and cash flows present fairly the information required to be set forth therein under GAAP. Spire and Spire Systems maintain and will continue to maintain standard systems of accounting established and maintained in a manner permitting the preparation of financial statements in accordance with GAAP.

          (c) Spire and Spire Systems have filed all tax returns and reports as required by law, both in the U.S. and in any foreign countries in which Spire or Spire Systems is doing business. All such returns and reports are accurate and correct in all material respects. Neither Spire nor Spire Systems has any liabilities with respect to the payment of any federal, state, county, local, foreign or other taxes (including any deficiencies, interest or penalties) accrued for or applicable to the periods ended on the dates of the most recent combined balance sheets of Spire and Spire Systems included in the Spire Schedules (collectively, the "SPIRE BALANCE SHEETS") and all such dates and years and periods prior thereto and for which Spire or Spire Systems, as the case may be, may at said dates have been liable, except for taxes accrued but not yet due and payable. Included in the Spire Schedules are copies of the federal and state income tax returns of Spire and Spire Systems filed since 1990, and any foreign returns filed by Spire, Spire Systems or any Affiliate of Spire or Spire Systems during the same period. Except as set forth in the Spire Schedules, none of such federal, state or foreign income tax returns has been examined or is currently being examined by the Internal Revenue Service or any other Governmental Authority. Neither Spire nor Spire Systems has made any election pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material adverse effect on Spire or Spire Systems, as the case may be, or their respective Business Conditions. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Spire or Spire Systems.

          (d) The books and records, financial and otherwise, of Spire and Spire Systems are in all material respects complete and correct and have been made and maintained in accordance with sound business and bookkeeping practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Spire and Spire Systems. Each of Spire and Spire Systems has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

          (e) Except as set forth in the Spire Balance Sheets or in the notes thereto, (i) Spire and Spire Systems have good and marketable title to their respective accounts receivable, and all other debts due or recorded in the records and books of account of Spire and Spire Systems, free of any security interests or liens and free of any material defenses, counterclaims and set-offs; (ii) all such accounts receivable, invoices and debts are actual and bona fide amounts due Spire or Spire Systems, as the case may be, for the total dollar amount thereof shown on the books of Spire or Spire Systems, as the case may be, and resulted from the regular course of their respective businesses; and
(iii) the accounts receivable, invoices and debts set forth on the Spire Balance Sheets arose in the ordinary course of business and are collectible in full in all material respects on the continuation of reasonable collection efforts by personnel of Spire or Spire Systems, as the case may be, and without resorting to litigation and in any event not later than 90 days after the date billed. Included in the Spire Schedules is a compete and accurate list of all accounts receivable of Spire and Spire Systems as of November 30, 1995.

          (f) The inventories of Spire and Spire Systems shown on the Spire Balance Sheets were valued at cost (determined on a first-in, first-out basis) or market, whichever is lower, with proper allowances for obsolescence, in accordance with GAAP. Such inventories consist of items which Spire and Spire Systems believe are of quality and quantity readily usable or saleable in the ordinary course of business of Spire and Spire Systems, except such amounts as are revised in accordance with GAAP and accurately reflected on the Spire Balance Sheets.

     Section 4.06 INFORMATION. The information concerning Spire and Spire Systems set forth in this Agreement and in the Spire Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. No representation or warranty made by Spire or Spire Systems in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by Spire or Spire Systems or their representatives pursuant hereto or in connection with the transactions contemplated hereby (including, without limitation, information to be included in the Information Statement), contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished. To the knowledge of Spire and Spire Systems, there is no event, fact or condition that materially and adversely affects the Business Condition of Spire or Spire Systems, or that reasonably could be expected to do so, that has not been set forth in this Agreement or in the Spire Schedules.

     Section 4.07 NO DEFAULTS. Neither Spire nor Spire Systems is, nor has either Spire or Spire Systems received notice that it would be with the passage of time, (i) in violation of any provision of its Articles of Incorporation or Bylaws, or (ii) to the knowledge of Spire and Spire Systems, in default or violation of any material term, condition or provision of (A) any material judgment, decree, order, injunction or stipulation applicable to Spire or Spire Systems, as the case may be, or (B) any material agreement, note, mortgage, indenture, contract, lease, instrument, permit, concession, franchise or license to which Spire or Spire Systems is a party or by which Spire or Spire Systems or their respective properties or assets may be bound.

     Section 4.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement or in the Spire Schedules, since the date of the Spire Balance Sheets, each of Spire and Spire Systems has conducted its business in the ordinary course and:

          (a) there has not been (i) any material adverse change in the Business Condition of Spire or Spire Systems, or (ii) any damage, destruction or loss to Spire or Spire Systems (whether or not covered by insurance) materially and adversely affecting the Business Condition of Spire or Spire Systems;

          (b) neither Spire nor Spire Systems has (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the Business Condition of Spire or Spire Systems, as the case may be; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, employee or stockholder; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $3,000;
(viii) made provision for, or made any increase in, any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees; or (ix) transferred or granted a right in or relating to any Spire Intellectual Property Right;

          (c) neither Spire nor Spire Systems has (i) granted or agreed to grant any option, warrant or other right for its capital stock, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business which have been fully disclosed to Amacan; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the Spire Balance Sheets and current liabilities incurred since that date in the ordinary course of business;
(iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $20,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the Business Condition of Spire or Spire Systems, as the case may be; (vi) issued, delivered, or agreed to issue or deliver any capital stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); (vii) created or assumed any mortgage, pledge, security interest, lien or other encumbrance on any asset except in the ordinary course of business consistent with past practice; (viii) made any loan, advance or capital contribution to or investment in any Person other than travel loans or advances made in the ordinary course of business of Spire or Spire Systems, as the case may be, in an aggregate amount which does not exceed $2,000 at any time; or (ix) disclosed to third parties any confidential or proprietary information respecting its services or marketing procedures or practices, methods of pricing, or other data material to the Business Condition of Spire or Spire Systems, as the case may be; and

          (d) to the best knowledge of Spire and Spire Systems, neither Spire nor Spire Systems has become subject to any law or regulation which materially and adversely affects, or in the future may materially and adversely affect, the Business Condition of Spire or Spire Systems.

     Section 4.09   TITLE AND RELATED MATTERS.

          (a) Except as disclosed in the Spire Balance Sheets, each of Spire and Spire Systems has good and marketable title to all its properties, inventory, know-how, interests in property and assets, both real and personal, which are reflected in the Spire Balance Sheets or were acquired after that date (except those sold or otherwise disposed of since such date in the ordinary course of business) or are used in the business of Spire or Spire Systems, as the case may be, free and clear of all mortgages, security interests, royalties, liens, pledges, charges or encumbrances, except (i) statutory liens or claims not yet delinquent; (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (iii) as completely and accurately described in the Spire Schedules.

          (b) Included in the Spire Schedules is an accurate and complete list of all (i) real property owned by Spire or Spire Systems or used in their respective businesses, and (ii) personal property owned by Spire or Spire Systems or used in their respective businesses and having a purchase price of over $2,000. The Spire Schedules contain a complete and accurate description of any mortgage, financing instrument, or other encumbrance to the title to such properties.
All real and personal property owned by Spire or Spire Systems or used in either of their businesses is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.

          (c) Included in the Spire Schedules are details of all leases for real and personal property to which Spire or Spire Systems is a party, identifying the real or personal property involved, the amount of the monthly or other period payment due thereunder, a notation of any additional charges, the expiration date and any residual or similar payment required on expiration of the lease in order to acquire ownership of the leased property. Except as disclosed in the Spire Schedules, each such lease is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligation thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act, which, with the giving of notice, the lapse of time, or the happening of any further event or condition, would become a default under such lease. Neither Spire nor Spire Systems has violated any of the terms or conditions under any such lease in any material respect and, to the best knowledge, information and belief of Spire and Spire Systems, all of the covenants to be performed by any other party under any such lease have been fully performed. The property leased by Spire and Spire Systems is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.

     Section 4.10 LITIGATION AND PROCEEDINGS. There is no action, suit or proceeding pending or, to the knowledge of Spire or Spire Systems, threatened by or against Spire or Spire Systems, or any of their respective officers, directors or shareholders, affecting Spire, Spire Systems or their respective properties, at law or in equity, before any court or other Governmental Authority or before any arbitrator of any kind.

     Section 4.11   CONTRACTS.

          (a) Included in the Spire Schedules is a description of every material contract, agreement, instrument, license, arrangement or commitment to which Spire or Spire Systems is a party or by which any of their respective properties are bound;

          (b) Except as described in this Agreement or in the Spire Schedules, neither Spire nor Spire Systems is a party to or bound by, and none of the properties of Spire or Spire Systems are subject to, any contract, agreement, other commitment or instrument or any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Spire and Spire Systems can now foresee) materially and adversely affect, the Business Condition of Spire or Spire Systems;

          (c) Except as included or described in the Spire Schedules, neither Spire nor Spire Systems is a party to any oral or written (i) contract for the employment of any officer, director or employee which is not terminable on 30 days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of ERISA; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guarantee of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $10,000;
(v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Spire or Spire Systems; or
(viii) contract, agreement or other commitment involving payments by it of more than $20,000 in the aggregate; and

          (d) Each contract, agreement, arrangement and commitment listed or described in the Spire Schedules pursuant to this Section 4.11 is valid and binding on Spire or Spire Systems, as the case may be, and is in full force and effect, and, except as otherwise disclosed in this Agreement or the Spire Schedules, neither Spire nor Spire Systems nor, to the knowledge of Spire and Spire Systems, any other party thereto has breached any provision of, or is in default in any material respect under the terms of, any such contract, agreement, arrangement or commitment, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, arrangement or commitment.

     Section 4.12 CUSTOMER COMPLAINTS. Except as set forth in the Spire Schedules, since inception, neither Spire nor Spire Systems has received any material customer complaints concerning its services, other than minor, nonrecurring problems in the normal course of business. The Spire Balance Sheets reflect adequate reserves for all known or reasonably anticipated customer complaints, credits, setoffs and similar items. Included in the Spire Schedules is a copy of each express warranty and related disclaimer or limitation of warranty used in connection with products sold or services provided by Spire or Spire Systems since inception, indicating for each such warranty, limitation or disclaimer an accurate description of the products or services to which it relates.

     Section 4.13 AUTHORIZATIONS. Except as set forth in the Spire Schedules, to the best knowledge of Spire and Spire Systems, each of Spire and Spire Systems possesses all licenses, franchises, permits and other governmental authorizations, domestic and foreign, that are legally required to enable them to conduct their respective businesses in all material respects as conducted on the date hereof or as presently foreseeable in connection therewith. To the knowledge of Spire and Spire Systems, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of any material statute, law, rule, regulation, judgment, order, decree or ordinance applicable to Spire, Spire Systems or their respective properties or assets, or conflict with or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of a material lien or encumbrance on any of the properties or assets of Spire or Spire Systems pursuant to (i) any provision of the Articles of Incorporation or Bylaws of Spire or Spire Systems or (ii) except as completely and accurately described in the Spire Schedules, any material agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which either Spire or Spire Systems is a party or by which any of their respective properties or assets may be bound or affected. To the knowledge of Spire and Spire Systems, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Spire or Spire Systems in connection with the execution and delivery of this Agreement by Spire and Spire Systems or the consummation by Spire and Spire Systems of the transactions contemplated hereby or thereby, except for (y) the filing of the Articles of Exchange with the Division and appropriate documents with the relevant Governmental Authorities of other jurisdictions in which Spire or Spire Systems is qualified to do business, and (z) such consents, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not have a material adverse effect on the Business Condition of Spire or Spire Systems.

     Section 4.14 COMPLIANCE WITH LAWS AND REGULATIONS. Except as set forth in the Spire Schedules and to the best of each of their knowledge, each of Spire and Spire Systems has complied with all applicable statutes and regulations of any Governmental Authority, except to the extent that noncompliance would not materially and adversely affect the Business Condition of Spire or Spire

Systems or except to the extent that noncompliance would not result in the incurrence of any material liability for Spire or Spire Systems. To the knowledge of Spire or Spire Systems, there are no material judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against Spire or Spire Systems or any of their respective properties. Included in the Spire Schedules is a copy of each letter of inquiry, review or investigation or other writing from or to any Governmental Authority evidencing a violation or possible or alleged violation of any of the foregoing.

     Section 4.15 INSURANCE. Included in the Spire Schedules is a complete list of all insurance policies which Spire or Spire Systems maintains respecting their respective services, business, properties and employees. Such policies are in full force and effect and are free from any right of termination by the insurance carriers. All premiums payable under all such policies have been paid and Spire and Spire Systems are otherwise in full compliance with the terms of such policies. Except as set forth in the Spire Schedules, all of the insurable properties of Spire and Spire Systems are insured for their respective benefits in the amount of their full replacement value (subject to reasonable deductibles) against losses due to fire and other casualty, with extended coverage and coverage against other risks customarily insured against by persons operating similar properties in the localities where such properties are located, and under valid and enforceable policies issued by insurers of recognized responsibility. Such policies will be outstanding and in full force at the Closing Date. Included in the Spire Schedules is a complete and accurate list of all insurance policies carried by Spire or Spire Systems, showing for each type of coverage the policy limits, principal exclusions, deductibles and insurer. Neither Spire nor Spire Systems knows of any threatened termination of, or material premium increase with respect to, any of such policies.

     Section 4.16 TRANSACTIONS WITH AFFILIATES. Set forth in the Spire Schedules is a description of every material contract, agreement or arrangement between Spire or Spire Systems and any person who is or has ever been an officer or director of Spire or Spire Systems or person owning of record, or known by Spire or Spire Systems to own beneficially, five percent or more of the issued and outstanding Spire Common Stock or Spire Systems Common Stock, as the case may be, and which is to be performed in whole or in part after the date hereof or was entered into within three years before the date hereof. In all such circumstances, the contract, agreement or arrangement was for a bona fide business purpose of Spire or Spire Systems, as the case may be, and the amount paid or received, whether in cash, in services, or in kind, is, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to Spire or Spire Systems, as applicable, than terms available from otherwise unrelated parties in arm's length transactions. The Spire Schedules also include a description of any commitment by Spire or Spire Systems, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any Affiliate of Spire or Spire Systems.

     Section 4.17 MINUTE BOOK. The minute books of Spire and Spire Systems contain, and will contain at the Closing Date, evidence of the due election and incumbency of the Board of Directors and officers of Spire and Spire Systems executing this Agreement or any document, certificate, or other instrument executed in order to consummate the transactions contemplated hereby.

     Section 4.18 LABOR AGREEMENTS AND ACTIONS. Neither Spire nor Spire Systems is bound by or subject to (and none of their respective assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested nor, to the knowledge of Spire or Spire Systems, has sought to represent any of the employees, representatives, or agents of Spire or Spire Systems. There is no strike or other labor dispute involving Spire or Spire Systems pending, or to the knowledge of Spire or Spire Systems threatened, which could have a material adverse effect on the Business Condition of Spire or Spire Systems (as such business is presently conducted and as it is proposed to be conducted), nor is Spire or Spire Systems aware of any labor organization activity involving its employees. Neither Spire nor Spire Systems is aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Spire or Spire Systems, nor does Spire or Spire Systems have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of Spire and Spire Systems is terminable at the will of Spire or Spire Systems, as the case may be.

     Section 4.19 INTELLECTUAL PROPERTY. Each of Spire and Spire Systems owns, or is licensed or otherwise entitled to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefore, maskworks, net lists, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or materials that in any material respect are used or currently proposed to be used in the business of Spire or Spire Systems as currently conducted or as currently proposed to be conducted by Spire or Spire Systems, as the case may be (the "SPIRE INTELLECTUAL PROPERTY RIGHTS"). The Spire Schedules list all patents, trademarks, registered and material unregistered copyrights, trade names and service marks, and any applications therefore, included in the Spire Intellectual Property Rights, together with a list of all currently marketed software products of Spire and Spire Systems and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office or any foreign office. Neither Spire nor Spire Systems is, nor as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder will be, in violation of any license, sublicense or agreement which is material to the Business Condition of Spire or Spire Systems, as the case may be. Except as set forth in the Spire Schedules, no claims with respect to the Spire Intellectual Property Rights have been asserted or, to the knowledge of Spire or Spire Systems, are threatened by any Person, nor does Spire or Spire Systems know of any valid grounds for any bona fide claim (i) to the effect that the manufacture, sale or use of any product as now used or offered or proposed for use or sale by Spire or Spire Systems infringes on any copyright, patent or trade secret, (ii) against the use by Spire or Spire Systems of any trademark, trade name, trade secret, copyright, technology, know-how or computer software program or application used in the business of Spire and Spire Systems as currently conducted or as proposed to be conducted, or (iii) challenging the ownership, validity or effectiveness of any of the Spire Intellectual Property Rights. All registered trademarks and copyrights held by Spire or Spire Systems are valid and subsisting. To the knowledge of Spire and Spire Systems, there is no material unauthorized use, infringement or misappropriation of any of the Spire Intellectual Property Rights by any third party, including any employee or former employee of Spire or Spire Systems. No Spire Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by Spire or Spire Systems, as applicable. Neither Spire nor Spire Systems has entered into any agreement to indemnify any other Person against any charge of infringement of any Spire Intellectual Property Right.

     Section 4.20 ENVIRONMENTAL MATTERS. Neither Spire nor Spire Systems has transported, stored, used, manufactured, released or exposed its employees or any other Person to, any Hazardous Material in violation of any applicable statute, rule, regulation, order or law, except as would not have a material adverse effect on the Business Condition of Spire or Spire Systems. Spire and Spire Systems have obtained all material permits, licenses and other authorizations required to be obtained by either of them under any Environmental Law. Spire and Spire Systems (a) are in compliance with all terms and conditions of such permits, licenses and authorizations, and (b) are in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, except as would not have a material adverse effect on the Business Conditions of Spire and Spire

Systems. Neither Spire nor Spire Systems has received any notice, nor does either Spire or Spire Systems possess any knowledge, of any past or present condition or practice of the businesses conducted by Spire, Spire Systems or their Affiliates which forms or could form the basis of any material claim, action, suit, proceeding, hearing or investigation against Spire or Spire Systems, arising out of the manufacture, processing, distribution, use, treatment, storage, spill, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material.

     Section 4.21   SPIRE SCHEDULES.   Spire and Spire Systems have delivered
to Amacan the schedules described in this Article IV, which are collectively referred to as the "SPIRE SCHEDULES" and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of Spire and Spire Systems as complete, true and accurate. Spire and Spire Systems shall cause the Spire Schedules and the instruments and data delivered to Amacan hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Spire Schedules, certified in the same manner as the original Spire Schedules, shall be delivered prior to the Closing and as a condition precedent to the obligation of Amacan to close.

                                    ARTICLE V
               REPRESENTATIONS, COVENANTS AND WARRANTIES OF AMACAN

     Except as specifically disclosed in the Amacan Schedules which identify the section of this Agreement to which the disclosure relates, as an inducement to, and to obtain the reliance of, Spire and Spire Systems, Amacan represents and warrants as follows:

     Section 5.01 ORGANIZATION. Amacan is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction, domestic or foreign, in which it is not so qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on the Business Condition of Amacan. Included in the Amacan Schedules are complete and correct copies of the Articles of Incorporation and Bylaws of Amacan as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the Articles of Incorporation or Bylaws of Amacan.

     Section 5.02 BINDING AGREEMENT. Amacan has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action, subject to approval of Amacan's stockholders. This Agreement is a legal, valid and binding obligation of Amacan, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by general principles of equity and the effect of applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditor's rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers. Included in the Amacan Schedules is an accurate and complete record stockholder list as of December 20, 1995, prepared by Amacan's transfer agent, stating the name, record address, and number of shares of Amacan Common Stock held by each.

     Section 5.03 CAPITALIZATION. The authorized capitalization of Amacan consists solely of 8,000,000 shares of Amacan Common Stock, $.0.25 par value per share, of which 389,102 shares shall be issued and outstanding after giving effect to the reverse split described in Section 3.01(a). All issued and outstanding shares of Amacan Common Stock are validly authorized, legally issued, fully paid, nonassessable and not issued in violation of the preemptive or other rights of any Person. There are no shares of Amacan Common Stock held in Amacan's treasury. There are no options, warrants, calls, conversion rights, commitments or agreements of any character to which Amacan is a party or by which Amacan may be bound that obligate or may obligate Amacan to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Amacan or that obligate or may obligate Amacan to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

     Section 5.04 SUBSIDIARIES AND PREDECESSORS. Amacan Industries is a corporation duly organized, validity existing, and in good standing under the laws of the State of Utah and has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted. The authorized capitalization of Amacan Industries consists solely of 500,000 shares of common stock, $.10 par value per share, of which 25,000 shares are issued and outstanding and are held by Amacan. All issued and outstanding shares of the capital stock of Amacan Industries are validly authorized, legally issued, fully paid, nonassessable and not issued in violation of the preemptive or other right of any Person. There are no options, warrants, calls, conversion rights, commitments or agreements of any character to which Amacan Industries is a party or by which Amacan Industries may be bound that obligate or may obligate Amacan Industries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Amacan Industries or that obligate or may obligate Amacan Industries to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.
Except as described in this Section 5.04 or the Amacan Schedules, Amacan has no direct or indirect equity interest in or loans to any partnership, corporation, limited liability company, joint venture, business association or other Person. Since its inception, Amacan has not had any predecessor, as that term is defined under GAAP.

     Section 5.05   FINANCIAL STATEMENTS; TAXES.

          (a) Included in the Amacan Schedules are (i) audited balance sheets of Amacan as of April 30, 1995 and 1994, and statements of operations, stockholders' equity and cash flows for the years ended April 30, 1995 and 1994, including the notes thereto, and (ii) an unaudited consolidated balance sheet of Amacan as of October 31, 1995, and the related unaudited statement of earnings for the six months ended October 31, 1995 (collectively, the "AMACAN FINANCIAL STATEMENTS").

          (b) All of the Amacan Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. All of such balance sheets present fairly, as of their respective dates, the financial position of Amacan on such date. Amacan did not have, as the date of any of such balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with GAAP and all assets reflected therein present fairly the assets of Amacan in accordance with GAAP. The statements of income, stockholders' equity and cash flows present fairly the information required to be set forth therein under GAAP. Amacan maintains and will continue to maintain a standard system of accounting established and maintained in a manner permitting the preparation of financial statements in accordance with GAAP.

          (c) Amacan has filed all tax returns and reports as required by law. All such returns and reports are accurate and correct in all material respects. Amacan has no liabilities with respect to the payment of any federal, state, county, local, foreign or other taxes (including any deficiencies, interest or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet included in the Amacan Schedules (the "AMACAN BALANCE SHEET") and all such dates and years and periods prior thereto and for which Amacan may at said date have been liable, except for taxes accrued but not yet due and payable. Included in the Amacan Schedules are copies of the federal and state income tax returns of Amacan filed since 1990. Except as set forth in the Amacan Schedules, none of such federal or state income tax returns has been examined or is currently being examined by the Internal Revenue Service or any other Governmental Authority. Amacan has not made any election pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material adverse effect on Amacan or its Business Condition. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Amacan.

          (d) The books and records, financial and otherwise, of Amacan are in all material respects complete and correct and have been made and maintained in accordance with sound business and bookkeeping practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Amacan. Amacan has maintained a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

          (e) Except as set forth in the Amacan Balance Sheet or in the notes thereto, (i) Amacan has good and marketable title to its accounts receivable, and all other debts due or recorded in the records and books of account of Amacan, free of any security interests or liens and free of any material defenses, counterclaims and set-offs; (ii) all such accounts receivable, invoices and debts are actual and bona fide amounts due Amacan for the total dollar amount thereof shown on the books of Amacan and resulted from the regular course of its business; and (iii) the accounts receivable, invoices and debts set forth on the Amacan Balance Sheet arose in the ordinary course of business and are collectible in full in all material respects on the continuation of reasonable collection efforts by Amacan personnel and without resorting to litigation and in any event not later than 90 days after the date billed. Included in the Amacan Schedules is a complete and accurate list of all accounts receivable to Amacan as of October 31, 1995.

     Section 5.06 INFORMATION. The information concerning Amacan set forth in this Agreement and in the Amacan Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. No representation or warranty made by Amacan in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by Amacan or its representatives pursuant hereto or in connection with the transactions contemplated hereby (including, without limitation, information to be included in the Information Statement), contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished. To the knowledge of Amacan, there is no event, fact or condition that materially and adversely affects the Business Condition of Amacan, or that reasonably could be expected to do so, that has not been set forth in this Agreement or in the Amacan Schedules.

     Section 5.07 NO DEFAULTS. Amacan is not, nor has it received notice that it would be with the passage of time, (i) in violation of any provision of its Articles of Incorporation or Bylaws, or (ii) to the knowledge of Amacan, in default or violation of any material term, condition or provision of (A) any material judgment, decree, order, injunction or stipulation applicable to Amacan, or (B) any material agreement, note, mortgage, indenture, contract, lease, instrument, permit, concession, franchise or license to which Amacan is a party or by which Amacan or its properties or assets may be bound.

     Section 5.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement or in the Amacan Schedules, since the date of the Amacan Balance Sheet, Amacan has conducted its business in the ordinary course and:

          (a) there has not been (i) any material adverse change in the Business Condition of Amacan, or (ii) any damage, destruction or loss to Amacan (whether or not covered by insurance) materially and adversely affecting the Business Condition of Amacan;

          (b) Amacan has not (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the Business Condition of Amacan;
(iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, employee or stockholder; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $3,000; (viii) made provision for, or made any increase in, any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees; or (ix) transferred or granted a right in or relating to any Amacan Intellectual Property Right;

          (c) Amacan has not (i) granted or agreed to grant any option, warrant or other right for its capital stock, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business which have been fully disclosed to Spire; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the Amacan Balance Sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $20,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the Business Condition of Amacan; (vi) issued, delivered, or agreed to issue or deliver any capital stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); (vii) created or assumed any mortgage, pledge, security interest, lien or other encumbrance on any asset except in the ordinary course of business consistent with past practice; (viii) made any loan, advance or capital contribution to or investment in any Person other than travel loans or advances made in the ordinary course of business of Amacan, in an aggregate amount which does not exceed $2,000 at any time; or
(ix) disclosed to third parties any confidential or proprietary information respecting its services or marketing procedures or practices, methods of pricing, or other data material to the Business Condition of Amacan; and

          (d) To the best knowledge of Amacan, it has not become subject to any law or regulation which materially and adversely affects, or in the future may materially and adversely affect, the Business Condition of Amacan.

     Section 5.09   TITLE AND RELATED MATTERS.

          (a) Except as disclosed in the Amacan Balance Sheet, Amacan has good and marketable title to all its properties, inventory, know-how, interests in property and assets, both real and personal, which are reflected in the Amacan Balance Sheet or were acquired after that date (except those sold or otherwise disposed of since such date in the ordinary course of business) or are used in Amacan's business, free and clear of all mortgages, security interests, royalties, liens, pledges, charges or encumbrances, except (i) statutory liens or claims not yet delinquent; (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (iii) as completely and accurately described in the Amacan Schedules.

          (b) Included in the Amacan Schedules is an accurate and complete list of all (i) real property owned by Amacan or used in its business, and
(ii) personal property owned by Amacan or used in its business and having a purchase price of over $2,000. The Amacan Schedules contain a complete and accurate description of any mortgage, financing instrument or other encumbrance to the title to such properties. All real and personal property owned by Amacan or used in its business is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.

          (c) Included in the Amacan Schedules are details of all leases for real and personal property to which Amacan is a party, identifying the real or personal property involved, the amount of the monthly or other period payment due thereunder, a notation of any additional charges, the expiration date and any residual or similar payment required on expiration of the lease in order to acquire ownership of the leased property. Except as disclosed in the Amacan Schedules, each such lease is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligation thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act, which, with the giving of notice, the lapse of time, or the happening of any further event or condition, would become a default under such lease. Amacan has not violated any of the terms or conditions under any such lease in any material respect and, to the best of Amacan's knowledge, information and belief, all of the covenants to be performed by any other party under any such lease have been fully performed. The property leased by Amacan is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.

     Section 5.10 LITIGATION AND PROCEEDINGS. There is no action, suit or proceeding pending or, to the knowledge of Amacan, threatened by or against Amacan, or any of its officers, directors or stockholders, affecting Amacan or its properties, at law or in equity, before any court or other
Governmental Authority, or before any arbitrator of any kind.

     Section 5.11   CONTRACTS.

          (a) Included in the Amacan Schedules is a description of every material contract, agreement, instrument, license, arrangement or commitment to which Amacan is a party or by which its properties are bound;

          (b) Except as described in this Agreement or in the Amacan Schedules, Amacan is not a party to or bound by, and the properties of Amacan are not subject to, any contract, agreement, other commitment or instrument or any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Amacan can now foresee) materially and adversely affect, the Business Condition of Amacan;

          (c) Except as included or described in the Amacan Schedules, Amacan is not a party to any oral or written (i) contract for the employment of any officer, director or employee which is not terminable on 30 days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of ERISA; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guarantee of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $10,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement;
(vii) agreement with any present or former officer or director of Amacan; or
(viii) other contract, agreement or other commitment involving payments by it of more than $20,000 in the aggregate; and

          (d) Each contract, agreement, arrangement and commitment listed or described in the Amacan Schedules pursuant to this Section 5.11 is valid and binding on Amacan and is in full force and effect, and, except as otherwise disclosed in this Agreement or the Amacan Schedules, neither Amacan nor, to the knowledge of Amacan, any other party thereto has breached any provision of, or is in default under the terms of, any such contract, agreement, arrangement or commitment, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, arrangement or commitment.

     Section 5.12 SEC DOCUMENTS. Included in the Amacan Schedules are copies of Amacan's Annual Report on Form 10-KSB for the fiscal years ended April 30, 1995, 1994 and 1993, respectively, and all other reports filed or required to be filed with the SEC since May 1, 1992 (collectively, the "AMACAN SEC DOCUMENTS"), which are all the documents (other than preliminary material) that Amacan was required to file with the SEC since such date. As of their respective filing dates, the Amacan SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and none of the Amacan SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Amacan SEC Document. The financial statements of Amacan included in the Amacan SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the SEC) and fairly present the financial position of Amacan at the dates thereof and the results of its operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments).

     Section 5.13 AUTHORIZATIONS. Except as set forth in the Amacan Schedules, to the best knowledge of Amacan, it possesses all licenses, franchises, permits and other governmental authorizations, domestic and foreign, that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof or as presently foreseeable in connection therewith. To the knowledge of Amacan, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of any material statute, law, rule, regulation, judgment, order, decree or ordinance applicable to Amacan or its properties or assets, or conflict with or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of a material lien or encumbrance on any of the properties or assets of Amacan pursuant to (i) any provision of the Articles of Incorporation or Bylaws of Amacan or (ii) except as completely and accurately described in the Amacan Schedules, any material agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which Amacan is a party or by which any of its properties or assets may be bound or affected. To the knowledge of Amacan, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Amacan in connection with the execution and delivery of this Agreement by Amacan or the consummation by Amacan of the transactions contemplated hereby or thereby, except for (x) the preparation and distribution to the stockholders of Amacan of an information statement (the "INFORMATION STATEMENT") in preparation for and relating to a special meeting of stockholders of Amacan to be called for the purpose of soliciting approval of the Share Exchange, this Agreement and the transactions contemplated hereby (the "STOCKHOLDERS MEETING"), (y) the filing of the Articles of Exchange with the Division and appropriate documents with the relevant Governmental Authorities of other jurisdictions in which Amacan is qualified to do business, and (z) such consents, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not have a material adverse effect on the Business Condition of Amacan.

     Section 5.14 COMPLIANCE WITH LAWS AND REGULATIONS. Except as set forth in the Amacan Schedules and to the best of its knowledge, Amacan has complied with all applicable statutes and regulations of any Governmental Authority, except to the extent that noncompliance would not materially and adversely affect the Business Condition of Amacan or except to the extent that noncompliance would not result in the incurrence of any material liability for Amacan. To the knowledge of Amacan, there are no material judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against Amacan or any of its properties. Included in the Amacan Schedules is a copy of each letter of inquiry, review or investigation or other writing from or to any Governmental Authority evidencing a violation or possible or alleged violation of any of the foregoing.

     Section 5.15 INSURANCE. Included in the Amacan Schedules is a complete list of all insurance policies which Amacan maintains respecting its services, business, properties and employees. Such policies are in full force and effect and are free from any right of termination by the insurance carriers. All premiums payable under all such policies have been paid and Amacan is otherwise in full compliance with the terms of such policies. Except as set forth in the Amacan Schedules, all of the insurable properties of Amacan are insured for its benefit in the amount of their full replacement value (subject to reasonable deductibles) against losses due to fire and other casualty, with extended coverage and coverage against other risks customarily insured against by persons operating similar properties in the localities where such properties are located, and under valid and enforceable policies issued by insurers of recognized responsibility. Such policies will be outstanding and in full force at the Closing Date. Included in the Amacan Schedules ia a complete and an accurate list of all insurance policies carried by Amacan, showing for each type of coverage the policy limits, principal exclusions, deductibles and insurer. Amacan does not know of any threatened termination of, or material premium increase with respect to, any of such policies.

     Section 5.16 TRANSACTIONS WITH AFFILIATES. Set forth in the Amacan Schedules is a description of every material contract, agreement or arrangement between Amacan and any person who is or has ever been an officer or director of Amacan or person owning of record, or known by Amacan to own beneficially, five percent or more of the issued and outstanding Amacan Common Stock and which is to be performed in whole or in part after the date hereof or was entered into within three years before the date hereof. In all such circumstances, the contract, agreement or arrangement was for a bona fide business purpose of Amacan and the amount paid or received, whether in cash, in services, or in kind, is, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to Amacan than terms available from otherwise unrelated parties in arm's length transactions. The Amacan Schedules also include a description of any commitment by Amacan, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any Affiliate of Amacan.

     Section 5.17 MINUTE BOOK. The minute book of Amacan contains, and will contain at the Closing Date, evidence of the due election and incumbency of the Board of Directors and officers of Amacan executing this Agreement or any document, certificate or other instrument executed in order to consummate the transactions contemplated hereby.

     Section 5.18 LABOR AGREEMENTS AND ACTIONS. Amacan is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of Amacan, has sought to represent any of the employees, representatives, or agents of Amacan. There is no strike or other labor dispute involving Amacan pending, or to the knowledge of Amacan threatened, which could have a material adverse effect on the Business Condition of Amacan (as such business is presently conducted and as it is proposed to be conducted), nor is Amacan aware of any labor organization activity involving its employees. Amacan is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Amacan, nor does Amacan have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of Amacan is terminable at the will of Amacan.

     Section 5.19 INTELLECTUAL PROPERTY. Amacan owns, or is licensed or otherwise entitled to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or materials that in any material respect are used or currently proposed to be used in the business of Amacan as currently conducted or as currently proposed to be conducted by Amacan (the "AMACAN INTELLECTUAL PROPERTY RIGHTS"). The Amacan Schedules list all patents, trademarks, registered and material unregistered copyrights, trade names and service marks, and any applications therefor, included in the Amacan Intellectual Property Rights. Amacan is not, nor as a result of the execution and delivery of this Agreement or the performance of Amacan's obligations hereunder will be, in violation of any license, sublicense or agreement which is material to the Business Condition of Amacan. Except as set forth in the Amacan Schedules, no claims with respect to the Amacan Intellectual Property Rights have been asserted or, to the knowledge of Amacan, are threatened by any Person, nor does Amacan know of any valid grounds for any bona fide claim (i) to the effect that the manufacture, sale or use of any product as now used or offered or proposed for use or sale by Amacan infringes on any copyright, patent or trade secret,
(ii) against the use by Amacan of any trademark, trade name, trade secret, copyright, technology, know-how or computer software program or application used in the business of Amacan as currently conducted or as proposed to be conducted, or (iii) challenging the ownership, validity or effectiveness of any of the Amacan Intellectual Property Rights. To Amacan's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Amacan Intellectual Property Rights by any third party, including any employee or former employee of Amacan. No Amacan Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by Amacan. Amacan has not entered into any agreement to indemnify any other Person against any charge of infringement of any Amacan Intellectual Property Right.

     Section 5.20 ENVIRONMENTAL MATTERS. Amacan has not transported, stored, used, manufactured, released or exposed its employees or any other Person to, any Hazardous Material in violation of any applicable statute, rule, regulation, order or law, except as would not have a material adverse effect on Amacan's Business Condition. Amacan has obtained all material permits, licenses and other authorizations required to be obtained by it under any Environmental Law. Amacan is (a) in compliance with all terms and conditions of such permits, licenses and authorizations, and (b) in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder except as would not have a material adverse effect on Amacan's Business Condition. Amacan has not received any notice, nor does it possess any knowledge, of any past or present condition or practice of the businesses conducted by Amacan or its Affiliates which forms or could form the basis of any material claim, action, suit, proceeding, hearing or investigation against Amacan, arising out of (x) the manufacture, processing, distribution, use treatment, storage, spill, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material (y) any actual or potential violation or failure to comply with any Environmental Law, or (z) any actual or threatened obligation to undertake or bear the cost of any liability pursuant to any Environmental Law with respect to any of the properties or assets in which Amacan or its Subsidiaries has ir had an interest. There are no pending or, to the knowledge of Amacan and its Subsidiaries, threatened claims, encumbrances or other restrictions of any nature arising under or pursuant to any Environmental Law with respect to or affecting any of the properties and assets in which Amacan or its Subsidiaries has or had an interest.

     Section 5.21   AMACAN SCHEDULES.   Amacan has delivered to Spire and
Spire Systems the schedules described in this Article V, which are collectively referred to as the "AMACAN SCHEDULES" and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of Amacan as complete, true and accurate. Amacan shall cause the Amacan Schedules and the instruments and data delivered to Spire hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Amacan Schedules, certified in the same manner as the original Amacan Schedules, shall be delivered prior to the Closing and as a condition precedent to the obligations of Spire and Spire Systems to close.

                                   ARTICLE VI
               SPECIAL COVENANTS TO BE SATISFIED PRIOR TO CLOSING

     Section 6.01   ACTIVITIES OF SPIRE, SPIRE SYSTEMS AND AMACAN.

          (a) From and after the date of this Agreement until the Closing Date and except as expressly permitted or contemplated by this Agreement, Spire, Spire Systems and Amacan will each:

               (i) carry on its business in substantially the same manner as it has heretofore;

               (ii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

               (iii) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its Business Condition;

               (iv) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers; and

               (v) comply fully with and perform in all material respects all obligations and duties imposed on it by all federal, foreign, state and local laws and all rules, regulations and orders imposed by Governmental Authorities.

          (b) Except as provided herein or with the prior written consent of the other parties hereto, from and after the date of this Agreement and until the Closing Date, neither Spire, Spire Systems nor Amacan will:

               (i)  make any change in its Articles of Incorporation or Bylaws;

               (ii) take any action described in Section 4.08, in the case of Spire and Spire Systems, or in Section 5.08, in the case of Amacan; or

               (iii) enter into or amend any material contract, agreement or other instrument of any of the types described in such party's disclosure schedules other than in the normal course of business and without materially and adversely affecting the Business Condition of such party.

     Section 6.02   ACCESS TO PROPERTIES AND RECORDS.   Spire, Spire Systems
and Amacan each will afford to the officers and authorized representatives of the other full access to the properties, books and records of Spire, Spire Systems or Amacan, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other parties with such additional financial and operating data and other information as to the business and properties of Spire, Spire Systems or Amacan, as the case may be, as the others shall from time to time reasonably request.

     Section 6.03 INFORMATION FOR SEC REPORTS. Spire and Spire Systems will furnish Amacan with all information concerning Spire and Spire Systems required for inclusion in any report (including a Current Report on Form 8-K) to be filed by Amacan with any Governmental Authority in connection with the Share Exchange and other transactions contemplated hereby, and each of Spire and Spire Systems represents and warrants to Amacan that all information so furnished for such reports shall be true and correct in all material respects without omission to state any material fact required to make the information provided not misleading.

     Section 6.04   INDEMNIFICATION BY AMACAN.   Amacan will indemnify and
hold harmless Spire and Spire Systems and their respective Affiliates, from and against any and all losses, claims, damages, expenses, liabilities or actions to which any of them may become subject under applicable law (including the Securities Act and the Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claim or action, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any report or other document filed with a Governmental Authority or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, provided that such claim or action is not based on, and does not arise out of, information furnished by Spire or Spire Systems for inclusion in such report or document. The indemnity agreement contained in this
Section 6.04 shall remain operative and
in full force and effect, regardless of any investigation made by or on behalf of Spire and Spire Systems and shall survive the consummation of the transactions contemplated hereby.

     Section 6.05 INDEMNIFICATION BY SPIRE. Each of Spire and Spire Systems will indemnify and hold harmless Amacan and its Affiliates, from and against any and all losses, claims, damages, expenses, liabilities or actions to which any of them may become subject under applicable law (including the Securities Act and the Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claim or action, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any report or other document filed with a Governmental Authority or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, provided that such claim or action is not based on, and does not arise out of, information furnished by Amacan for inclusion in such report or other document. The indemnity agreement contained in this Section 6.05 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Amacan and shall survive the consummation of the transactions contemplated hereby.

     Section 6.07 ACQUISITION OF AMACAN COMMON STOCK. The consummation of the Share Exchange and the other transactions contemplated under this Agreement, including the issuance of shares of the Amacan Common Stock to the Spire Stockholders as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which the Spire Stockholders acquire such securities.

          (a) In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, the execution of this Agreement by each of the Spire Stockholders shall constitute his or her affirmation and acceptance of, and concurrence in, the following representations and warranties:

               (i) Such Spire Stockholder acknowledges that neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the Amacan Common Stock, and that this transaction involves certain risks.

               (ii) Such Spire Stockholder has received and read this Agreement and understands the risks related to the consummation of the transactions contemplated hereby.

               (iii) Such Spire Stockholder has such knowledge and experience in business and financial matters that he or she is capable of evaluating Amacan and its business operations.

               (iv) Such Spire Stockholder has been provided with a copy of this Agreement and the Amacan and Spire Schedules plus all materials and information requested by such stockholder or his or her representative, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and such stockholder has been provided the opportunity for direct communication between Amacan and its representatives and such stockholder and his or her representatives regarding the transactions contemplated hereby.

               (v) All information which such Spire Stockholder has provided to Amacan or its agents or representatives concerning such Spire Stockholder's suitability to hold shares of Amacan Common Stock following the transactions contemplated hereby is complete, accurate, and correct.

               (vi) Such Spire Stockholder has not offered or sold any securities of Amacan or interest in this Agreement and has no present intention of dividing the shares of Amacan Common Stock to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

               (vii) Such Spire Stockholder was at no time solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising or solicitation in connection with the offer, sale or purchase of shares of Amacan Common Stock through this Agreement.

               (viii) Such Spire Stockholder has adequate means of providing for his or her current needs and possible personal contingencies and has no need now, and anticipates no need in the foreseeable future, to sell shares of the Amacan Common Stock which the undersigned will receive. Such Spire Stockholder is able to bear the economic risks of this investment, and consequently, without limiting the generality of the foregoing, is able to hold the shares of Amacan Common Stock to be received in the Share Exchange for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment, in the event such loss should occur.

               (ix) Such Spire Stockholder is (a) a citizen of the United States, (b) at least 21 years of age, and (c) a bona fide permanent resident of and is domiciled in the state indicated on the signature page hereof, and has no present intention of becoming a resident of any other state or jurisdiction.

               (x) Such Spire Stockholder understands that the Amacan Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as exemptions under certain state statutes and that any disposition of the shares of Amacan Common Stock acquired in the Share Exchange may, under certain circumstances, be inconsistent with these exemptions and may cause the undersigned to be deemed an "underwriter" within the meaning of the Securities Act. Such Spire Stockholder understands that the definition of "underwriter" arises out of the concept of "distribution" and that any subsequent disposition of the subject Amacan Common Stock can only be effected in transactions which are not considered distributions.
     Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances, the relevant considerations are the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in Rule 144, and sales of securities in reliance upon Rule 144 can only be made in limited amounts after satisfying applicable holding periods and are subject to additional terms and conditions set forth in that Rule 144.

               (xi) Such Spire Stockholder acknowledges that the shares of Amacan Common Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Amacan is under no obligation to register the shares of Amacan Common Stock to be acquired by the Spire Stockholders in the Share Exchange under the Securities Act. Amacan's registrar and transfer agent will maintain stop transfer orders against the transfer of the shares of Amacan Common Stock to be obtained by the Spire Stockholders in the Share Exchange, and the certificates representing such shares of Amacan Common Stock will bear a legend in substantially the form set forth in Section 3.02(c).

               (xii) Amacan may refuse to effect transfer of the Amacan Common Stock in the absence of compliance with Rule 144 unless the holder furnishes Amacan with a "no-action" or interpretive letter from the SEC or an opinion of counsel reasonably acceptable to Amacan stating that the transfer is proper. Further, unless such interpretive letter or opinion states that the shares of Amacan Common Stock are free of any restrictions under the Securities Act, Amacan may refuse to transfer the Amacan Common Stock to any transferee who does not furnish in writing to Amacan the same representations and agree to the same conditions with respect to such Amacan Common Stock as set forth herein. Amacan may also refuse to transfer shares of Amacan Common Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

          (b) Each of the Spire Stockholders, for the purpose of inducing Amacan to enter into this Agreement, consummate the Share Exchange and complete the other transactions contemplated hereby, represents and warrants to Amacan as follows:

          (i) such Spire Stockholder is the legal and beneficial owner of the number of shares of Spire Common Stock and Spire Systems Common Stock set forth below his or her name on the signature page hereof, and all such shares are owned by such Spire Stockholder free and clear of any lien, security interest, charge, encumbrance, pre-emptive right or other restriction whatsoever;

          (ii) such Spire Stockholder has not elected to exercise dissenters' rights in connection with the Share Exchange and such Spire Stockholder shall not elect to do so subsequent to the execution of this Agreement;

          (iii) such Spire Stockholder is not required to obtain any consent, approval or authorization or to make any filing with, any Governmental Authority or any other Person in connection with the execution of this Agreement and the consummation of the Share Exchange and the other transactions contemplated hereby;

          (iv) the execution of this Agreement by such Spire Stockholder and the consummation of the Share Exchange and the other transactions contemplated hereby will not violate, conflict with, result in a breach of, or constitute a default under, any order of any Governmental Authority or any provision of any indenture, mortgage, contract, instrument or other agreement to which such Spire Stockholder is a party or by which he or she is bound.

          (c) In connection with the Share Exchange and the transactions contemplated hereby, Spire, Spire Systems and Amacan shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on applicable exemptions from the registration requirements of the Securities Act with the appropriate Governmental Authorities in such states as the Spire Stockholders are residents, all to the extent and in the manner as may be deemed by such parties to be appropriate.

          (d) In order to more fully document reliance on the exemptions as provided herein, the Spire Stockholders shall execute and deliver to Amacan, at or prior to the Closing, such letters of representation, acknowledgment, suitability or the like, as Amacan and its counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

          (e) Each of Spire and Spire Systems acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

                                   ARTICLE VII
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF AMACAN

     The obligations of Amacan under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 7.01 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Spire and Spire Systems in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Spire and Spire Systems shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Spire or Spire Systems, as the case may be, prior to or at the Closing. Amacan shall have been furnished certificates, signed by the duly authorized chief executive and principal financial or accounting officer or officers of Spire and Spire Systems, respectively, dated the Closing Date, to the foregoing effect.

     Section 7.02 OFFICER'S CERTIFICATE. Amacan shall have been furnished with certificates dated the Closing Date and signed by the duly authorized officer or officers of Spire and Spire Systems, as applicable, to the effect that:

          (a) the Share Exchange, this Agreement and the other transactions contemplated hereunder have been duly approved by the Boards of Directors and stockholders of Spire and Spire Systems, respectively, and have been duly executed and delivered in the name and on behalf of Spire and Spire Systems by their duly authorized officers pursuant to, and in compliance with, authority granted by the Boards of Directors of Spire and Spire Systems, as applicable;

          (b) the representations and warranties of Spire and Spire Systems set forth in this Agreement are true and correct as of the date of the certificate;

          (c) there has been no material adverse change in the Business Condition of Spire or Spire Systems, nor has any event occurred which, with the lapse of time or giving of notice, may cause or create any material adverse change in the Business Condition of Spire or Spire Systems, as applicable, up to and including the date of the certificate;

          (d) all conditions required by this Agreement to have been met, satisfied or performed by Spire or Spire Systems have been met, satisfied or performed;

          (e) the consummation of the Share Exchange and the transactions contemplated hereby do not violate any law, regulation, order, writ, injunction or decree of any court or Governmental Authority or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature upon any of the properties of Spire or Spire Systems pursuant to any mortgage, resolution, agreement or instrument to which Spire or Spire Systems is a party;

          (f) all authorizations, consents, approvals, registrations and/or filings with any Governmental Authority required in connection with the execution and delivery of this Agreement and any documents or instruments contemplated hereby by Spire or Spire Systems have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

          (g) there is no action, suit, proceeding, inquiry or investigation at law or in equity by any Governmental Authority pending or threatened against Spire or Spire Systems, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the Business Condition of Spire or Spire Systems, the Share Exchange or any other transaction contemplated hereby, or any material agreement or instrument by which Spire or Spire Systems is bound or would in any way contest the existence of Spire or Spire Systems.

     Section 7.03 GOOD STANDING. Amacan shall have received certificates of good standing from the Division, with respect to each of Spire and Spire Systems, dated as of a date within five days prior to the Closing Date, certifying that Spire and Spire Systems are in good standing under the laws of the State of Utah. Amacan shall have also received evidence of the foreign qualification and good standing of Spire and Spire Systems in each other jurisdiction in which the failure to so qualify would have a material adverse effect on the Business Condition of Spire or Spire Systems, as the case may be.

     Section 7.04 UCC CERTIFICATE. Amacan shall have received a Uniform Commercial Code certificate from the Division, dated as of the Closing Date, to the effect that there are no encumbrances of record on the assets of Spire and Spire Systems other than those disclosed in the Spire Schedules.

     Section 7.05 LEGAL MATTERS. Amacan shall have received an opinion in form and substance reasonably satisfactory to it from the firm of Kruse, Landa & Maycock, L.L.C., legal counsel to Spire and Spire Systems, to the effect that:

          (a) each of Spire and Spire Systems (i) is a corporation validly existing and in good standing under the laws of the State of Utah, (ii) is duly qualified and in good standing as a foreign corporation under the laws of each other jurisdiction in which it is authorized to do business, and
(iii) has all requisite corporate power and authority to own, lease and operate its assets and carry on its business as is now being conducted;

          (b) each of Spire and Spire Systems has the corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, and this Agreement and all instruments delivered pursuant hereto have been duly authorized by all necessary corporate action, have been duly executed and delivered, and are the legal, valid and binding obligations of Spire and Spire Systems, as the case may be;

          (c) the authorized, issued and outstanding capitalization of Spire and Spire Systems is as represented in this Agreement; the outstanding shares of capital stock of Spire and Spire Systems are validly issued, fully paid and nonassessable and not subject to any preemptive rights of any Person; and

          (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not contravene any provision of the Articles of Incorporation or Bylaws of Spire or Spire Systems.

     In rendering the foregoing opinions, such counsel may rely on certificates or affidavits from executive officers of Spire and Spire Systems or public officials with respect to factual matters and may except therefrom any effect of laws affecting creditor's rights, the enforcement of indemnification, or the equitable remedy of specific performance. Counsel shall not be required to express any opinion with respect to any accounting matters pertaining to the transaction.

     Section 7.06 STOCKHOLDER APPROVAL; NO DISSENTERS' RIGHTS. The stockholders of Spire and Spire Systems shall have, to the extent necessary under applicable law, approved this Agreement and the consummation of the transactions contemplated hereby. No stockholder of Spire or Spire Systems shall have elected to exercise dissenters' rights under the Utah Act.

     Section 7.07 OTHER ITEMS. Amacan shall have received such further documents, certificates or instruments relating to this Agreement and the transactions contemplated hereby as Amacan may reasonably request. The Information Statement shall not be at the Effective Time subject to any proceedings commenced or threatened by the SEC.

                                  ARTICLE VIII
         CONDITIONS PRECEDENT TO OBLIGATIONS OF SPIRE AND SPIRE SYSTEMS

     The obligations of Spire and Spire Systems under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 8.01 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Amacan in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Amacan shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Amacan prior to or at the Closing. Spire and Spire Systems shall be furnished with a certificate, signed by the chief executive and principal financial or accounting officer or officers of Amacan and dated the Closing Date, to the foregoing effect.

     Section 8.02 OFFICERS' CERTIFICATE. Spire and Spire Systems shall be furnished with a certificate dated the Closing Date and signed by the duly authorized chief executive officer and principal accounting and financial officer or officers of Amacan to the effect that:

          (a) The Share Exchange, this Agreement and the other transactions contemplated hereunder have been duly approved by Amacan's Board of Directors and stockholders and have been duly executed and delivered in the name and on behalf of Amacan by its duly authorized officers pursuant to, and in compliance with, authority granted by the Board of Directors of Amacan;

          (b) The representations and warranties of Amacan set forth in this Agreement are true and correct as of the date of the certificate;

          (c) There has been no material adverse change in the Business Condition of Amacan nor has any event occurred which, with the lapse of time or giving of notice, may cause or create any material adverse change in the Business Condition of Amacan up to and including the date of the certificate;

          (d) All conditions required by this Agreement to have been met, satisfied or performed by Amacan have been met, satisfied or performed;

          (e) The consummation of the Share Exchange and the transactions contemplated hereby do not violate any law, regulation, order, writ, injunction or decree of any Governmental Authority or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature upon any of the properties of Amacan pursuant to any mortgage, resolution, agreement or instrument to which Amacan is a party;

          (f) All authorizations, consents, approvals, registrations and/or filings with any Governmental Authority required in connection with the execution and delivery of this Agreement and any documents or instruments contemplated hereunder by Amacan have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required;

          (g) There is no action, suit, proceeding, inquiry or investigation at law or in equity by any Governmental Authority pending or threatened against Amacan, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the Business Condition of Amacan, the Share Exchange or any other transaction contemplated hereby, or any material agreement or instrument by which Amacan is bound or would in any way contest the existence of Amacan.

     Section 8.03 GOOD STANDING. Spire and Spire Systems shall have received a certificate of good standing from the Division, dated as of a date within five days prior to the Closing Date, certifying that Amacan is in good standing as a corporation in the State of Utah. Spire and Spire Systems shall also have received evidence of the foreign qualification and good standing of Amacan in every other jurisdiction in which the failure to so qualify would have a material adverse effect on the Business Condition of Amacan.

     Section 8.04 UCC CERTIFICATE. Spire and Spire Systems shall have received a Uniform Commercial Code certificate from the Division, dated as of the Closing Date, to the effect that there are no encumbrances of record on the assets of Amacan other than those disclosed in the Amacan Schedules.

     Section 8.05 LEGAL MATTERS. Spire shall have received an opinion in form and substance reasonably satisfactory to it from the firm of Kimball, Parr, Waddoups, Brown & Gee, legal counsel to Amacan, to the effect that:

          (a) Amacan (i) is a corporation validly existing and in good standing under the laws of the State of Utah, (ii) is duly qualified and in good standing as a foreign corporation under the laws of each other jurisdiction in which it is authorized to do business, and (iii) has all requisite corporate power and authority to own, lease and operate its assets and carry on its business as it is now being conducted;

          (b) Amacan has the corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and this Agreement and all instruments of transfer delivered pursuant hereto have been duly authorized by all necessary corporate action, have been duly executed and delivered by Amacan, and are the legal, valid and binding obligations of Amacan;

          (c) the authorized, issued and outstanding capitalization of Amacan is as represented in this Agreement; the outstanding shares of capital stock of Amacan are validly issued, fully paid, and nonassessable and not subject to any preemptive rights of any Person; and

          (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not contravene any provision of Amacan's Articles of Incorporation or Bylaws.

     In rendering the foregoing opinions, such counsel may rely on certificates or affidavits from executive officers of Amacan or public officials with respect to factual matters and may except therefrom any effect of laws affecting creditor's rights, the enforcement of indemnification, or the equitable remedy of specific performance. Counsel shall not be required to express any opinion with respect to the accounting matters pertaining to the transaction.

     Section 8.06 AMACAN SHAREHOLDER APPROVAL. The stockholders of Amacan shall have approved this Agreement and the consummation of the transactions contemplated hereby. No Stockholder of Amacan shall have elected to exercise dissenter's rights under the Utah Act.

     Section 8.07 OTHER ITEMS. Spire and Spire Systems shall have received such further documents, certificates or instruments relating to this Agreement and the transactions contemplated hereby as Spire and Spire Systems may reasonably request. The Information Statement shall not be at the Effective Time subject to any proceedings commenced or threatened by the SEC.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     Section 9.01 BROKERS. Except for compensation previously paid by Spire, each of Spire, Spire Systems and Amacan agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement to whom either Spire, Spire Systems or Amacan is obligated to pay any compensation. Further, Spire and Spire Systems each agree to indemnify Amacan, and Amacan agrees to indemnify Spire and Spire Systems, against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such indemnifying party and such third person, whether express or implied, resulting from the actions of such indemnifying party. The covenants set forth in this Section 9.01 shall survive the Closing Date and the consummation of the transactions herein contemplated.

     Section 9.02 NO REPRESENTATION REGARDING TAX TREATMENT. No representation or warranty is being made or legal opinion given by any party to any other regarding the treatment of this transaction for federal, state or foreign income taxation. Although this transaction has been structured in an effort to qualify for treatment under Section 368(a)(1)(B) of the Code, there is no assurance that any part of this transaction in fact meets the requirements for such qualification. Each party has relied exclusively on its own legal, accounting, and other tax advisers regarding the treatment of this transaction for federal, state and foreign income tax purposes and on no representation, warranty or assurance from any party hereto that this transaction in fact meets the requirements for such qualification.

     Section 9.03 GOVERNING LAW. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of the State of Utah.

     Section 9.04 NOTICES. Any notices or other communications to any party required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

     If to Spire, to:         Spire Technologies, Inc.
                              Attn: Gary B. Godfrey
                              311 North State Street
                              P.O. Box 1970
                              Orem, Utah 84059

          With copies to:          Lyndon L. Ricks, Esq.
                                   Kruse, Landa & Maycock, L.L.C.
                                   50 West Broadway, Eighth Floor
                                   Salt Lake City, Utah 84101-2034

If to Spire Systems, to:      Spire Technologies Systems Division, Inc.
                              Attn: Gary B. Godfrey
                              311 North State Street
                              P.O. Box 1970
                              Orem, Utah 84059

          With copies to:          Lyndon L. Ricks, Esq.
                                   Kruse, Landa & Maycock, L.L.C.
                                   50 West Broadway, Eighth Floor
                                   Salt Lake City, Utah 84101-2034

     If to Amacan, to:        Amacan Resources Corporation
                              Attn:  Russell G. Holley
                              1399 South Seventh East, Number 9
                              Salt Lake City, Utah 84105

          With copies to:          Brian G. Lloyd, Esq.
                                   Kimball, Parr, Waddoups, Brown & Gee
                                   185 South State, Suite 1300
                                   Salt Lake City, Utah  84111

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

     Section 9.05 ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 9.06   SCHEDULES; KNOWLEDGE.   Whenever in any section of this
Agreement reference is made to information set forth in the Amacan or Spire Schedules such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation as to the actual knowledge of the party and the knowledge reasonably expected to be possessed by the party.

     Section 9.07 THIRD-PARTY BENEFICIARIES. This contract is solely between Amacan, Spire and Spire Systems and, except as specifically provided in Sections 6.04 and 6.05, no director, officer, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third party beneficiary of this Agreement.

     Section 9.08 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.
 There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     Section 9.09 TERMINATION; SURVIVAL. Except as expressly set forth in this Agreement, the representations, warranties, and covenants of the respective parties shall survive the Closing and terminate three months after the Effective Date.

     Section 9.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 9.11 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 9.12 HEADINGS AND REFERENCES. The article, section and subsection headings of this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way define, limit, augment, extend or describe the scope, content or intent of any provision of this Agreement. References in this Agreement to articles, sections and subsections shall refer to the articles, sections and subsections of this Agreement unless expressly indicated otherwise.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

"Spire"
Spire Technologies, Inc.,
     a Utah corporation            Attest:



By   /s/ GARY B. GODFREY                By   /s/ BRIAN W. BRAITHWAITE
     ------------------------------          -------------------------------
     Gary B. Godfrey, President              Brian W. Braithwaite, Secretary



"Spire Systems"
Spire Technologies Systems Division, Inc.,
     a Utah corporation            Attest:



By   /s/ GARY B. GODFREY                By   /s/ BRIAN W. BRAITHWAITE
     ------------------------------         -------------------------------
     Gary B. Godfrey, President              Brian W. Braithwaite, Secretary



"Amacan"
Amacan Resources Corporation,
     a Utah corporation            Attest:



By   /s/ TAD. M. BALLANTYNE             By  /s/ LAMAR H. HOLLEY
     ------------------------------         -------------------------------
     Tad M. Ballantyne, President           Lamar H. Holley, Secretary

"Spire Stockholders"

Gary B. Godfrey and Karie Godfrey,      Rita S. Yates and Douglas D. Yates,
Trustees of the Gary B. Godfrey Family  Trustees of the Rita S. Yates Family
Revocable Trust dated July 1, 1993      Revocable Trust dated July 1, 1993


By /s/ GARY B. GODFREY                  By /s/ RITA S. YATES
   ---------------------------------       ------------------------------------
   Gary B. Godfrey, Trustee                Rita S. Yates, Trustee


   /s/ KARIE GODFREY                       /s/ DOUGLAS D. YATES
   ---------------------------------       ------------------------------------
   Karie Godfrey, Trustee                  Douglas D. Yates, Trustee

   27,450 shares Spire Common Stock        18,000 shares Spire Common Stock

   33,075 shares Spire Systems Common      21,690 shares Spire Systems Common
         Stock                                    Stock

     State of residence: Utah                State of residence: Utah



By /s/ JEFFREY L. WEBSTER               By /s/ BRIAN B. BRAITHWAITE
   ---------------------------------       ------------------------------------
   Jeffrey L. Webster, an individual       Brian B. Braithwaite, an individual

   15,750 shares Spire Common Stock        13,500 shares Spire Common Stock

   18,972 shares Spire Systems Common      16,623 shares Spire Systems Common
          Stock                                   Stock

     State of residence: Utah                State of residence: Utah


By /s/ ROBERT K. BENCH                  By /s/ WILLIAM A FRESH
   ---------------------------------       ------------------------------------
   Robert K. Bench, an individual          William A. Fresh, an individual

   10,493 shares Spire Common Stock        2,193 shares Spire Common Stock

   10,000 shares Spire Systems Common
          Stock

     State of residence: Arizona             State of residence: Utah

BOARD OF DIRECTORS AND STOCKHOLDERS
AMACAN RESOURCES CORPORATION:

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying consolidated balance sheet of Amacan Resources Corporation and subsidiary as of April 30, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended April 30, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amacan Resources Corporation and subsidiary as of April 30, 1995, and the results of their operations and their cash flows for the year ended April 30, 1995, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information included in the Schedule of Supplementary Information on Oil and Gas Operations is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such supplementary information, except for that portion marked "unaudited", on which we express no opinion, has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

                                              Tanner + Co.

Salt Lake City, Utah
July 25, 1995

BOARD OF DIRECTORS AND STOCKHOLDERS
AMACAN RESOURCES CORPORATION:

                           INDEPENDENT AUDITORS' REPORT

We have audited the accompanying consolidated balance sheet of Amacan Resources Corporation and subsidiary as of April 30, 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amacan Resources Corporation and subsidiary as of April 30, 1994, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in notes 1 and 4 to the consolidated financial statements, the Company changed its method of accounting for income taxes as of May 1, 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES.

Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information included in the Schedule of Supplementary Information on Oil and Gas Operations is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such supplementary information, except for that portion marked "unaudited," on which we express no opinion, has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

                                         KPMG Peat Marwick LLP

Salt Lake City, Utah
July 14,1994

                AMACAN RESOURCES CORPORATION AND SUBSIDIARY


                         CONSOLIDATED BALANCE SHEET
                             APRIL 30, 1995

ASSETS

Current assets:
   Cash and cash equivalents              $ 84,851
   Accounts receivable                       7,956
   Accounts receivable from operator        10,755
   Investment in certificate of deposit    436,686
                                          ---------

       Total current assets                540,248
                                          ---------

Property and equipment, at cost:
   Interests in oil and gas properties,
    full cost method                     3,550,241
   Office furniture and equipment            6,114
                                          ---------
                                         3,556,355
   Less accumulated depreciation,
    depletion and amortization           3,305,850
                                          ---------

       Net property and equipment          250,505
                                          ---------

                                          $790,753
                                          ---------
                                          ---------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                         $1,592
   Payable to operator                       6,164
   State income taxes payable                2,000
   Deferred compensation, current portion   33,184
                                          ---------

       Total current liabilities            42,940

Deferred compensation                       38,210

Stockholders' equity:
   Common stock, $.25 par value.
    Authorized 8,000,000 shares; issued
    and outstanding 2,723,714 shares       680,929
   Additional paid-in capital               89,504
   Retained earnings (deficit)             (60,830)
                                          ---------

       Net stockholders' equity            709,603
                                          ---------
                                          $790,753
                                          ---------
                                          ---------

See accompanying notes to consolidated financial statements.

               AMERICAN RESOURCES CORPORATION AND SUBSIDIARY

                  CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED APRIL 30, 1995 AND 1994

                                                1995           1994
                                              --------       -------
Oil and gas revenues                          $187,533       188,422
                                              --------       -------

Cost of operations:
   Depreciation, depletion and amortization     45,506        66,946
   Operating costs                              60,139        55,288
   Production and other taxes                   24,496        24,269
   General and administrative expenses          61,808       101,596
                                              --------       -------

                                               191,949       248,099
                                              --------       -------

   Loss from operations                         (4,416)      (59,677)
                                              --------       -------

Other income (expense):

   Interest income                              18,659         9,228
   Interest expense                             (3,893)          -
   Equity in loss from limited partnership     (15,333)         (387)
   Impairment in value of mining claims
    and rights                                  (5,200)           -
                                              --------       -------

                                                (5,767)        8,841
                                              --------       -------

Loss before income taxes                       (10,183)      (50,836)

   Income tax expense                           (1,199)         (980)
                                              --------       -------

      Net loss                                $(11,382)     $(51,816)
                                              --------       -------
                                              --------       -------

Loss per common share:

      Net loss                                   $0.00         (0.02)
                                              --------       -------
                                              --------       -------


See accompanying notes to consolidated financial statements.        4

                AMACAN RESOURCES CORPORATION AND SUBSIDIARY


               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEAR ENDED APRIL 30, 1995 AND 1994


                                            PAR
                                           VALUE   ADDITIONAL   RETAINED      NET
                               NUMBER      COMMON    PAID-IN    EARNINGS  STOCKHOLDERS'
                             OF SHARES     STOCK     CAPITAL   (DEFICIT)     EQUITY
                             ---------    --------  --------   ---------   -----------

Balances, May 1, 1993        2,723,714    $680,929   89,504      2,368      772,801

Net loss                             -           -        -    (51,816)     (51,816)
                             ---------    --------   ------    --------     --------

Balances, April 30, 1994     2,723,714     680,929   89,504    (49,448)     720,985

Net loss                             -           -        -    (11,382)     (11,382)
                             ---------    --------   ------    --------     --------

Balances, April 30, 1995     2,723,714    $680,929   89,504    (60,830)     709,603
                             ---------    --------   ------    --------     --------
                             ---------    --------   ------    --------     --------



See accompanying notes to consolidated financial statements.                5

                AMACAN RESOURCES CORPORATION AND SUBSIDIARY

                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEARS ENDED APRIL 30, 1995 AND 1994


                                                      1995          1994
                                                   ---------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss)                                      $(11,382)      (51,816)

   Adjustments to reconcile net (loss) to net cash provided by operating activities:

      Depreciation, depletion and amortization       46,008        66,946
      Equity in loss from limited partnership        15,333           -
      Impairment of mining claims                     5,200           387
      Decrease in accounts receivable                 2,370         7,031
      Increase in accounts payable                      309         1,093
      Increase (decrease) in payable to operator      1,754        (2,803)
      Increase (decrease) in deferred
        compensation                                (29,107)       32,680
      Decrease in payable to officer and
       stockholder                                     -           (3,000)
                                                   ---------      --------

         Net cash provided by operating activities   30,485        50,518
                                                   ---------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in certificate of deposit            (436,686)          -
   Capital expenditures                             (11,809)       (3,335)
                                                   ---------      --------

      Net cash used in investing activities        (448,495)       (3,335)
                                                   ---------      --------

CASH FLOWS FROM FINANCING ACTIVITIES                   -              -
                                                   ---------      --------
Increase (decrease) in cash and cash equivalents   (418,010)       47,183

Cash and cash equivalents, beginning of year        502,861       455,678
                                                   ---------      --------
Cash and cash equivalents, end of year            $  84,851       502,861
                                                   ---------      --------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the period for taxes             $   1,199           980
                                                   ---------      --------
Cash paid for interest                            $   3,893            -
                                                   ---------      --------

See accompanying notes to consolidated financial statements.           6

                AMACAN RESOURCES CORPORATION AND SUBSIDIARY

                 NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
                          APRIL 30, 1995 AND 1994




(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      The following significant accounting policies are followed by Amacan Resources Corporation in preparing and presenting its consolidated financial statements:

      CONSOLIDATION

      The consolidated financial statements include the accounts of Amacan Resources Corporation and its wholly-owned subsidiary, Amacan Industries. (Collectively referred to as the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

      OPERATIONS AND INTERESTS IN OIL AND GAS PROPERTIES

      The Company follows the full-cost accounting method of capitalizing all exploration and development costs including nonproductive drilling expenses, lease abandonments, and other related costs. The total investment in oil and gas properties (including for depletion purposes, estimated future development costs) is being amortized on the units-of-production method based on proved oil and gas reserves. Under this method of accounting, no gains or losses are recognized from the sale or disposition of properties with insignificant proved oil and gas reserves. The excess of net capitalized costs over the present value of future net revenues from estimated proved oil and gas reserves is charged to expense.

      The Company's operations and substantially all of its assets are devoted to oil and gas exploration and development, all of which are located in the United States. All of its accounts receivable are due from either purchasers of oil and gas or from oil and gas operators.

      PERVASIVENESS OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 AMACAN RESOURCES CORPORATION AND SUBSIDIARY

                          APRIL 30, 1995 AND 1994

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

      CASH EQUIVALENTS

      For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. Certificates of deposit with maturities in excess of three months are classified as investments. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

      CONCENTRATIONS OF CREDIT RISK

      Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of accounts receivable and certificate of deposit. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management's expectations.

      OFFICE FURNITURE AND EQUIPMENT

      Office furniture and equipment are stated at cost and depreciated on a straight-line basis over their estimated useful lives of five years.

      INVESTMENT IN LIMITED PARTNERSHIP

      The investment in limited partnership is accounted for using the equity method which represents the Company's investment, adjusted for its allocable portion of partnership profits and losses.

      INCOME TAXES

      Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities resulting from a change in tax rates is recognized in income in the period that includes the enactment date.

                AMACAN RESOURCES CORPORATION AND SUBSIDIARY

                         APRIL 30, 1995 AND 1994

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

      EARNINGS (LOSS) PER COMMON SHARE

      Earnings (loss) per common share are based on the weighted average number of common shares outstanding (2,723,714 in 1995 and 1994).

(2)   CERTIFICATE OF DEPOSIT

      At April 30, 1995, the Company had a certificate of deposit totaling $436,686. The certificate matures October 11, 1995, and bears interest at 6.25%. The certificate is insured by the FDIC up to $100,000. The cost of the certificate is also the market value.

(3)   DEFERRED COMPENSATION AGREEMENT

      During the year ended April 30, 1994, the Company amended the deferred compensation plan for its immediate past president (or his beneficiary upon death) to provide monthly payments of $3,000 for three years commencing upon retirement. Monthly payments under the amended plan commenced May 1, 1994. Payments of $33,000 were made during the year ended April 30, 1995.

(4)   INCOME TAXES

      The components of income tax expense are as follows:

                                          YEARS ENDED APRIL 30
                                          --------------------
                                             1995     1994
                                           --------  ------
   Current:
       Federal tax effect of net
        operating losses                    $  -        -

       State current                         1,199     980
                                           --------  ------
   Deferred                                    -        -
                                           --------  ------
         Total income tax expense           $1,199     980
                                           --------  ------
                                           --------  ------

                  AMACAN RESOURCES CORPORATION AND SUBSIDIARY

                            APRIL 30, 1995 AND 1994

(4)   INCOME TAXES, CONTINUED

      Income tax expense for 1995 and 1994 differs from the amounts computed by applying the U.S. federal income tax rate of 34 percent to income (loss) before income taxes as a result of the following:

                                                    1995           1994
                                                  --------       --------
      Computed "expected" tax expense (benefit)   $(3,462)       (17,600)
      Increase (decrease) in income taxes from:
        Effect of graduated tax rates               1,935          9,670
      Change in the valuation allowance             8,144         21,996
      State income tax expense, net                   752            647
      Other                                        (6,170)       (13,733)
                                                  --------       --------
                                                   $1,199            980
                                                  --------       --------
                                                  --------       --------

      The tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities at April 30, 1995 and 1994, are presented below:

                                                   1995           1994
                                                ---------       --------
    Deferred tax assets:
      Deferred compensation                     $  26,630         37,487
      Investment tax credit carryfowards           14,633         16,100
      Percentage depletion carryforwards          287,502        280,386
      Net operating loss carryforwards             55,634         50,728
                                                ---------       --------

         Total gross deferred tax assets          384,399        384,701

         Less valuation allowance                (302,230)      (293,296)
                                                ---------       --------

         Net deferred tax assets                   82,169         91,405
                                                ---------       --------

    Deferred tax liabilities:
        Property and equipment, principally
         due to differences in depreciation        82,169         91,405
                                                ---------       --------

         Total gross deferred tax liability        82,169         91,405
                                                ---------       --------
         Net deferred income taxes              $    -               -
                                                ---------       --------
                                                ---------       --------

                  AMACAN RESOURCES CORPORATION AND SUBSIDIARY

                            APRIL 30, 1995 AND 1994


(4)    INCOME TAXES, CONTINUED

       The valuation allowance for deferred tax assets as of May 1, 1993, was $269,165. The net change in the total valuation allowance for the years ended April 30, 1995 and 1994 was an increase of $8,934 and $24,131, respectively. Subsequently recognized tax benefits relating to the valuation allowance for deferred tax assets as of April 30, 1994, are reported in the consolidated statement of operations.

       At April 30, 1995, the Company has, for income tax purposes, net operating loss and investment tax credit carryforwards that are available to offset future taxable income and income tax. These carryforwards expire as listed in the following table:


                                               AMOUNT OF
                                             CARRYFORWARDS
                                       -----------------------
              CARRYFORWARDS               NET       INVESTMENT
                EXPIRING               OPERATING       TAX
                APRIL 30,                LOSS        CREDIT
              -------------            ---------    ----------
                  1996                  $   -          4,500
                 1997                    77,000       7,000
                 1998                      -          1,000
                 1999                      -          1,000
                 2000                      -            900
                 2001                      -            200
                 2002                      -            -
                 2003                      -            -
                 2004                    40,000         -
                 2005                    19,000         -
                 2006                      -            -
                 2007                    13,000         -
                                       --------     --------
                                       $149,000      14,600
                                       --------     --------
                                       --------     --------


        The Company also has approximately $750,000 of statutory percentage depletion carryforwards available to reduce future taxable income. Deduction of these carryforwards in any one year is limited to 65 percent of taxable income before percentage depletion deduction and is carried forward indefinitely until utilized.

               AMACAN RESOURCES CORPORATION AND SUBSIDIARY

                         APRIL 30, 1995 AND 1994

(5)    SALES TO MAJOR CUSTOMERS

       A summary of sales to major customers (ten percent or more of total sales) follows:


                                   1995        1994
                                --------     -------
           Rhone Poulenc        $ 15,550     $17,964
           Murphy Oil            105,519      85,568
           Questar Pipeline       43,717      47,580

(6)    STOCK OPTION PLAN

       On November 1, 1988, the Company's Board of Directors granted nonqualified options for the purchase of 25,000 shares of the Company's common stock at $.32 per share, the fair market value at date of grant, to each of the Company's four directors. These options were exercisable over a five-year period at a rate of 20 percent annually and subject to forfeiture in the event any option holder ceased to serve as a director. During October of 1993, all remaining options expired.

(7)    RELATED PARTY TRANSACTIONS

       DIRECTOR REIMBURSEMENTS

       During the years ended April 30, 1995, a stockholder and director was reimbursed $12,312 for expenses incurred in the course of investigating business opportunities on behalf of the Company. No such expenses were incurred during the year ended April 30, 1994.

       OPERATING AGREEMENT

       The Company has an operating agreement with an oil and gas exploration company that acts as operator for the majority of the oil and gas properties in which the Company has an interest. The operator is owned by a director of the Company, who also owns an interest in many of the properties, is responsible for managing the properties, paying operating expenses, billing the working interest

                AMACAN RESOURCES CORPORATION AND SUBSIDIARY

                         APRIL 30, 1995 AND 1994

(7)    RELATED PARTY TRANSACTION, CONTINUED

       OPERATING AGREEMENT, CONTINUED

       owners for their proportionate share, and arranging for the sale of oil and gas production from the properties. The Company reimburses the operator for its share of expenditures based upon monthly billings provided pursuant to the operating agreement. The Company made payments of $68,433 and $58,523 to the operator for the years ended April 30, 1995 and 1994, respectively.

(8)    RECLASSIFICATION

       Certain amounts for 1994 have been reclassified to be consistent with the presentation for 1995.

                  AMACAN RESOURCES CORPORATION AND SUBSIDIARY

       SCHEDULE OF SUPPLEMENTARY INFORMATION ON OIL AND GAS OPERATIONS
                     YEARS ENDED APRIL 30, 1995 AND 1994

This information on the Company's oil and gas operations as shown in this schedule is based on the full-cost method of accounting, as defined by the Securities and Exchange Commission (SEC), and is presented in conformity with the disclosure requirements of the SEC and Statement of Financial Accounting Standards No. 69 DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES.

              COSTS INCURRED IN OIL AND GAS PROPERTY ACQUISITION,
                    EXPLORATION, AND DEVELOPMENT ACTIVITIES

                                                            1995        1994
                                                          --------     -------
Acquisition of properties:
   Proved                                                 $      -          -
                                                          --------     -------
                                                          --------     -------
   Unproved                                                    184        143
                                                          --------     -------
                                                          --------     -------
Exploration costs                                                -          -
                                                          --------     -------
                                                          --------     -------
Development costs                                         $  8,110      3,192
                                                          --------     -------
                                                          --------     -------

                RESULTS OF OPERATIONS FOR PRODUCING ACTIVITIES

Revenues:
   Sales                                                  $187,533    188,422
   Transfers                                                     -          -
                                                          --------     -------
                                                           187,533    188,422
                                                          --------     -------
Costs:
   Production costs                                         84,635     79,557
   Exploration costs                                             -          -
   Depreciation, depletion, amortization, and valuation
    provisions                                              45,506     66,946
                                                          --------     -------
                                                           130,141    146,503
                                                          --------     -------
Results of operations from producing activities before
 taxes (excluding corporate overhead and interest costs)    57,392     41,919
Income tax expense                                          (1,199)      (980)
                                                          --------     -------

Results of operations from producing activities (excluding
 corporate overhead and interest costs                    $ 56,193     40,939

                  AMACAN RESOURCES CORPORATION AND SUBSIDIARY

 SCHEDULE OF SUPPLEMENTARY INFORMATION ON OIL AND GAS OPERATIONS CONTINUED
                     YEARS ENDED APRIL 30, 1995 AND 1994

        CAPITALIZED COSTS RELATING TO OIL AND GAS PRODUCING ACTIVITIES

                                                            1995        1994
                                                          --------     -------
Proved oil and gas properties                            $3,550,241   3,541,947

Accumulated depreciation, depletion
 amortization, and valuation allowances                  (3,302,749) (3,257,243)
                                                         ----------  ----------

   Net capitalized costs                                   $247,492     284,704
                                                         ----------  ----------
                                                         ----------  ----------


                ESTIMATED QUANTITIES OF RESERVES (UNAUDITED)

The estimated quantities of proved oil and gas reserves disclosed in the table below are based upon estimates by the Company's petroleum engineers. Such estimates are inherently imprecise and may be subject to substantial revisions. All quantities shown in the table are proved developed reserves and are located within the United States.

                                                                APRIL 30,
                                                  ------------------------------------
                                                         1995               1994
                                                  -----------------  -----------------
                                                  BARRELS     MCF    BARRELS     MCF
                                                  -------   -------  -------   -------
Proved oil and gas reserves:
   Balance at beginning of year                    40,272   299,040   39,551   330,733
   Revisions of previous estimates                  9,360   (28,020)   7,902    18,101
   Extensions, discoveries, and other additions         -         -        -         -
   Production                                      (6,561)  (48,977)  (7,181)  (49,794)
                                                  -------   -------  -------   -------
                                                   43,071   222,043   40,272   299,040
                                                  -------   -------  -------   -------
                                                  -------   -------  -------   -------

                  AMACAN RESOURCES CORPORATION AND SUBSIDIARY

              STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH
           FLOWS RELATING TO PROVED OIL AND GAS RESERVES (UNAUDITED)

                                                            1995         1994
                                                          --------    --------
Future cash inflows                                       $947,000     994,000
Future production and development costs                   (416,000)   (476,000)
Future income tax expenses                                 (83,000)    (71,000)
                                                          --------    --------
   Future net cash flows                                   448,000     447,000
Annual discount for estimated timing of
 cash flows at 10%                                        (147,000)   (128,000)
                                                          --------    --------
   Standardized measure of discounted future
    net cash flows                                        $301,000     319,000
                                                          --------    --------
                                                          --------    --------

           CHANGES RELATING TO STANDARDIZED MEASURE OF DISCOUNTED
                      FUTURE NET CASH FLOWS (UNAUDITED)

                                                            1995        1994
                                                          --------     -------
Sales and transfers of oil and gas
 produced, net of production costs                        $(103,000)  (109,000)
Net changes in prices and production costs                   56,000    (14,000)
Extensions, discoveries, and improved
 recovery, less related costs                                     -          -
Revisions of previous quantity estimates                      5,000     60,000
Accretion of discount 32,000 35,000
Net change in income taxes                                   (8,000)    (3,000)
                                                           ---------   --------
   Net change                                              $(18,000)   (31,000)
                                                           ---------   --------
                                                           ---------   --------


                  AMACAN RESOURCES CORPORATION
                   Consolidated Balance Sheets
               January 31, 1996 and April 30, 1995
                           (Unaudited)

                                        JANUARY 31,   APRIL 30,
     ASSETS                                1996          1995
     ------                             -----------  ----------
Current assets:
  Cash and cash equivalents             $   56,523   $   84,851
  Accounts receivable                        6,439        7,956
  Accounts receivable from operator          6,842       10,755

  Investment in certificate of deposit     454,119      436,686
                                        -----------  ----------

          Total current assets             523,923      540,248
                                        -----------  ----------

Property and equipment, at cost:
  Interest in oil and gas properties,
    full cost method                     3,552,020    3,550,241
  Office furniture and equipment             6,114        6,114
                                        -----------  ----------

                                         3,558,134    3,556,355
  Less accumulated depreciation,
    depletion and amortization           3,333,921    3,305,850
                                        -----------  ----------

          Net property and equipment       224,213      250,505
                                        -----------  ----------

                                        $  748,136   $  790,753
                                        -----------  ----------
                                        -----------  ----------

     LIABILITIES AND STOCKHOLDERS' EQUITY
     ------------------------------------

Current liabilities:
  Accounts payable                      $   40,460   $    1,592
  Payable to operator                        4,612        6,164
  State income taxes payable                 2,000        2,000
  Deferred compensation, current portion    31,512       33,184
                                        -----------  ----------

          Total current liabilities         78,584       42,940

Deferred compensation payable               15,150       38,210

Stockholders' equity:
  Common stock, $.25 par value. Authorized
   8,000,000 shares; issued and outstanding
   2,723,714 shares                        680,929      680,929
  Additional paid-in capital                89,504       89,504
  Retained earnings (deficit)             (116,031)     (60,830)
                                        -----------  ----------

          Total stockholders' equity       654,402      709,603
                                        -----------  ----------

                                       $   748,136   $  790,753
                                        -----------  ----------
                                        -----------  ----------

See accompanying notes to financial statements.


                  AMACAN RESOURCES CORPORATION
              CONSOLIDATED STATEMENTS OF OPERATIONS
  Three Months and Nine Months Ended January 31, 1996 and 1995
                           (Unaudited)

                                  Three Months Ended   Nine Months Ended
                                      January 31,          January 31,
                                 -------------------  -------------------
                                     1996      1995       1996      1995
                                 --------- ---------  --------- ---------
Oil and gas revenues              $ 33,718  $ 46,740  $ 108,850 $ 142,944
                                 --------- ---------  --------- ---------
Cost of operations:
  Depreciation and depletion         8,889    13,134     28,071    38,091
  Operating costs                   14,675    14,476     43,013    43,405
  Production and other taxes         4,162     6,022     14,199    18,850
  General and administrative        56,067    22,220     95,299    59,251
                                 --------- ---------  --------- ---------
                                    83,793    55,852    180,582   159,597
                                 --------- ---------  --------- ---------
  Loss from operations             (50,075)   (9,112)   (71,732)  (16,653)
                                 --------- ---------  --------- ---------
Other income (expense):
  Interest income                    3,750     6,252     17,434    14,922
  Interest expense                    (653)   (1,022)    (1,615)   (2,959)
                                 --------- ---------  --------- ---------
                                     3,097     5,230     15,819    11,963
                                 --------- ---------  --------- ---------
   Loss before taxes               (46,325)   (2,860)   (54,298)   (1,731)
Income tax expense                    -         -          (903)   (1,123)
                                 --------- ---------  --------- ---------
      Net (loss) earnings          (46,325)   (2,860)   (55,201)   (2,854)

Retained earnings (deficit),
  beginning                        (69,706)  (49,442)   (60,830)  (49,448)
                                 --------- ---------  --------- ---------
Retained earnings (deficit),
  ending                         $(116,031) $(52,302) $(116,031)$ (52,302)
                                 --------- ---------  --------- ---------
                                 --------- ---------  --------- ---------
Earnings (loss) per share        $  (.0170) $ (.0010) $  (.0203)$  (.0010)
                                 --------- ---------  --------- ---------
                                 --------- ---------  --------- ---------
Dividends                            None      None       None      None

Average shares outstanding       2,723,714 2,723,714  2,723,714 2,723,714
                                 --------- ---------  --------- ---------
                                 --------- ---------  --------- ---------
Sales of unregistered
  securities                         None      None       None      None

See accompanying notes to financial statements.

                  AMACAN RESOURCES CORPORATION
              CONSOLIDATED STATEMENTS OF CASH FLOWS
           Nine Months Ended January 31, 1996 and 1995
                           (Unaudited)

                                               1996       1995
                                             --------   --------
Cash flows from operating activities:

     Net earnings (loss)                     $(55,201)  $ (2,854)
                                             --------   --------
     Adjustments to reconcile
       net earnings to cash
       provided by operating activities:
          Depreciation, depletion
            and amortization                   28,071     38,091
          (Increase) decrease in
            accounts receivable                 5,430     (4,191)
          Increase (decrease) in
            accounts payable and
            accrued liabilities                35,644      7,637
          Increase (decrease) in
            deferred compensation             (23,060)   (17,177)
                                             --------   --------
          Total adjustments                    46,085     24,360
                                             --------   --------
     Net cash provided (used) by operating
       activities                              (9,116)    21,506
                                             --------   --------
Cash flows from investing activities:
   Capital expenditures                        (1,779)   (11,592)
   Investments in certificate of deposit      (17,433)  (432,949)
                                             --------   --------
     Net cash used in investing activities    (19,212)  (444,541)
                                             --------   --------
Increase (decrease) in cash and
   cash equivalents                           (28,328)  (423,035)

Cash and cash equivalents,
   beginning of year                           84,851    502,861
                                             --------   --------
Cash and cash equivalents,
   end of year                               $ 56,523   $ 79,826
                                             --------   --------
                                             --------   --------

See accompanying notes to financial statements.

                  AMACAN RESOURCES CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    January 31, 1996 and 1995
                           (Unaudited)

NOTE A -- BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and
     Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended January 31, 1996 are not necessarily indicative of the results that may be expected for the year ended April 30, 1996. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the year ended April 30, 1995.

NOTE B -- SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     The Company paid cash of $1,615 and $903 during the period ended January 31, 1996 for interest and income taxes, respectively.

     For the same period ended January 31, 1995, the Company paid cash of $2,959 for interest and $1,123 for taxes.


NOTE C -- SUBSEQUENT EVENT

     On January 23, 1996, the Company entered into an Agreement and Plan of Reorganization (the "Agreement") among the Company, Spire Technologies, Inc. ("Spire"), Spire Technologies Systems Division, Inc. ("Spire Systems," and collectively with Spire, the "Spire Companies") and the holders of all of the capital stock of the Spire Companies, pursuant to which, among other things, the Company will acquire all of the outstanding shares of the Spire Companies in exchange for the issuance of an aggregate of 3,501,883 shares of the Company's Common Stock (which will represent approximately 90% of the outstanding shares of the Company's Common Stock following the transaction). The Agreement and transactions contemplated thereby are subject to certain conditions, including the approval of the Company's shareholders.

                  AMACAN RESOURCES CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    January 31, 1996 and 1995
                           (Unaudited)

NOTE C -- SUBSEQUENT EVENT, CONTINUED

     The Spire Companies operate together as a value added reseller of network computer systems and components, a developer and seller of certain office automation software products and a "service and value added reseller" and distributer of software developed by third parties. Accordingly, if the transactions contemplated by the Agreement are consummated, the principal business and operations of the Company will become the business and operations presently conducted by the Spire Companies and will be substantially different than the current business and operations of the Company.

                         SPIRE TECHNOLOGIES, INC.
                AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.


                      COMBINED FINANCIAL STATEMENTS

                         APRIL 30, 1995 AND 1994


                (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                        INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders of
Spire Technologies, Inc. and Spire Technologies Systems
Division, Inc.:


We have audited the accompanying combined balance sheets of Spire
Technologies, Inc. and Spire Technologies Systems Division, Inc. as of April 30, 1995 and 1994, and the related combined statements of income, stockholders' equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Spire Technologies, Inc. and Spire Technologies Systems Division, Inc. as of April 30, 1995 and 1994, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                     -----------------------------
                                         KPMG Peat Marwick LLP

Salt Lake City, Utah
January 5, 1996

                         SPIRE TECHNOLOGIES, INC.
               AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                       Combined Balance Sheets

                                       (UNAUDITED)
                                        JANUARY 31,      APRIL 30,        APRIL 30,
                ASSETS                     1996            1995             1994
                                       -----------      ----------       ---------
Current assets:
  Cash                                 $ 1,285,511         766,247         493,460
  Accounts receivable                    2,528,569       1,524,948         879,007
  Other current assets                      18,294          17,410          26,518
  Deferred tax assets (note 3)              11,310          39,041          27,468
                                       -----------       ---------       ---------
         Total current assets            3,843,684       2,347,646       1,426,453

Fixed assets:

  Land                                      36,021          36,021          36,021
  Buildings                                250,489         250,489         250,489
  Furniture and equipment                  427,317         372,669         258,274
  Transportation equipment                  11,516          11,516          11,516
  Accumulated depreciation                (241,023        (202,484)       (161,428)
                                       -----------       ---------       ---------
         Net fixed assets                  484,320         468,211         394,872
                                       -----------       ---------       ---------
                                        $4,328,004       2,815,857       1,821,325
                                       -----------       ---------       ---------
                                       -----------       ---------       ---------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

   Notes payable to bank (note 2)       $    3,722          --              --

   Current portion of long-term debt
    (note 2)                                 7,560          87,527          50,912

   Accounts payable                      1,700,748         998,115         541,811

   Accrued liabilities                     210,095         360,388          55,370

   Income taxes payable (note 3)           384,073          32,154          12,737

   Deferred maintenance revenue            853,946         686,194         522,050
                                       -----------       ---------       ---------
          Total current liabilities       3,160,144       2,164,378      1,182,880
                                       -----------       ---------       ---------

Long-term liabilities:

   Long-term debt, excluding
    current portion (note 2)               217,682         223,412         307,755

   Deferred tax liability (note 3)          45,549           4,773           6,131
                                       -----------       ---------       ---------
 Total long-term liabilities               263,231         228,185         313,886
                                       -----------       ---------       ---------
 Stockholders' equity (note 5):

   Spire Technologies, Inc.

      Common stock, $.01 par value.
       Authorized and issued 100,000
       shares                                1,000           1,000           1,000

      Additional paid-in capital            73,200           7,410           7,410

      Treasury stock, 12,614 shares,
       at cost                            (126,140)       (170,000)       (170,000)

   Spire Technologies Systems
    Division, Inc.

      Common stock, no par value.
       Authorized 1,000,000 shares;
       issued and outstanding
       100,000 shares                        1,000           1,000           1,000

   Combined retained earnings              955,569         583,884         485,149
                                       -----------       ---------       ---------
          Total stockholders' equity       904,629         423,294         324,559

Commitments and contingencies
 (notes 4 and 7)
                                       -----------       ---------       ---------
                                        $4,328,004       2,815,857       1,821,325
                                       -----------       ---------       ---------
                                       -----------       ---------       ---------


See accompanying notes to combined financial statements.

                           SPIRE TECHNOLOGIES, INC.
                 AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                         Combined Statements of Income


             Nine months ended January 31, 1996 and 1995 (Unaudited)
                     and years ended April 30, 1995 and 1994


                                    (UNAUDITED)     (UNAUDITED)
                                    JANUARY 31,      JANUARY 31,    APRIL 30,     APRIL 30,
                                       1996             1995          1995          1994
                                    -----------      ---------     ---------     ----------
Revenues:
   Software licenses and
    maintenance                     $ 6,018,605      3,545,896     5,356,572     3,136,919

   Hardware sales and service         4,553,858      3,641,009     4,318,111     2,906,492
                                    -----------      ---------     ---------     ---------
       Total revenues                10,572,463      7,186,905     9,674,683     6,043,411
                                    -----------      ---------     ---------     ---------


Cost of sales:
   Software licenses and
    maintenance                       2,605,631      1,875,896     2,879,943     1,441,133

   Hardware sales and service         3,958,663      3,195,810     3,734,132     2,525,896
                                    -----------      ---------     ---------     ---------


       Total cost of sales            6,564,294      5,071,706     6,614,075     3,967,029
                                    -----------      ---------     ---------     ---------

       Gross profit                   4,008,169      2,115,199     3,060,608     2,076,382


Selling, general, and
 administrative expenses              3,405,747      2,053,560     2,927,081     2,032,513
                                    -----------      ---------     ---------     ---------


       Income from operations           602,422         61,639       133,527        43,869

Other income (expense):

   Interest income                       17,678          6,047        10,272         8,812
   Interest expense                     (16,418)       (22,713)      (28,348)      (25,517)
   Other income                           5,696         29,432        29,772          --
                                    -----------      ---------     ---------     ---------

       Total other income
        (expense)                         6,956         12,766        11,696       (16,705)
                                    -----------      ---------     ---------     ---------

       Income before taxes              609,378         74,405       145,223        27,164


       Income tax expense
        (note 3)                        237,693         29,762        46,488         8,931
                                    -----------      ---------     ---------     ---------


       Net income                     $ 371,685         44,643        98,735        18,233
                                    -----------      ---------     ---------     ---------
                                    -----------      ---------     ---------     ---------


       Net income per common
        share                         $    2.03           0.24          0.54          0.10
                                    -----------      ---------     ---------     ---------
                                    -----------      ---------     ---------     ---------



See accompanying notes to combined financial statements.

                          SPIRE TECHNOLOGIES, INC.
                AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                 COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

               NINE MONTHS ENDED JANUARY 31, 1996 (UNAUDITED)
                  AND YEARS ENDED APRIL 30, 1995 AND 1994

                                                  STI                             TOTAL
                             STI      STSDI   ADDITIONAL                          STOCK-
                            COMMON   COMMON    PAID-IN     TREASURY   RETAINED   HOLDERS'
                            STOCK    STOCK     CAPITAL      STOCK     EARNINGS    EQUITY
                            ------   ------   ----------   --------   --------   -------
Balances at April 30, 1993  $1,000       --     7,410           --     466,916   475,326
Stock issuance                  --    1,000        --           --          --     1,000
Stock repurchase                --       --        --     (170,000)         --  (170,000)
Net income                      --       --        --           --      18,233    18,233
                            ------   ------   -------      --------   --------   -------
Balances at April 30, 1994   1,000    1,000     7,410     (170,000)    485,149   324,559
Net income                      --       --        --           --      98,735    98,735
                            ------   ------   -------      --------   --------   -------
Balances at April 30,1995   $1,000    1,000     7,410     (170,000)    583,884   423,294
Issuance of treasury shares     --       --    65,790       43,860          --   109,650
Net income                      --       --        --           --     371,685   371,685
                            ------   ------   -------      --------   --------   -------
Balances at January 31,1996
  (Unaudited)               $1,000    1,000    73,200     (126,140)    955,569   904,629


See accompanying notes to combined financial statements.

                          SPIRE TECHNOLOGIES, INC.
                AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                      COMBINED STATEMENTS OF CASH FLOWS

               NINE MONTHS ENDED JANUARY 31, 1996 (UNAUDITED)
                  AND YEARS ENDED APRIL 30, 1995 AND 1994

                                                 (Unaudited)   (Unaudited)
                                                 January 31,   January 31,  April 30,   April 30,
                                                  1996         1995           1995        1994
                                                 ---------     ----------   --------    --------
Cash flows from operating activities:
   Net income                                    $ 371,685       44,643     98,735      18,233
   Adjustments to reconcile net income to net
      cash provided by operating activities:
         Deferred taxes                             68,507        1,357    (12,931)     12,249
         Depreciation                               38,539       29,515      41,056     37,313
         Decrease (increase) in assets:
         Accounts receivable                    (1,003,621)  (1,483,060)   (645,941)   368,801
         Other current assets                         (884)       5,134       9,108    (26,518)
      Increase (decrease) in liabilities:
         Accounts payable                          702,633      742,088     456,304   (304,540)
         Accrued liabilities                      (150,293)     315,437     305,018     20,929
         Income taxes payable                      351,919        6,813      19,417     (2,135)
         Deferred maintenance revenue              167,752      113,402     164,144     89,877
                                                 ---------   ----------    --------   --------
Net cash provided by (used in) operating
activities                                         546,237     (224,671)    434,910    214,209
                                                 ---------   ----------    --------   --------
Cash flows from investing activities--purchase
   of fixed assets                                 (54,648)     (24,106)   (114,395)   (25,123)
                                                 ---------   ----------    --------   --------
Cash flows from financing
activities:
   Proceeds from issuance of stock                 109,650           --          --      1,000
   Net borrowings on note payable to bank            3,722           --          --    (13,166)
   Principal payments of long-term debt            (85,697)     (50,912)   (176,167)   (52,167)
                                                 ---------   ----------    --------   --------
   Proceeds from long-term debt issuance                --       15,960     128,439        --
     Net cash used in financing activities          27,675      (34,952)   (47,728)    (64,333)
                                                 ---------   ----------    --------   --------
Net increase (decrease) in cash                    519,264     (283,729)    272,787    124,753
Cash at beginning of year                          766,247      493,460     493,460    368,707
                                                 ---------   ----------    --------   --------
Cash at end of year                            $ 1,285,511      209,731     766,247    493,460
                                                 ---------   ----------    --------   --------
                                                 ---------   ----------    --------   --------
SUPPLEMENTAL DISCLOSURES OF CASH
FLOW INFORMATION
Cash paid for interest                            $ 16,218       22,713      28,348     25,517
Cash paid for income taxes                             --        23,832      23,832     17,705


See accompanying notes to combined financial statements.

                        SPIRE TECHNOLOGIES, INC.
              AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                 Notes to Combined Financial Statements

                        April 30, 1995 and 1994

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      DESCRIPTION OF BUSINESS

      Spire Technologies, Inc. and Spire Technologies Systems Division, Inc., are resellers of computer software and hardware, and also provide technical support for certain software. Their customers consist of business and governmental entities, geographically dispersed throughout the United States. As a reseller, the Company is dependent upon third party suppliers. Over seventy percent of the Company's revenues are derived from products it obtains from three suppliers.

      PRINCIPLES OF COMBINATION

      The combined financial statements include the financial statements of Spire Technologies, Inc. (Spire Technologies or STI) and Spire Technologies Systems Division, Inc. (STSDI) (the Companies). The Companies operate under the direction of the same management team and the ownership of the two entities is controlled by the same individuals. STSDI has no employees. All work is performed by Spire Technologies and a management fee is charged for the services provided. All significant intercompany balances and transactions have been eliminated in combination.

      CASH EQUIVALENTS

      Cash equivalents of $766,247 and $493,460 at April 30, 1995 and 1994, respectively, consist of deposits at financial institutions. For purposes of the combined statements of cash flows, the Companies consider all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

      FIXED ASSETS

      Fixed assets are stated at cost. Depreciation of fixed assets is computed on the straight-line method over the estimated useful lives of individual classes of assets. The estimated useful lives of the individual classes of assets are as follows:


               Buildings                                40 years
               Furniture and equipment                3-10 years
               Transportation equipment                  5 years

                        SPIRE TECHNOLOGIES, INC.
              AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                 Notes to Combined Financial Statements

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      REVENUE RECOGNITION

      Revenue from the sale of software licenses and hardware sales is recognized at the time of delivery. Revenue from maintenance contracts and customer service is recognized as the service is performed. Deferred maintenance revenue consists of payments received on software maintenance contracts and recorded as revenue over the period of the contract, which is typically one year.

      INCOME TAXES

      Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      INCOME PER SHARE

      Per share amounts are computed by dividing net income by the weighted average number of common shares outstanding. There were 183,461, 183,000, 183,000 and 190,499 weighted average common shares outstanding at January 31, 1996, January 31, 1995, April 30, 1995 and April 30, 1994, respectively.

      USE OF ESTIMATES

      Management of the Companies has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these combined financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

      UNAUDITED COMBINED FINANCIAL STATEMENTS

      In the opinion of management, the unaudited combined financial statements as of January 31, 1996 and for the nine months ended January 31, 1996 and 1995, reflect all adjustments that include only normal and recurring items necessary to present fairly the financial position and results of operations for such periods. Results of operations for interim periods are not necessarily indicative of results that might be achieved for the entire year.

                        SPIRE TECHNOLOGIES, INC.
              AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                 Notes to Combined Financial Statements

(2)   NOTE PAYABLE TO BANK AND LONG-TERM DEBT

      Spire Technologies has available with a commercial bank an unsecured line of credit agreement totaling $75,000. The line of credit bears interest at prime plus two percent and expires March 23, 1996.

      Long-term debt at April 30, 1995 and 1994, consisted of the following:


                                                             1995      1994
                                                          ---------   -------
  8.75% first mortgage payable in monthly installments
   of $1,385, including interest, secured by the
   Company's land and building with a book value of
   $261,495 at April 30, 1995                             $     --    128,033

  8.25% first mortgage payable in monthly installments
   of $1,173, including interest, with final payment of
   $107,417 due July 15, 1999, secured by the Company's
   land and building with a book value of $261,495 at
   April 30, 1995                                          125,755         --

  8.70% SBA loan payable in monthly installments of
   $1,078, including interest, secured by the Company's
   land and building with a book value of $261,495 at
   April 30, 1995                                          104,754    107,736

  5% simple interest loan payable in monthly
   installments of 1.4% of the Spire Technologies gross
   margin from the prior month, secured by common stock
   of Spire Technologies                                    80,430    122,898
                                                         ---------    -------
       Total long-term debt                                310,939    358,667

  Less current portion                                      87,527     50,912
  Long-term debt, excluding current portion               $223,412    307,755
                                                          ---------   -------
                                                          ---------   -------

                        SPIRE TECHNOLOGIES, INC.
              AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                 Notes to Combined Financial Statements

(2)   NOTE PAYABLE TO BANK AND LONG-TERM DEBT (continued)

      Aggregate maturities of long-term debt are as follows:


          Year ended April 30:
                         1996                          $ 87,527
                         1997                             7,721
                         1998                             8,400
                         1999                             9,139
                         2000                           112,877
                         Thereafter                      85,275
                                                       --------
                                                       $310,939
                                                       --------
                                                       --------

(3)   INCOME TAXES

      Income tax expense consists of:

                                                   CURRENT    DEFERRED   TOTAL
                                                   --------   --------   ------
           Year ended April 30, 1995:
             Federal                               $ 50,242   (11,273)   38,969
             State                                    9,177    (1,658)    7,519
                                                   --------   -------    ------
                                                   $ 59,419   (12,931)   46,488
                                                   --------   -------    ------
                                                   --------   -------    ------
           Year ended April 30, 1994:
             Federal                               $ (3,179)   10,679     7,500
             State                                     (139)    1,570     1,431
                                                   --------   -------    ------
                                                   $ (3,318)   12,249     8,931
                                                   --------   -------    ------
                                                   --------   -------    ------

      Actual income tax expense differs from the "expected" tax expense (computed by applying the U.S. federal corporate income tax rate of 34 percent to income before income taxes) as follows:


                                                     1995       1994
                                                   --------   -------
            Computed "expected" tax expense        $ 49,376     9,236
            Increase (decrease) in income taxes
              resulting from:
                State income taxes, net of
                 federal tax benefit                  4,963       840
                Other                                (7,851)   (1,145)
                                                   --------   -------
            Income taxes                           $ 46,488     8,931
                                                   --------   -------
                                                   --------   -------

                        SPIRE TECHNOLOGIES, INC.
              AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                 Notes to Combined Financial Statements

(3)   INCOME TAXES (continued)

      The tax effects of temporary differences that give rise to current deferred tax assets and noncurrent deferred tax liabilities at June 30, 1995 and 1994, are presented below:

                                                       1995      1994
                                                     --------   -------
         Current deferred tax assets:
           Vacation accrual                           $ 9,232    7,435
           Allowance for bad debts                     29,809   20,033
                                                      -------   ------
             Total current deferred tax assets        $39,041   27,468
                                                      -------   ------
                                                      -------   ------
         Noncurrent deferred tax liability -- tax
          depreciation in excess of book depreciation $ 4,773    6,131
                                                      -------   ------
                                                      -------   ------

      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more than likely than not the Companies will realize the benefits of these deductible differences.


(4)   LEASES

      The Companies have several operating leases for office space and equipment, all of which have terms of one year or less. The Companies incurred rent expenses of $19,973 and $-0- for the years ended April 30, 1995 and 1994, respectively. The Companies anticipate renewing these leases under options clauses in the agreements. Rent expense under these options clauses for 1996 would be $66,174.

                        SPIRE TECHNOLOGIES, INC.
              AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                 Notes to Combined Financial Statements

(5)   STOCK RESTRICTION AGREEMENT

      Spire Technologies has entered into an agreement with each of its stockholders that places certain restrictions on the transfer of common stock by the stockholders. In general, in the event of a proposed transfer of stock, the agreement provides Spire Technologies with the first right of refusal to purchase the shares proposed for transfer. If Spire Technologies declines to purchase the shares, other stockholders may acquire the shares not acquired by Spire Technologies. If neither Spire Technologies nor other stockholders exercise the right to purchase the shares, the individual may transfer the shares to a third party with the prior written consent of 75 percent of the issued and outstanding stock of Spire Technologies. These restrictions would be eliminated in conjunction with the business combination described in note 7.


(6)   RETIREMENT PLAN

      Spire Technologies has a qualified defined contribution retirement plan under Section 401(k) of the Internal Revenue Code. The Plan covers all employees who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pretax basis. In addition, employer contributions are made at the discretion of the Board of Directors. Participants are fully vested at all times in employee contributions. Employer contributions vest over a six-year period. Employer contributions of $11,545 and $6,001 were made for the years ended April 30, 1995 and 1994, respectively.


(7)   SUBSEQUENT EVENTS

      In January 1996, the Companies entered into an agreement and plan of reorganization with Amacan Resources Corporation (Amacan) that when consummated will result in a business combination wherein the Companies will become wholly owned subsidiaries of Amacan. Since 1974, Amacan has been almost exclusively engaged as a participant with others in oil and gas operations and development. Amacan's principal assets are working interests in producing oil and gas wells and options or rights to participate in the drilling of additional wells.

                        SPIRE TECHNOLOGIES, INC.
              AND SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC.

                 Notes to Combined Financial Statements


(7)   SUBSEQUENT EVENTS (continued)

      At the closing of the business combination, (a) the 389,102 shares of Amacan's common stock previously outstanding (as adjusted for a reverse stock split) will remain outstanding and (b) Amacan will issue an additional 3,501,883 shares of its common stock for all of the issued and outstanding shares of the Companies' common stock. The business combination will be treated for accounting purposes as a "reverse merger" wherein the Companies will be shown as the acquiring company even though Amacan will issue its common shares to acquire the Companies because the stockholders of the Companies will have the significant majority of the outstanding common stock after the combination, and management of the Companies will become the management of the combined Companies. The business combination will be accounted for as a purchase transaction with the net assets of Amacan being recorded at their fair value at the date of closing and operating results of Amacan prior to the business combination will not be included with the historical operating results of the Companies.

      The following unaudited proforma financial information presents the combined results of operations of the Companies and Amacan as if the acquisition had occurred as of May 1, 1993. The proforma financial information does not necessarily reflect the results of operations that would have occurred had the Companies and Amacan constituted a single entity during such periods.


                           Nine months
                              ended          Years ended April 30,
                            January 31,     -----------------------
                               1996           1995          1994
                           ------------     ---------     ---------
      Net sales            $ 10,681,313     9,862,216     6,231,833
      Net income                339,984       127,258        31,242
      Net income per share          .09           .04           .01


      In December 1995, Spire Technologies adopted an employee stock option plan for which 12,000 shares (pre merger) of its common stock have been reserved for issuance under the plan. A total of 8,155 options (pre merger) were granted, at a price of $44 per share upon adoption of the plan.